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                      NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                    (Trustee)

                                       and

                            FIRST UNION NATIONAL BANK

                              (Trust Administrator)



                         POOLING AND SERVICING AGREEMENT

                           Dated as of March 30, 1998

                                 $350,280,200.18

                       Mortgage Pass-Through Certificates
                                  Series 1998-6


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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONSSection 1.01.
                      Definitions..............................................
Section 1.02.         Acts of Holders..........................................
Section 1.03.         Effect of Headings and Table of Contents.................
Section 1.04.         Benefits of Agreement....................................

                                   ARTICLE II

       CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF THE
                                  CERTIFICATES

Section 2.01.         Conveyance of Mortgage Loans.............................
Section 2.02.         Acceptance by Trust Administrator........................
Section 2.03.         Representations and Warranties of the
                      Master Servicer and the Seller...........................
Section 2.04.         Execution and Delivery of Certificates...................
Section 2.05.         Designation of Certificates; Designation of..............

                                   ARTICLE III

       ADMINISTRATION OF THE TRUST ESTATE: SERVICING OF THE MORTGAGE
                                     LOANS

Section 3.01.         Certificate Account......................................
Section 3.02.         Permitted Withdrawals from the Certificate Account.......
Section 3.03.         Advances by Master Servicer and Trust Administrator......
Section 3.04.         Trust Administrator to Cooperate;........................
Section 3.05.         Reports to the Trustee and Trust Administrator
                      Annual Compliance Statements.............................
Section 3.06.         Title, Management and Disposition of Any REO
                      Mortgage Loan............................................
Section 3.07.         Amendments to Servicing Agreements,......................
Section 3.08.         Oversight of Servicing...................................
Section 3.09.         Termination and Substitution of Servicing  Agreements....
Section 3.10.         Application of Net Liquidation Proceeds..................
Section 3.11.         1934 Act Reports.........................................

                                   ARTICLE IV

              DISTRIBUTIONS IN RESPECT OF CERTIFICATES; PAYMENTS TO
            CERTIFICATEHOLDERS; STATEMENTS AND REPORTS

Section 4.01.         Distributions............................................
Section 4.02.         Allocation of Realized Losses............................
Section 4.03.         Paying Agent.............................................
Section 4.04.         Statements to Certificate holders;.......................
Section 4.05.         Reports to Mortgagors and the Internal Revenue Service...
Section 4.06.         Calculation of Amounts; Binding Effect of Interpretations
                      and Actions of Master Servicer...........................

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01.         The Certificates.........................................
Section 5.02.         Registration of Certificates.............................
Section 5.03.         Mutilated, Destroyed, Lost or Stolen Certificates........
Section 5.04.         Persons Deemed Owners....................................
Section 5.05.         Access to List of Certificateholders' Name
                      and Addresses............................................
Section 5.06.         Maintenance of Office or Agency..........................
Section 5.07.         Definitive Certificates..................................
Section 5.08.         Notices to Clearing Agency...............................

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01.         Liability of the Seller and the Master Servicer..........
Section 6.02.         Merger or Consolidation of the Seller or the Master
                      Servicer.................................................
Section 6.03.         Limitation on Liability of the Seller,
                      the Master Servicer nd Others............................
Section 6.04.         Resignation of the Master Servicer.......................
Section 6.05.         Compensation to the Master Servicer......................
Section 6.06.         Assignment or Delegation of Duties by Master
                      Servicer.................................................
Section 6.07.         Indemnification of Trustee, Trust Administrator and
                      Seller by Master Servicer................................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01.         Events of Default........................................
Section 7.02.         Other Remedies of Trustee................................
Section 7.03.         Directions by Certificateholders and.....................
Section 7.04.         Action upon Certain Failures of the......................
Section 7.05.         Trust Administrator to Act; Appointment of
                      Successor................................................
Section 7.06.         Notification to Certificateholders.......................

                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01.         Duties of Trustee and Trust Administrator................
Section 8.02.         Certain Matters Affecting the Trustee and
                      the Trust Administrator..................................
Section 8.03.         Neither Trustee nor Trust Administrator
                      Required to Make Investigation...........................
Section 8.04.         Neither Trustee nor Trust Administrator
                      Liable for Certificates or Mortgage Loans................
Section 8.05.         Trustee and Trust Administrator May Own
                      Certificates.............................................
Section 8.06.         The Master Servicer to Pay Fees and Expenses.............
Section 8.07.         Eligibility  Requirements................................
Section 8.08.         Resignation and Removal..................................
Section 8.09.
                      Successor................................................
Section 8.10.         Merger or Consolidation..................................
Section 8.11.         Authenticating Agent.....................................
Section 8.12.         Separate Trustees and  Co-Trustees.......................
Section 8.13.         Appointment of Custodians................................
Section 8.14.         Tax Matters; Compliance with REMIC Provisions............
Section 8.15.         Monthly Advances.........................................

                                   ARTICLE IX

                                   TERMINATION

Section 9.01.         Termination upon Purchase by the.........................
Section 9.02.         Additional Termination Requirements......................

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS
Section 10.01.        Amendment................................................
Section 10.02.        Recordation of Agreement.................................
Section 10.03.        Limitation on Rights of Certificateholders...............
Section 10.04.        Governing Law;Jurisdiction...............................
Section 10.05.        Notices..................................................
Section 10.06.        Severability of Provisions...............................
Section 10.07.        Special Notices to Rating Agencies.......................
Section 10.08.        Covenant of Seller.......................................
Section 10.09.        Recharacterization.......................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01.        Class A Fixed Pass-Through Rate..........................
Section 11.02.        Cut-Off Date.............................................
Section 11.03.        Cut-Off Date Aggregate Principal Balance.................
Section 11.04.        Original Class A Percentage..............................
Section 11.05.        Original Principal Balances of the Classes
                      of Class A Certificates..................................
Section 11.05(a).     Original Class A-5 Notional Amount.......................
Section 11.06.        Original Class A Non-PO Principal Balance................
Section 11.07.        Original Subordinated Percentage.........................
Section 11.08.        Original Class B-1 Percentage............................
Section 11.09.        Original Class B-2 Percentage............................
Section 11.10.        Original Class B-3 Percentage............................
Section 11.11.        Original Class B-4 Percentage............................
Section 11.12.        Original Class B-5 Percentage............................
Section 11.13.        Original Class B-6 Percentage............................
Section 11.14.        Original Class B Principal Balance.......................
Section 11.15.        Original Principal Balances of the Classes
                      of Class B Certificates..................................
Section 11.16.        Original Class B-1 Fractional Interest...................
Section 11.17.        Original Class B-2 Fractional Interest...................
Section 11.18.        Original Class B-3 Fractional Interest...................
Section 11.19.        Original Class B-4 Fractional Interest...................
Section 11.20.        Original Class B-5 Fractional Interest...................
Section 11.21.        Closing  Date............................................
Section 11.22.        Right to Purchase........................................
Section 11.23.        Wire Transfer Eligibility................................
Section 11.24.        Single Certificate.......................................
Section 11.25.        Servicing Fee Rate.......................................
Section 11.26.        Master Servicing Fee Rate................................






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                                      EXHIBITS
EXHIBIT A-1        -         Form of Face of Class A-1 Certificate
EXHIBIT A-2        -         Form of Face of Class A-2 Certificate
EXHIBIT A-3        -         Form of Face of Class A-3 Certificate
EXHIBIT A-4        -         Form of Face of Class A-4 Certificate
EXHIBIT A-5        -         Form of Face of Class A-5 Certificate
EXHIBIT A-6        -         Form of Face of Class A-6 Certificate
EXHIBIT A-7        -         Form of Face of Class A-7 Certificate
EXHIBIT A-8        -         Form of Face of Class A-8 Certificate
EXHIBIT A-9        -         Form of Face of Class A-9 Certificate
EXHIBIT A-10       -         Form of Face of Class A-10 Certificate
EXHIBIT A-11       -         Form of Face of Class A-11 Certificate
EXHIBIT A-12       -         Form of Face of Class A-12 Certificate
EXHIBIT A-13       -         Form of Face of Class A-13 Certificate
EXHIBIT A-14       -         Form of Face of Class A-14 Certificate
EXHIBIT A-15       -         Form of Face of Class A-15 Certificate
EXHIBIT A-16       -         Form of Face of Class A-16 Certificate
EXHIBIT A-PO       -         Form of Face of Class A-PO Certificate
EXHIBIT A-R        -         Form of Face of Class A-R Certificate
EXHIBIT A-LR       -         Form of Face of Class A-LR Certificate
EXHIBIT B-1        -         Form of Face of Class B-1 Certificate
EXHIBIT B-2        -         Form of Face of Class B-2 Certificate
EXHIBIT B-3        -         Form of Face of Class B-3 Certificate
EXHIBIT B-4        -         Form of Face of Class B-4 Certificate
EXHIBIT B-5        -         Form of Face of Class B-5 Certificate
EXHIBIT B-6        -         Form of Face of Class B-6 Certificate
EXHIBIT C          -         Form of Reverse of Series 1998-6 Certificates
EXHIBIT D          -         Reserved
EXHIBIT E          -         Custodial Agreement
EXHIBIT F-1        -         Schedule of Mortgage Loans Serviced by Norwest
                             Mortgage from locations other than Frederick,
                             Maryland
EXHIBIT  F-2       -         Schedule  of  Mortgage  Loans  Serviced  by
                             Norwest  Mortgage  in
                             Frederick  Maryland
EXHIBIT F-3        -         Schedule of Mortgage  Loans Serviced by Other
                             Servicers
EXHIBIT G                    Request  for  Release

EXHIBIT H          -         Affidavit  Pursuant  to Section 860E(e)(4) of the
                             Internal Revenue Code of 1986, as amended, and for
                             Non-ERISA Investors
EXHIBIT I          -         Letter from Transferor of Residual Certificates
EXHIBIT J          -         Transferee's Letter (Class [A-PO][B-4] [B-5]
                            [B-6] Certificates)
EXHIBIT K          -         Transferee's Letter (Class [A-16][B-1] [B-2]
                             [B-3] Certificates)
EXHIBIT L          -         Servicing Agreements
EXHIBIT M          -         Form of Special Servicing Agreement

     This Pooling and Servicing Agreement, dated as of March 30, 1998 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee and FIRST UNION NATIONAL BANK, as Trust Administrator.


                                WITNESSETH THAT:

     In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions.

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

     Accretion Termination Date: For the (A) Class A-11 Certificates will be the earlier of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class A-6, Class A-7, Class A-8 and Class A-16 Certificates have been reduced to zero or (ii) the Cross-Over Date, (B) Class A-12 Certificates will be the earlier of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class A-9, Class A-10 and Class A-13 Certificates have been reduced to zero or (ii) the Cross-Over Date and (C) Class A-13 Certificates will be the earlier of (i) the Distribution Date following the Distribution Date on which the Principal Balances of the Class A-9, Class A-10 and Class A-12 Certificates have been reduced to zero or
(ii) the Cross-Over Date.

     Accrual Certificates: The Class A-11 Certificates, Class A-12 Certificates and Class A-13 Certificates.

     Accrual Distribution Amount: As to any Distribution Date prior to the applicable Accretion Termination Date and any Class of Accrual Certificates, an amount equal to the sum of (i) the Class A Interest Percentage of such Class of Accrual Certificates of the Current Class A Interest Distribution Amount and
(ii) the Class A Interest Shortfall Percentage of such Class of Accrual Certificates of the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph second of Section 4.01(a)(i) on such Distribution Date. As to any Distribution Date on or after the applicable Accretion Termination Date, zero.

     Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

     Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a)(i) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

     Aggregate Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a)(i) on such Distribution Date.

     Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for all the Classes of Class A Certificates.

     Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

     Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

     Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

     Authenticating  Agent:  Any  authenticating  agent  appointed  by the Trust
Administrator   pursuant  to  Section   8.11.   There  shall   initially  be  no
Authenticating Agent for the Certificates.

     Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

     Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

     Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

     Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $100,000 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

     Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

     Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-6
Certificates,   Class  A-7  Certificates,  Class  A-8  Certificates,  Class  A-9
Certificates,  Class  A-10  Certificates,  Class A-11  Certificates,  Class A-12
Certificates, Class A-13 Certificates and Class A-15 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

     Certificate:  Any one of the Class A Certificates or Class B Certificates.

     Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

     Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trust Administrator.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

     Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

     Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14
Certificates, Class A-15 Certificates, Class A-16 Certificates, Class A-PO Certificates Class A-R Certificate or Class A-LR Certificate.

   Class A Certificateholder: The registered holder of a Class A Certificate.

     Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-5, Class A-11, Class A-12, Class A-13, Class A-14 and Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i). As to the Class A-11, Class A-12 and Class A-13 Certificates, (a) as to any Distribution Date prior to the applicable Accretion Termination Date, the amount distributable to the related Class of Accrual Certificates pursuant to the provisos in Paragraphs first and second of
Section 4.01(a)(i) and Paragraph third clause (A) of Section 4.01(a)(i) and (b) as to any Distribution Date on or after the applicable Accretion Termination Date, the amount distributable to the related Class of Accrual Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a)(i). As to the Class A-5 Certificates, the amount distributable to such Class pursuant to Paragraphs first and second of Section 4.01(a)(i). As to the Class A-14 Certificates, the amount distributable to such Class pursuant to Paragraph third clause (A) of Section 4.01(a)(i). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a)(i) on such Distribution Date.

     Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

     Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

     Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

     Class A Interest Shortfall Amount: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a)(i) including, in the case of a Class of Accrual Certificate prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (i) of the definition thereof.

     Class A Interest Shortfall Percentage: As to any Distribution Date and any Class of Class A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Class A Unpaid Interest Shortfall, in each case determined as of the Business Day preceding the applicable Distribution Date.

     Class A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Principal Balances of the Class A Certificates (other than the Accrual Certificates and the Class A-PO Certificates) and (ii) with respect to each Class of Accrual Certificates, the lesser of the Principal Balance of such Class of Accrual Certificates and the Original Principal Balance of such Class of Accrual Certificates.

     Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Principal Balance of such Class (or, in the case of a Class of Accrual Certificates, the Original Principal Balance of such Class, if lower) by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

     Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfall and (iii) the Class A Non-PO Optimal Principal Amount.

     Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

                   (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph third clause (A) of Section 4.01(a)(i).

     Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

     Class A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the sum of the applicable Accrual Distribution Amounts, if any, with respect to such Distribution Date and (ii) the Class A Non-PO Principal Amount with respect to such Distribution Date.

     Class A Pass-Through Rate: As to the Class A-4, Class A-5, Class A-11 and Class A-15 Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-1 Certificates 6.650%. As to the Class A-2 Certificates 6.350%. As to the Class A-3 Certificates 6.500%. As to the Class A-9 Certificates 6.900%. As to the Class A-10 Certificates 7.065%. As to the Class A-12 and Class A-13 Certificates 7.000%. As to the Class A-6, Class A-7, Class A-8 and Class A-16 Certificates, the Class A-6 Pass-Through Rate, the Class A-7 Pass-Through Rate, the Class A-8 Pass-Through Rate and the Class A-16 Pass-Through Rate, respectively. The Class A-14 and Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

     Class A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

     Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in March 2003, 100%. As to any Distribution Date subsequent to March 2003 to and including the Distribution Date in March 2004, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2004 to and including the Distribution Date in March 2005, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2005 to and including the Distribution Date in March 2006, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2006 to and including the Distribution Date in March 2007, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to March 2007, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the March preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including April 2003 and March 2004 (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including April 2004 and March 2005,
(3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including April 2005 and March 2006, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including April 2006 and March 2007, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after April 2007. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

     Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13
Certificates, Class A-14 Certificates, Class A-15 Certificates, Class A-16 Certificates, Class A-PO Certificates, Class A-R Certificate and Class A-LR Certificate.

     Class A Unpaid Interest Shortfall: As to any Distribution Date and Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class (or in the case of a Class of Accrual Certificates prior to the applicable Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause
(ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a)(i).

     Class A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

     Class  A-1  Certificateholder:   The  registered  holder  of  a  Class  A-1
Certificate.

     Class A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

     Class  A-2  Certificateholder:   The  registered  holder  of  a  Class  A-2
Certificate.

     Class A-3 Certificate: Any one of the Certificates executed by th Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

     Class A-3  Certificateholder:   The  registered  holder  of  a  Class  A-3
Certificate.

     Class A-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

     Class A-4  Certificateholder:   The  registered  holder  of  a  Class  A-4
Certificate.

     Class A-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

     Class A-5  Certificateholder:   The  registered  holder  of  a  Class  A-5
Certificate.

     Class A-5 Interest Accrual Amount: As to any Distribution Date, (i) the product of (A) 1/12th of the Class A Pass-Through Rate for the Class A-5 Certificates and (B) the Class A-5 Notional Amount as of such Distribution Date minus (ii) the Class A Interest Percentage of the Class A-5 Certificates of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

     Class A-5  Notional  Amount:  As to  any  Distribution  Date,  the  sum of
1.4814814815%  of  the  Principal   Balance  of  the  Class  A-1   Certificates,
5.9259259259% of the Principal Balance of the Class A-2 Certificates and 3.7037037037% of the Principal Balance of the Class A-3 Certificates.

     Class A-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

     Class A-6  Certificateholder:   The  registered  holder  of  a  Class  A-6
Certificate.

     Class A-6 Loss Amount: With respect to any Determination Date after the Cross-Over Date, the amount, if any, by which the Principal Balance of the Class A-6 Certificates would be reduced as a result of the application of the third sentence of the definition of Principal Balance without regard to the proviso set forth in such sentence.

     Class A-6 Pass-Through Rate: With respect to the Distribution Date occurring in April 1998, 5.950% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trust Administrator on the Rate Determination Date occurring in the month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.07 hereof, equal to the lesser of (i) 0.45% plus LIBOR and (ii) 9.00%.

     Class A-7 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

     Class A-7  Certificateholder:   The  registered  holder  of  a  Class  A-7
Certificate.

     Class A-7 Pass-Through Rate: With respect to the Distribution Date occurring in April 1998, 10.00% per annum. With respect to each succeeding Distribution Date, a per annum rate, subject to a minimum rate of 0.00% and a maximum rate of 37.50% determined by the Trust Administrator on the Rate Determination Date occurring in the month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.07 hereof, equal to 37.50% minus the product of 5.00 and LIBOR.

     Class A-8 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit C hereto.

     Class A-8 Certificateholder: The registered holder of a Class A-8 Certificate.

     Class A-8 Pass-Through Rate: With respect to the Distribution Date occurring in April 1998, 7.875% per annum. With respect to each succeeding Distribution Date, a per annum rate, subject to a minimum rate of 0.00% and a maximum rate of 7.875% determined by the Trust Administrator on the Rate Determination Date occurring in the month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.07 hereof, equal to 64.125% minus the product of 7.50 and LIBOR.

     Class A-9 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit C hereto.

     Class A-9  Certificateholder:   The  registered  holder  of  a  Class  A-9
Certificate.

     Class A-10 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit C hereto.

     Class A-10 Certificateholder: The registered holder of a Class A-10 Certificate.

     Class A-11 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-11 and Exhibit C hereto.

     Class A-11 Certificateholder: The registered holder of a Class A-11 Certificate.

     Class A-12 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-12 and Exhibit C hereto.

     Class A-12 Certificateholder: The registered holder of a Class A-12 Certificate.

     Class A-13 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-13 and Exhibit C hereto.

     Class A-13 Certificateholder: The registered holder of a Class A-13 Certificate.

     Class A-14 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-14 and Exhibit C hereto.

     Class A-14 Certificateholder: The registered holder of a Class A-14 Certificate.

     Class A-15 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-15 and Exhibit C hereto.

     Class A-15 Certificateholder: The registered holder of a Class A-15 Certificate.

     Class A-16 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-16 and Exhibit C hereto.

     Class A-16 Certificateholder: The registered holder of a Class A-16 Certificate.

     Class A-16 Loss Allocation Amount: With respect to any Determination Date after the Cross-Over Date the lesser of (a) the Principal Balance of the Class A-16 Certificates with respect to such Determination Date prior to any reduction for the Class A-16 Loss Allocation Amount and (b) the Class A-6 Loss Amount.

     Class A-16 Pass-Through Rate: With respect to the Distribution Date occurring in April 1998, 5.950% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trust Administrator on the Rate Determination Date occurring in the month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.07 hereof, equal to the lesser of (i) 0.45% plus LIBOR and (ii) 9.00%.

     Class A-L1 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.


     Class A-L1 Interest Fraction: As of any Distribution Date, the fraction the numerator of which is equal to 1.4814814815% of the Class A Principal Balance of the Class A-1 Certificates and the denominator of which is equal to the Interest Fraction Denominator.


     Class A-L2 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.


     Class A-L2 Interest Fraction: As of any Distribution Date, the fraction the numerator of which is equal to 5.9259259259% of the Principal Balance of the Class A-2 Certificates and the denominator of which is equal to the Interest Fraction Denominator.


     Class A-L3 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.


     Class A-L3 Interest Fraction: As of any Distribution Date, the fraction the numerator of which is equal to 3.7037037037% of the Principal Balance of the Class A-3 Certificates and the denominator of which is equal to the Interest Fraction Denominator.


     Class A-L4 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L6 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L9 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L10 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L12 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-L14 Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-LPO Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-LR Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-LR and Exhibit D hereto.

     Class A-LR Certificateholder: The registered holder of the Class A-LR Certificate.

     Class A-LUR Interest:  A regular  interest in the Lower-Tier REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

     Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

     Class A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a)(i) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a)(i). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

     Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of

                   (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section 2.02 or 2.03;

                  (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class A-R Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

     Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

     Class B  Certificate:  Any one of the  Class  B-1  Certificates,  Class B-2
Certificates,   Class  B-3  Certificates,  Class  B-4  Certificates,  Class  B-5
Certificates or Class B-6 Certificates.

     Class B Certificateholder:  The registered holder of a Class B Certificate.

     Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

     Class B Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

     Class B Interest Percentage: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

     Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

     Class B Loss Percentage: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

     Class B Pass-Through Rate:  As to any Distribution Date, 6.750% per annum.

     Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

     Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

     Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

     Class B Unpaid  Interest  Shortfall:  Any of the Class B-1 Unpaid  Interest
Shortfall,  Class B-2  Unpaid  Interest  Shortfall,  Class B-3  Unpaid  Interest
Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

     Class B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

     Class  B-1  Certificateholder:   The  registered  holder  of  a  Class  B-1
Certificate.

     Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a)(i).

     Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a)(i).

     Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                   (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

     Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     Class  B-1  Prepayment  Percentage:   As  to  any  Distribution  Date,  the
percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

     Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

     Class B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

     Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

     Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a)(i).

     Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a)(i).

     Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                   (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

     Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

     Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

     Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

     Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a)(i).

     Class B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

     Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

     Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a)(i).

     Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a)(i).

     Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                   (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

     Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

     Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

     Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

     Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a)(i).

     Class B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

     Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

     Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth, and sixteenth of Section 4.01(a)(i).

     Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a)(i).

     Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                   (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

     Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

     Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

     Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

     Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a)(i).

     Class B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

     Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

     Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a)(i).

     Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a)(i).

     Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                   (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

     Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

     Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

     Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a)(i) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

     Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a)(i).

     Class B-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

     Class  B-6  Certificateholder:   The  registered  holder  of  a  Class  B-6
Certificate.

     Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a)(i).

     Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a)(i).

     Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                   (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

     Class B-6 Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

     Class B-6 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

     Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a)(i) and (b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

     Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a)(i).

     Class B-L1 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L2 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L3 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L4 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L5 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Class B-L6 Interest:  A regular  interest in the Lower-Tier  REMIC which is
held  as  an  asset  of  the  Upper-Tier   REMIC  and  is  entitled  to  monthly
distributions as provided in Section 4.01(a)(ii) hereof.

     Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

     Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

     Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.21.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

     Compensating Interest: As to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

     Co-op Shares:  Shares issued by private non-profit housing corporations.

     Corporate Trust Office: The principal office of the Trust Administrator or the Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288 and, with respect to the Trustee, at the date of the execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

     Corresponding   Upper-Tier   Class  or   Classes:   As  to  the   following
Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class or Classes, as follows:

         Uncertificated Lower-Tier Interest            Corresponding Upper-Tier
                                                       Class or Classes

         Class A-L1 Interest                           Class A-1 Certificates

         Class A-L2 Interest                           Class A-2 Certificates

         Class A-L3 Interest                           Class A-3 Certificates

         Class A-L4 Interest                           Class A-4 Certificates,
                                                       Class A-11 Certificates
                                                       and Class A-15
                                                       Certificates

         Class A-L6 Interest                           Class A-6 Certificates,
                                                       Class A-7 Certificates,
                                                       Class A-8 Certificates
                                                       and Class A-16
                                                       Certificates

         Class A-L9 Interest                           Class A-9 Certificates

         Class A-L10 Interest                          Class A-10 Certificates

         Class A-L12 Interest                          Class A-12 Certificates
                                                       and Class A-13
                                                       Certificates

         Class A-L14 Interest                          Class A-14 Certificates

         Class A-LPO Interest                          Class A-PO Certificates

         Class A-LUR Interest                          Class A-R Certificate

         Class B-L1 Interest                           Class B-1 Certificates

         Class B-L2 Interest                           Class B-2 Certificates

         Class B-L3 Interest                           Class B-3 Certificates

         Class B-L4 Interest                           Class B-4 Certificates

         Class B-L5 Interest                           Class B-5 Certificates

         Class B-L6 Interest                           Class B-6 Certificates

     Cross-Over Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

     Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

                  (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month
                           Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the

                           Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

                  (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

     Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph first of Section 4.01(a)(i) on such Distribution Date.

     Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a)(i) on such Distribution Date.

     Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

     Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

     Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

     Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

     Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

     Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

     Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

     Custodian: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to
Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of either the Trustee or Trust Administrator. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

     Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

     Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

     Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

     DCR: Duff & Phelps Credit Rating Co., or its successor in interest.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive Certificates:  As defined in Section 5.01(b).

     Denomination: The amount, if any, specified on the face of each Certificate (other than the Class A-5 Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class A-5 Certificates, the amount specified on the face of such Certificate representing the portion of the Original Class A-5 Notional Amount.

     Determination  Date:  The  17th  day of the  month  in  which  the  related
Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

     Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.750%.

     Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

     Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

     Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as two separate REMICs or result in the imposition of any federal tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC.

     Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

                   (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

                  (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                 (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                  (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                   (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

                  (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

                 (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

                (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

     In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

     ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

     ERISA Prohibited Holder:  As defined in Section 5.02(d).

     Errors  and  Omissions   Policy:  As  defined  in  each  of  the  Servicing
     Agreements.

     Event of Default:  Any of the events specified in Section 7.01.

     Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

     Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

     Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

     Exhibit F-1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-3 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

     FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

     Fidelity Bond:  As defined in each of the Servicing Agreements.

     Final   Distribution  Date:  The  Distribution  Date  on  which  the  final distribution in respect of the Certificates is made pursuant to Section 9.01.

     Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.750%, (b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

     Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.750%, (ii) the Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

     FNMA:  Fannie Mae or any successor thereto.

     Foreclosure  Profits:  As to any Distribution  Date, the excess, if any, of
(i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over
(ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

     Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

     Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $7,005,604.00 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

     Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

     Holder:  See "Certificateholder."

     Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

     Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

     Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

     Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

     Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-5, Class A-14 and Class A-PO Certificates), (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class A Interest Percentage of such Class of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date,
(y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). As to any Distribution Date and the Class A-5 Certificates, the Class A-5 Interest Accrual Amount. The Class A-14 and Class A-PO Certificates have no Interest Accrual Amount.

     As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of
(x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     Interest Fraction Denominator: As of any Distribution Date, the sum of (i) 1.4814814815% of the Principal Balance of the Class A-1 Certificates, (ii) 5.9259259259% of the Principal Balance of the Class A-2 Certificates and (iii) 3.7037037037% of the Principal Balance of the Class A-3 Certificates.

     LIBOR: As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one-month Eurodollar deposits, as determined by the Trust Administrator on the related Rate Determination Date in accordance with Section 4.07.

     LIBOR Based Interest Accrual Period: With respect to any Distribution Date, the period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs.

     LIBOR Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England and the City of New York.

     Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

     Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

     Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

     Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

     Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

     Lower-Tier Distribution Amount:  As defined in Section 4.01(a)(ii).

     Lower-Tier REMIC: One of two separate REMICs comprising the Trust Estate, the assets of which consist of the Mortgage Loans (other than Fixed Retained Yield), such amounts as shall from time to time be held in the Certificate Account (other than Fixed Retained Yield), the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     Master Servicer: Norwest Bank Minnesota, National Association, or its successor in interest.

     Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

     Master Servicing Fee Rate:  As set forth in Section 11.26.

     Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

     Monthly Payment: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

     Month End Interest:  As defined in each Servicing Agreement.

     Moody's:  Moody's Investors Service, Inc., or its successor in interest.

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

     Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

     Mortgage Loan Rider: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

     Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section
2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

                    (i)    the Mortgage Loan identifying number;

                   (ii)    the city, state and zip code of the Mortgaged
                           Property;

                  (iii)    the type of property;

                   (iv)    the Mortgage Interest Rate;

                    (v)    the Net Mortgage Interest Rate;

                   (vi)    the Monthly Payment;

                  (vii)    the original number of months to maturity;

                 (viii)    the scheduled maturity date;

                   (ix)    the Cut-Off Date Principal Balance;

                    (x)    the Loan-to-Value Ratio at origination;

                   (xi)    whether such Mortgage Loan is a Subsidy Loan;

                  (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

                 (xiii)    the Servicing Fee Rate;

                  (xiv)    whether such Mortgage Loan is a T.O.P. Mortgage Loan;

                   (xv)    the Master Servicing Fee;

                  (xvi)    Fixed Retained Yield, if applicable; and

                 (xvii) for each Exhibit F-3 Mortgage Loan, the name of the Servicer with respect thereto.

     Such schedule may consist of multiple reports that collectively set forth all of the information required.

     Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trust Administrator on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

     Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

     Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

     Mortgagor:  The obligor on a Mortgage Note.

     Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

     Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

     Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section
11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

     Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

     Non-permitted Foreign Holder:  As defined in Section 5.02(d).

     Non-PO Fraction: With respect to any Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.750%.

     Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer, the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

     Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and
(b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

     Non-U.S. Person:  As defined in Section 4.01(g).

     Norwest Mortgage:  Norwest Mortgage, Inc., or its successor in interest.

     Norwest Mortgage Correspondents: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

     Norwest Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans and Exhibit F-2 Mortgage Loans initially by Norwest Mortgage.

     Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or Trust Administrator, as the case may be.

     Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

     Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

     Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

     Original Class A Non-PO Principal Balance: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-R and Class A-LR Certificates, as set forth in Section 11.06.

     Original Class A-5 Notional Amount: The Original Class A-5 Notional Amount, as set forth in Section 11.05(a).

     Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3
Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.14.

     Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance.
The Original Class B-1 Fractional Interest is specified in Section 11.16.

     Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

     Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

     Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

     Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in
Section 11.20.

     Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

     Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

     Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

     Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

     Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

     Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

     Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original
Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.15.

     Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

     Other Servicer: Any of the Servicers other than Norwest Mortgage.

     Other Servicing Agreements: The Servicing Agreements other than the Norwest Servicing Agreement.

     Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

     Owner Mortgage Loan File: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

                  PAC Certificates: The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates.

     PAC Principal Amount:  As defined in Section 4.01(b).

     Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

     Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

     Paying Agent: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in Section 4.03(a).

     Payment Account:  The account maintained pursuant to Section 4.03(b).

     Percentage Interest: With respect to a Class A Certificate (other than a Class A-5 Certificate), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class of Class A Certificates. With respect to a Class A-5 Certificate, the undivided percentage interest obtained by dividing the Original Class A-5 Notional Amount evidenced by such Certificate by the aggregate Original Class A-5 Notional Amount. With respect to a Class B Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class of Class B Certificates.

     Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

     Person:   Any   individual,   corporation,   partnership,   joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

     Plan:  As defined in Section 5.02(c).

     PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

     Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

                  (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

                  (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trust Administrator;

                  (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any,
         (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

                  (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

                  (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

                  (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

                  (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

                  (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

                  (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

                  (j)      Net Foreclosure Profits;

                  (k)      Month End Interest; and

                  (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

     Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

     Premium Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of 6.750% or greater.

     Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

     Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

     Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                Prepayment Shift Percentage
April 1998 through March 2003................ 0%
April 2003 through March 2004................ 30%
April 2004 through March 2005................ 40%
April 2005 through March 2006................ 60%
April 2006 through March 2007................ 80%
April 2007 and thereafter.................... 100%

     Principal Accretion Amount: With respect to any Class of Accrual Certificates and as to any Distribution Date prior to the applicable Accretion Termination Date, an amount with respect to such Class equal to the sum of the amounts calculated pursuant to clauses (i) and (ii) of the definition of Accrual Distribution Amount with respect to such Distribution Date.

     Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

     Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates (other than the Class A-5 Certificates), the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class A-PO Certificates), the Original Principal Balance of such Class (increased in the case of a Class of Accrual Certificates by the Principal Accretion Amounts with respect to prior Distribution Dates for such Class of Accrual Certificates) less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a), (ii) as a result of a Principal Adjustment and (iii), if applicable, from the Accrual Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such
Determination Date to such Class pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Loss
Percentage of such Class and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date; provided, however, that the amount of any such reduction for the Class A-6 Certificates will be reduced by the Class A-16 Loss Allocation Amount. After the Cross-Over Date, the Principal Balance for the Class A-16 Certificates will additionally be reduced by the Class A-16 Loss Allocation Amount..

     As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to
Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

     Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

     Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     Priority Amount: For any Distribution Date, the lesser of (i) the Principal Balance of the Class A-15 Certificates and (ii) the sum of (A) the product of
(1) the Priority Percentage, (2) the Shift Percentage and (3) the Scheduled Principal Amount and (B) the product of (1) the Priority Percentage, (2) the Prepayment Shift Percentage and (3) the Unscheduled Principal Amount.

     Priority Percentage: The (i) sum of the Principal Balance of the Class A-15 Certificates and $21,000,000divided by (ii) the Pool Balance (Non-PO Portion).

     Prohibited Transaction Tax:  Any tax imposed under Section 860F of the
Code.

     Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

     Rate Determination Date: As to any Distribution Date, the second LIBOR Business Day preceding the Distribution Date in the month preceding the month in which such Distribution Date occurs.

     Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class B-1 Certificates are DCR and Moody's. The Rating Agency for the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is DCR. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee, the Trust Administrator and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean D-1+ in the case of DCR, P-1 in the case of Moody's and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of DCR, Aaa in the case of Moody's, and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

     Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

     Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

     Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

     Reduction Amount:  As defined in Section 4.01(b).

     Relevant Anniversary:  See "Bankruptcy Loss Amount."

     REMIC:  A "real  estate  mortgage  investment  conduit"  as defined in Code
Section 860D.

     REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

     Remittance Date:  As defined in each of the Servicing Agreements.

     REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

     REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

     Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

     Responsible Officer: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

     Scheduled Certificates: The Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-12 Certificates and Class A-16 Certificates.

     Scheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without that amount being multiplied by the Class A Percentage.

     Schedule I Reduction Amount:  As defined in Section 4.01(b).

     Schedule II Reduction Amount:  As defined in Section 4.01(b).

     Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

     Seller: Norwest Asset Securities Corporation, or its successor in interest.

     Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class A Non-PO Optimal Amount and (b) the Class A-PO Optimal Principal Amount.

     Servicer Mortgage Loan File:  As defined in each of the Servicing
 Agreements.

     Servicers: Each of Norwest Mortgage, People's Bank, America First Credit Union, The Huntington Mortgage Company, FT Mortgage Companies, First Bank National Association, Farmers State Bank and Trust, First Union Mortgage Corp., National City Mortgage Co. and Suntrust Mortgage Inc., as Servicer under the related Servicing Agreement.

     Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

     Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

     Servicing  Fee Rate:  With  respect  to a  Mortgage  Loan,  as set forth in
Section 11.25.

     Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

     Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                       Shift Percentage

April 1998 through March 2003.........................      0%
April  2003  and  thereafter..........................     100%

     Similar Law: As defined in Section 5.02(c).

     Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in
Section 11.24.

     Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

                  (1)      normal wear and tear;

                  (2) infidelity, conversion or other dishonest act on the part of the Trust Administrator or the Servicer or any of their agents or employees; or

                  (3)      errors  in  design,   faulty  workmanship  or  faulty
                           materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

     Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $3,502,802.00 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and or after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

     Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

     Startup Day:  As defined in Section 2.05.

     Subordinated  Percentage:   As  to  any  Distribution  Date,  the
percentage which is the difference between 100% and the Class A Percentage for such date.

     Subordinated  Prepayment  Percentage:   As  to  any  Distribution
Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

     Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

     Substitute Mortgage Loan:  As defined in Section 2.02.

     Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

     T.O.P. Mortgage Loan: Any Mortgage Loan that was originated by Norwest Mortgage or an affiliate thereof in connection with the "Title Option Plus" program and which is not covered by a title insurance policy. Each T.O.P. Mortgage Loan shall be identified as such in the Mortgage Loan Schedule.

     Trust Administrator: First Union National Bank, a national banking association, or any successor trust administrator appointed as herein provided.

     Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), and the rights of the Trust Administrator, on behalf of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

                  Trustee: United States Trust Company of New York, or any successor trustee appointed as herein provided.

     Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

     Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without that amount being multiplied by the Class A Prepayment Percentage.

     Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

     Unscheduled   Principal   Receipt  Period:   Either  a  Mid-Month
Receipt Period or a Prior Month Receipt Period.

     Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class A-LR Certificate) and the Class B Certificates.

     Upper-Tier Certificate Account: The trust account established and maintained pursuant to Section 4.01(e).

     Upper-Tier  REMIC:  One of the two  separate  REMICs  comprising  the Trust
Estate, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

     U.S. Person:  As defined in Section 4.01(g).

     Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Class A-5 Certificates will be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

     Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

Section 1.02. Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

Section 1.03. Effect of Headings and Table of Contents.

     The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

Section 1.04. Benefits of Agreement.

     Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01. Conveyance of Mortgage Loans.

     The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

     In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trust Administrator on the Closing Date.

     In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in any Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

Section 2.02. Acceptance by Trust Administrator.

     The Trust Administrator on behalf of the Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate, less any Fixed Retained Yield, through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

     In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by a Servicer, Master Servicer or Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

     The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

Section 2.03. Representations and Warranties of the Master
Servicer and the Seller.

     (a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

                   (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

                  (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

                 (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

                   (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

     (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

                   (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

                  (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

                 (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

                  (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

                   (v) All taxes, governmental assessments,  insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

                  (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

                 (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

                (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

                  (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

                   (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                  (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

                 (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

                (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

                 (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

                  (xv) The Mortgage Loan (except (A) any Mortgage Loan identified on the Mortgage Loan Schedule as a T.O.P. Mortgage Loan and
         (B) any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable,
         (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee, of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

                 (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance
         Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
         (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

                (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

               (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                 (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

                  (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

                 (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

                (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

               (xxiii)  The   Mortgage Loan is a "qualified  mortgage"
         within the  meaning of Section  860G(a)(3)  of the Code;

                (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

                 (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

                (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence,
         (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease;
         (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

     Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

     (c) Upon discovery by either the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

Section 2.04. Execution and Delivery of Certificates.

     The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and Certificateholders and (ii) has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

Section 2.05.                                                     Designation of
Designation of Certificates; Designation of
Startup Day and Latest Possible Maturity Date.

     The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R and Class A-LR Certificates) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Seller hereby further designates the Class A-L1 Interest, Class A-L2 Interest, Class A-L3 Interest, Class A-L4 Interest, Class A-L6 Interest, Class A-L9 Interest, Class A-L10 Interest, Class A-L12 Interest, Class A-L14 Interest, Class A-LPO Interest, Class A-LUR Interest, Class B-L1 Interest, Class B-L2 Interest, Class B-L3 Interest, Class B-L4 Interest, Class B-L5 Interest and Class B-L6 Interest as classes of "regular interests" and the Class A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is April 25, 2028 for purposes of Code Section 860G(a)(1).

ARTICLE III

ADMINISTRATION OF THE TRUST ESTATE:  SERVICING
OF THE MORTGAGE LOANS

Section 3.01. Certificate Account.

     (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

     (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

                   (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

                  (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

     (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause either of the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

     (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

Section 3.02. Permitted Withdrawals from the Certificate Account.

     (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

                   (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

                  (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

                 (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

                  (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

                   (v) to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

                  (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

                 (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

                (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

                  (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

                   (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

                  (xi) to clear and terminate the Certificate Account pursuant to Section 9.01; and

                  (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

     (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

Section 3.03. Advances by Master Servicer and Trust Administrator.

     (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

     (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

     (c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and
(a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to
Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

     (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

Section 3.04. Trust Administrator to Cooperate;
Release of Owner Mortgage Loan Files.

     Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

     From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation
Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

     Upon written certification of the Master Servicer or the Servicer of such Mortgage Loan, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

Section 3.05. Reports to the Trustee and Trust Administrator;
Annual Compliance Statements.

     (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

     (b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

Section 3.06. Title, Management and Disposition of Any REO
Mortgage Loan.

     The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

Section 3.07.
Amendments to Servicing Agreements,

 .odification of Standard Provisions

     (a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

     (b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

     (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any
Certificateholder, the Trustee or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

     (ii)The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

Section 3.08. Oversight of Servicing.

     The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's, the Trust Administrator's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Upper-Tier REMIC or the Lower-Tier REMIC of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

     For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

     During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

     The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

     The Seller shall be entitled, at its option, to repurchase any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor; provided, however, that the Cut-Off Date Principal Balances of the Mortgage Loans repurchased pursuant to this provision shall not exceed 2.5% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section
3.04 and the Trust Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

     In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

     The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the Upper-Tier REMIC or Lower-Tier REMIC.

     The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

Section 3.09. Termination and Substitution of Servicing
Agreements.

     Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller, the Trust Administrator and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the Trustee the termination of the Norwest Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation the Trustee shall terminate the Norwest Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with the termination of the Norwest Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

Section 3.10. Application of Net Liquidation Proceeds.

                  For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

Section 3.11. 1934 Act Reports.

     The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

ARTICLE IV

DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
PAYMENTS TO CERTIFICATEHOLDERS;
STATEMENTS AND REPORTS

Section 4.01. Distributions.

     (a)(i) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

     first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Class A Interest Accrual Amount with respect to such Distribution Date; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to each Class of Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates, in each case in accordance with Section 4.01(b);

     second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Class A Unpaid Interest Shortfall; provided that prior to the applicable Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of unpaid interest shortfalls to each Class of Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates, in each case in accordance with Section 4.01(b);

     third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Classes of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

     fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

     fifth, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

     sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

     seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     eighth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

     ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

     tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     eleventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

     twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

     thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

     fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

     sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

     eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

     nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

     twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

     twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

     twenty-third, to the Holder of the Class A-R Certificate, any amounts remaining in the Upper-Tier Certificate Account, and to the Holder of the Class A-LR Certificate, any amounts remaining in the Payment Account.

     Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class (other than the Class A-R or Class A-LR Certificates) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

     In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-LR Certificate.

     With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-5 and Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their Principal Balances.

     (ii)Distributions on the Uncertificated Lower-Tier Interests. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to its respective Corresponding Upper-Tier Class or Classes as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest (other than the Class A-L1 Interest, Class A-L2 Interest and Class A-L3 Interest) shall receive distributions in respect of interest (or, in the case of the Class A-L4 Interest (with respect to the Class A-11
Certificates) and Class A-L12 Interest as described below shall have such amounts added to their principal balances) in an amount equal to the Interest Accrual Amounts and Unpaid Interest Shortfalls, as the case may be, in respect of its Corresponding Upper-Tier Class or Classes, in each case to the extent actually distributed (or, in the case of a Class of Accrual Certificates, added to their Principal Balance) thereon. The Class A-L1 Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest distributed on the Class A-1 Certificates and (ii) an amount equal to the product of the Class A-L1 Interest Fraction and the amount of interest distributed on the Class A-5 Certificates. The Class A-L2 Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest distributed on the Class A-2 Certificates and (ii) an amount equal to the product of the Class A-L2 Interest Fraction and the amount of interest distributed on the Class A-5 Certificates. The Class A-L3 Interest shall receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest distributed on the Class A-3 Certificates and (ii) an amount equal to the product of the Class A-L3 Interest Fraction and the amount of interest distributed on the Class A-5 Certificates. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

     As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Principal Balances of the respective Corresponding Upper-Tier Class or Classes. The initial principal balance of each Uncertificated Lower-Tier Interest equals the Original Principal Balances of the respective Corresponding Upper-Tier Class or Classes.

     The pass-through rate with respect to the Class A-L1 Interest, Class A-L2 Interest, Class A-L3 Interest, Class A-L4 Interest, Class A-L6 Interest, Class B-L1 Interest, Class BL-2 Interest, Class BL-3 Interest, Class BL-4 Interest, Class BL-5 Interest and Class BL-6 Interest shall be 6.750% per annum. The pass-through rate with respect to the Class A-L12 Interest shall be 7.000% per annum. The pass-through rate with respect to the Class A-L9 Interest shall be 6.900% per annum. The pass-through rate with respect to the Class A-L10 Interest shall be 7.065% per annum. The Class A-L14 Interest and Class A-LPO Interest are principal-only interests and are not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

                  (b) The Class A-5 Certificates are interest-only Certificates and are not entitled to distributions in respect of principal.

     On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the following priorities.

     I. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-11 Certificates, the Accrual Distribution Amount for the Class A-11 Certificates will be allocated as follows:

     first, concurrently, to the Class A-6, Class A-7, Class A-8 and Class A-16 Certificates, pro rata, up to their respective Reduction Amounts for such Distribution Date; and

     second, to the Class A-11 Certificates, until the Principal Balance thereof has been reduced to zero;

     II. On each Distribution Date occurring prior to the Accretion Termination Dates for the Class A-12 and Class A-13 Certificates, the sum of the Accrual Distribution Amounts for the Class A-12 and Class A-13 Certificates will be allocated as follows:

     first, concurrently, to the Class A-9 and Class A-10 Certificates, pro rata, up to their respective Schedule I Reduction Amounts for such Distribution Date;

     second, to the Class A-12 Certificates, up to their Reduction Amount for such Distribution Date;

     third, concurrently, to the Class A-9 and Class A-10 Certificates, pro rata, up to their respective Schedule II Reduction Amounts for such Distribution Date;

     fourth, to the Class A-13 Certificates, until the Principal Balance thereof has been reduced to zero; and

     fifth, to the Class A-12 Certificates, until the Principal Balance thereof has been reduced to zero;

     III. The Class A Non-PO Principal Amount will be allocated as follows:

     first, to the Class A-15 Certificates up to their Priority Amount for such Distribution Date;

     second,  concurrently,   to  the  Class  A-1  Certificates  and  Class  A-2
Certificates, pro rata, up to their respective PAC Principal Amounts for such Distribution Date;

     third, to the Class A-3 Certificates, up to their PAC Principal Amount for such Distribution Date;

     fourth, to the Class A-4 Certificates, up to their PAC Principal Amount for such Distribution Date;

     fifth, concurrently, as follows:

     (A) 59.0264182486% sequentially as follows:

         (i) concurrently, to the Class A-6, Class A-7, Class A-8 and Class A-16 Certificates, pro rata, up to their respective Reduction Amounts for such Distribution Date;

         (ii) to the Class A-11 Certificates, until the Principal Balance thereof has been reduced to zero; and

         (iii) concurrently, to the Class A-6, Class A-7, Class A-8 and Class A-16 Certificates, pro rata, without regard to their respective Reduction Amounts for such Distribution Date, until the Principal Balance of each such Class has been reduced to zero;

     (B) 39.5102395460% sequentially as follows:

         (i) concurrently, to the Class A-9 and Class A-10 Certificates, pro rata, up to their respective Schedule I Reduction Amounts for such Distribution Date;

         (ii) to the Class A-12 Certificates, up to their Reduction Amount for such Distribution Date;

         (iii) concurrently, to the Class A-9 and Class A-10 Certificates, pro rata, up to their respective Schedule II Reduction Amounts for such Distribution Date;

         (iv) to the Class A-13 Certificates, until the Principal Balance thereof has been reduced to zero;

         (v) to the Class A-12 Certificates, without regard to their Reduction Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero; and

         (vi) concurrently, to the Class A-9 and Class A-10 Certificates, pro rata, without regard to their respective Schedule I or Schedule II Reduction Amounts for such Distribution Date, until the Principal Balance of each such Class has been reduced to zero;

     (C) 1.4633422054%, to the Class A-14 Certificates, until the Principal Balance thereof has been reduced to zero;

     sixth, concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, without regard to their respective PAC Principal Amounts for such Distribution Date, until the Principal Balance of each such Class has been reduced to zero;

     seventh, to the Class A-3 Certificates, without regard to their PAC Principal Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero;

     eighth, to the Class A-4 Certificates, without regard to their PAC Principal Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero;

     ninth, sequentially, to the Class A-R and the Class A-LR Certificates, in that order, until the Principal Balance of each such Class has been reduced to zero; and

     tenth, to the Class A-15 Certificates, without regard to their Priority Amount, until the Principal Balance thereof has been reduced to zero.

     As used above, the "PAC Principal Amount" for any Distribution Date and for any Class of PAC Certificates means the amount, if any, that would reduce the Principal Balance of such Class to the percentage of its Original Principal Balance shown in the tables set forth below with respect to such Distribution Date.

     As used above, the "Reduction Amount" for any Distribution Date and the Class A-6, Class A-7, Class A-8, Class A-12 and Class A-16 Certificates means the amount, if any, that would reduce the Principal Balance of such Class to the percentage of its Original Principal Balance shown in the tables for the Class A-6, Class A-7, Class A-8, Class A-12 and Class A-16 Certificates set forth below with respect to such Distribution Date.

     As used above, the "Schedule I Reduction Amount" for any Distribution Date and the Class A-9 and Class A-10 Certificates means the amount, if any, that would reduce the Principal Balance of each such Class to the percentage of its Original Principal Balance shown in the related Schedule I table set forth below with respect to such Distribution Date.

     As used above, the "Schedule II Reduction Amount" for any Distribution Date and the Class A-9 and Class A-10 Certificates means the amount, if any, that would reduce the Principal Balance of each such Class to the percentage of its Original Principal Balance shown in the related Schedule II table set forth below with respect to such Distribution Date.

     The following tables set forth for each Distribution Date the planned Principal Balances for the PAC Certificates and the scheduled Principal Balances for the Scheduled Certificates, expressed as a percentage of the Original Principal Balance of such Class.




                           Planned Principal Balances
                   as Percentages of Initial Principal Balance

                             Class A-1 Certificates


                          Percentage of                               Percentage of                               Percentage of
                             Initial                                     Initial                                     Initial
Distribution Date       Principal Balance    Distribution Date      Principal Balance    Distribution Date      Principal Balance

up to and                                    October                    64.78903127%     July 2001                25.26170916%
including                                    2000
February                   100.00000000%     November                   60.30770181      August 2001              20.97984643
2000                                         2000
March 2000                  95.88921644      December                   55.84898980      September 2001           16.71958736
                                             2000
April 2000                  91.66184493      January                    51.41278030      October 2001             12.48082219
                                             2001
May 2000                    87.32058268      February                   46.99895887      November 2001             8.26344198
                                             2001
June 2000                   82.88047032      March 2001                 42.60741164      December 2001             4.06733807
July 2000                   78.36518676      April 2001                 38.23802541      January 2002
August 2000                 73.82000602      May 2001                   33.89068751      and thereafter            0.00000000
September                   69.29309396      June 2001                  29.56528591
2000





                             Class A-2 Certificates

                          Percentage of                               Percentage of                               Percentage of
                             Initial                                     Initial                                     Initial
Distribution Date       Principal Balance    Distribution Date      Principal Balance    Distribution Date      Principal Balanc

up to and                                    November                   60.30770178%     August                       20.97984640%
including                                    2000                                        2001
February                  100.00000000%      December                   55.84898980      September                    16.71958732
2000                                         2000                                        2001
March 2000                 95.88921642       January                    51.41278029      October                      12.48082222
                                             2001                                        2001
April 2000                 91.66184492       February                   46.99895885      November                      8.26344200
                                             2001                                        2001
May 2000                   87.32058265       March                      42.60741164      December                      4.06733806
                                             2001                                        2001
June 2000                  82.88047034       April                      38.23802539      January 2002
                                             2001
July 2000                  78.36518671       May 2001                   33.89068749      and                           0.00000000
                                                                                         thereafter
August                     73.82000604       June 2001                  29.56528591
2000
September                  69.29309394       July 2001                  25.26170916
2000
October                    64.78903126
2000



                           Planned Principal Balances
                   as Percentages of Initial Principal Balance

                             Class A-3 Certificates

                          Percentage of                               Percentage of                               Percentage of
                             Initial                                     Initial                                     Initial
Distribution Date       Principal Balance    Distribution Date      Principal Balance    Distribution Date      Principal Balance

up to and                                    November                  24.32486103%      November                 5.68676461%
including                                    2004                                        2007
December 2001              100.00000000%     December                  22.73308242       December                 5.68676461
                                             2004                                        2007
January 2002                99.93186846      January                   21.19219103       January                  5.68676461
                                             2005                                        2008
February 2002               97.30160579      February                  19.70087784       February                 5.68676461
                                             2005                                        2008
March 2002                  94.68461138      March 2005                18.25786522       March                    5.68676461
                                                                                         2008
April 2002                  92.08081794      April 2005                17.26061513       April                    5.68676461
                                                                                         2008
May 2002                    89.49015852      May 2005                  16.29909122       May 2008                 5.68676461
June 2002                   86.91256652      June 2005                 15.37228731       June 2008                5.68676461
July 2002                   84.34797572      July 2005                 14.47922289       July 2008                5.68676461
August 2002                 81.79632022      August                    13.61894241       August                   5.68676461
                                             2005                                        2008
September 2002              79.25753448      September                 12.79051478       September                5.68676461
                                             2005                                        2008
October 2002                76.73155330      October                   11.99303271       October                  5.65235600
                                             2005                                        2008
November 2002               74.21831187      November                  11.22561217       November                 5.58550268
                                             2005                                        2008
December 2002               71.71774564      December                  10.48739180       December                 5.49001114
                                             2005                                        2008
January 2003                69.22979044      January                    9.77753234       January                  5.36241895
                                             2006                                        2009
February 2003               66.75438248      February                   9.09521617       February                 5.20738525
                                             2006                                        2009
March 2003                  64.29145824      March                      8.43964671       March                    5.02522830
                                             2006                                        2009
April 2003                  62.11420158      April 2006                 8.14263856       April                    4.81786020
                                                                                         2009
May 2003                    59.94930103      May 2006                   7.85931922       May 2009                 4.58667816
June 2003                   57.79669583      June 2006                  7.58924198       June 2009                4.31572564
July 2003                   55.65632557      July 2006                  7.33197286       July 2009                4.02749715
August 2003                 53.52813013      August                     7.08709021       August                   3.73116266
                                             2006                                        2009
September                   51.41204976      September                  6.85418443       September                3.40899083
2003                                         2006                                        2009
October                     49.30802504      October                    6.63285764       October                  3.07011023
2003                                         2006                                        2009
November 2003               47.21599685      November                   6.42272337       November                 2.71467028
                                             2006                                        2009
December                    45.13590641      December                   6.22340626       December                 2.34280246
2003                                         2006                                        2009
January                     43.06769529      January                    6.03454174       January                  1.95462122
2004                                         2007                                        2010
February                    41.01130535      February                   5.85577580       February                 1.55022504
2004                                         2007                                        2010
March 2004                  38.96667878      March                      5.68676461       March                    1.12969736
                                             2007                                        2010
April 2004                  36.98848589      April                      5.68676461       April                    0.69060159
                                             2007                                        2010
May 2004                    35.02160618      May 2007                   5.68676461       May 2010                 0.26206979
June 2004                   33.09516508      June 2007                  5.68676461       June 2010
July 2004                   31.22816599      July 2007                  5.68676461       and                      0.00000000
                                                                                         thereafter
August 2004                 29.41909568      August                     5.68676461
                                             2007
September                   27.66647696      September                  5.68676461
2004                                         2007
October                     25.96886791      October                    5.68676461
2004                                         2007




    Scheduled Principal Balances as Percentages of Initial Principal Balance
                             Class A-4 Certificates

                          Percentage of                               Percentage of                               Percentage of
                             Initial                                     Initial                                     Initial
Distribution Date       Principal Balance    Distribution Date      Principal Balance    Distribution Date      Principal Balance

up to and including                          November                  52.36219961%      June 2013                9.00991084%
                                             2011
May 2010                   100.00000000%     December                  50.19002153       July 2013                7.65236583
                                             2011
June 2010                   98.73989689      January                   48.07064004       August                   6.32820303
                                             2012                                        2013
July 2010                   95.44617466      February                  46.00280113       September                5.03662365
                                             2012                                        2013
August                      92.23180687      March                     43.98527972       October                  3.77684736
2010                                         2012                                        2013
September                   89.09491903      April                     42.01687940       November                 2.54811252
2010                                         2012                                        2013
October                     86.03368028      May 2012                  40.09643200       December                 1.34967515
2010                                                                                     2013
November                    83.04630272      June 2012                 38.22279660       January                  0.18080871
2010                                                                                     2014
December                    80.13103975      July 2012                 36.39485910       February                 9.04080406
2010                                                                                     2014
January                     77.28618567      August                    34.61153131       March                    7.92896857
2011                                         2012                                        2014
February                    74.51007473      September                 32.87175073       April                    6.84462598
2011                                         2012                                        2014
March 2011                  71.80107987      October                   31.17447970       May 2014                 5.78711607
                                             2012
April 2011                  69.15761216      November                  29.51870475       June                     4.75579379
                                             2012                                        2014
May 2011                    66.57811962      December                  27.90343664       July                     3.75002984
                                             2012                                        2014
June 2011                   64.06108659      January                   26.32770866       August                   2.76920952
                                             2013                                        2014
July 2011                   61.60503278      February                  24.79057754       September                1.81273251
                                             2013                                        2014
August                      59.20851272      March                     23.29112145       October                  0.88001272
2011                                         2013                                        2014
September                   56.87011436      April                     21.82844068       November 2014
2011                                         2013
October                     54.58845890      May 2013                  20.40165656       and                      0.00000000
2011                                                                                     thereafter

    Scheduled Principal Balances as Percentages of Initial Principal Balance
                             Class A-6 Certificates

                       Percentage of
                          Initial
Distribution Date    Principal Balance
March 1998             100.00000000%
April 1998              99.56673893
May 1998                99.04158418
June 1998               98.42474147
July 1998               97.71654494
August 1998             96.91745752
September 1998          96.02807111
October 1998            95.04910637
November 1998           93.98141227
December 1998           92.82596532
January 1999            91.58386852
February 1999           90.25634990
March 1999              88.84476095
April 1999              87.35057458
May 1999                85.77558753
June 1999               84.12149977
July 1999               82.39012484
August 1999             80.58338680
September 1999          78.70331675
October 1999            76.75208158
November 1999           74.73194383
December 1999           72.64537027
January 2000            70.49496532
February 2000           68.28321815
March 2000              66.98051245
April 2000              65.64961592
May 2000                64.29312177
June 2000               62.91846042
July 2000               61.53623162
August 2000             60.16509487
September 2000          58.82412184
October 2000            57.51467097
November 2000           56.23620797
December 2000           54.98820683
January 2001            53.77014979
February 2001           52.58152709
March 2001              51.42183696
April 2001              50.29058545
May 2001                49.18728631
June 2001               48.11146087
July 2001               47.06263795
August 2001             46.04035373
September 2001          45.04415163
October 2001            44.07358221
November 2001           43.12820306
December 2001           42.20757869
January 2002            41.31128044
February 2002           40.43888633
March 2002              39.58998106
April 2002              38.76415576
May 2002                37.96100802
June 2002               37.18014172
July 2002               36.42116700
August 2002             35.68370005
September 2002          34.96736318
October 2002            34.27178456
November 2002           33.59659825
December 2002           32.94144404
January 2003            32.30596744
February 2003           31.68981948
March 2003              31.09265674
April 2003              30.63400597
May 2003                30.19267145
June 2003               29.76832912
July 2003               29.36066011
August 2003             28.96935059
September 2003          28.59409170
October 2003            28.23457953
November 2003           27.89051502
December 2003           27.56160382
January 2004            27.24755632
February 2004           26.94808752
March 2004              26.66291697
April 2004              26.42837932
May 2004                26.20697881
June 2004               25.98760495
July 2004               25.76291463
August 2004             25.53319627
September 2004          25.29872911
October 2004            25.05978345
November 2004           24.81662090
December 2004           24.56949457
January 2005            24.31864937
February 2005           24.06432221
March 2005              23.80674216
April 2005              23.50225609
May 2005                23.19686726
June 2005               22.89073638
July 2005               22.58401810
August 2005             22.27686107
September 2005          21.96940819
October 2005            21.66179674
November 2005           21.35415857
December 2005           21.04662021
January 2006            20.73930312
February 2006           20.43232372
March 2006              20.12579364
April 2005              19.78823822
May 2006                19.45342627
June 2006               19.12138448
July 2006               18.79213708
August 2006             18.46570601
September 2006          18.14211093
October 2006            17.82136934
November 2006           17.50349665
December 2006           17.18850623
January 2007            16.87640955
February 2007           16.56721620
March 2007              16.26093397
April 2007              15.97644226
May 2007                15.69589598
June 2007               15.41923146
July 2007               15.14638590
August 2007             14.87729749
September 2007          14.61190531
October 2007            14.35014939
November 2007           14.09197059
December 2007           13.83731071
January 2008            13.58611239
February 2008           13.33831913
March 2008              13.09387527
April 2008              12.85272598
May 2008                12.61481724
June 2008               12.38009582
July 2008               12.14850933
August 2008             11.92000612
September 2008          11.69453531
October 2008            11.48483855
November 2008           11.29013635
December 2008           11.10896499
January 2009            10.94256371
February 2009           10.78915324
March 2009              10.64856876
April 2009              10.52005359
May 2009                10.40304317
June 2009               10.30342504
July 2009               10.21279281
August 2009             10.12769428
September 2009          10.05467873
October 2009             9.99031064
November 2009            9.93449314
December 2009            9.88713672
January 2010             9.84815872
February 2010            9.81748309
March 2010               9.62556506
April 2010               9.41260428
May 2010                 9.20107602
June 2010                8.99098609
July 2010                8.78233942
August 2010              8.57514014
September 2010           8.36939159
October 2010             8.16509631
November 2010            7.96225614
December 2010            7.76087215
January 2011             7.56094481
February 2011            7.36247384
March 2011               7.16545837
April 2011               6.96989692
May 2011                 6.77578740
June 2011                6.58312718
July 2011                6.39191303
August 2011              6.20214128
September 2011           6.01380766
October 2011             5.82690750
November 2011            5.64143562
December 2011            5.45738641
January 2012             5.27475382
February 2012            5.09353140
March 2012               4.91371231
April 2012               4.73528933
May 2012                 4.55825487
June 2012                4.38260102
July 2012                4.20831953
August 2012              4.03540183
September 2012           3.86383906
October 2012             3.69362206
November 2012            3.52474141
December 2012            3.35718743
January 2013             3.19095019
February 2013            3.02601953
March 2013               2.86238507
April 2013               2.70003620
May 2013                 2.53896212
June 2013                2.37915188
July 2013                2.22059426
August 2013              2.06327797
September 2013           1.90719150
October 2013             1.75232322
November 2013            1.59866133
December 2013            1.44619390
January 2014             1.29490895
February 2014            1.14479426
March 2014               0.99583763
April 2014               0.84802666
May 2014                 0.70134892
June 2014                0.55579187
July 2014                0.41134289
August 2014              0.26798930
September 2014           0.12571836
October 2014
and thereafter           0.00000000

    Scheduled Principal Balances as Percentages of Initial Principal Balance
                             Class A-7 Certificates

                       Percentage of
                          Initial
Distribution Date    Principal Balance

March 1998             100.00000000%
April 1998              99.56673896
May 1998                99.04158419
June 1998               98.42474150
July 1998               97.71654493
August 1998             96.91745749
September 1998          96.02807108
October 1998            95.04910634
November 1998           93.98141224
December 1998           92.82596532
January 1999            91.58386852
February 1999           90.25634988
March 1999              88.84476098
April 1999              87.35057458
May 1999                85.77558757
June 1999               84.12149975
July 1999               82.39012486
August 1999             80.58338679
September 1999          78.70331672
October 1999            76.75208158
November 1999           74.73194381
December 1999           72.64537024
January 2000            70.49496532
February 2000           68.28321815
March 2000              66.98051247
April 2000              65.64961588
May 2000                64.29312180
June 2000               62.91846042
July 2000               61.53623164
August 2000             60.16509488
September 2000          58.82412187
October 2000            57.51467099
November 2000           56.23620797
December 2000           54.98820682
January 2001            53.77014980
February 2001           52.58152711
March 2001              51.42183696
April 2001              50.29058547
May 2001                49.18728631
June 2001               48.11146086
July 2001               47.06263797
August 2001             46.04035376
September 2001          45.04415165
October 2001            44.07358222
November 2001           43.12820307
December 2001           42.20757872
January 2002            41.31128045
February 2002           40.43888634
March 2002              39.58998104
April 2002              38.76415578
May 2002                37.96100802
June 2002               37.18014172
July 2002               36.42116698
August 2002             35.68370008
September 2002          34.96736318
October 2002            34.27178459
November 2002           33.59659826
December 2002           32.94144406
January 2003            32.30596742
February 2003           31.68981946
March 2003              31.09265674
April 2003              30.63400598
May 2003                30.19267144
June 2003               29.76832913
July 2003               29.36066011
August 2003             28.96935058
September 2003          28.59409170
October 2003            28.23457955
November 2003           27.89051502
December 2003           27.56160379
January 2004            27.24755632
February 2004           26.94808750
March 2004              26.66291695
April 2004              26.42837934
May 2004                26.20697881
June 2004               25.98760494
July 2004               25.76291466
August 2004             25.53319626
September 2004          25.29872910
October 2004            25.05978344
November 2004           24.81662091
December 2004           24.56949459
January 2005            24.31864936
February 2005           24.06432220
March 2005              23.80674214
April 2005              23.50225608
May 2005                23.19686725
June 2005               22.89073641
July 2005               22.58401807
August 2005             22.27686108
September 2005          21.96940817
October 2005            21.66179674
November 2005           21.35415858
December 2005           21.04662021
January 2006            20.73930311
February 2006           20.43232372
March 2006              20.12579362
April 2005              19.78823826
May 2006                19.45342631
June 2006               19.12138450
July 2006               18.79213708
August 2006             18.46570599
September 2006          18.14211092
October 2006            17.82136935
November 2006           17.50349663
December 2006           17.18850624
January 2007            16.87640957
February 2007           16.56721618
March 2007              16.26093394
April 2007              15.97644228
May 2007                15.69589595
June 2007               15.41923145
July 2007               15.14638590
August 2007             14.87729751
September 2007          14.61190531
October 2007            14.35014936
November 2007           14.09197060
December 2007           13.83731074
January 2008            13.58611238
February 2008           13.33831914
March 2008              13.09387527
April 2008              12.85272598
May 2008                12.61481723
June 2008               12.38009584
July 2008               12.14850935
August 2008             11.92000611
September 2008          11.69453532
October 2008            11.48483855
November 2008           11.29013638
December 2008           11.10896500
January 2009            10.94256370
February 2009           10.78915324
March 2009              10.64856879
April 2009              10.52005358
May 2009                10.40304315
June 2009               10.30342504
July 2009               10.21279280
August 2009             10.12769429
September 2009          10.05467876
October 2009             9.99031061
November 2009            9.93449313
December 2009            9.88713669
January 2010             9.84815871
February 2010            9.81748307
March 2010               9.62556504
April 2010               9.41260430
May 2010                 9.20107605
June 2010                8.99098606
July 2010                8.78233944
August 2010              8.57514013
September 2010           8.36939163
October 2010             8.16509635
November 2010            7.96225614
December 2010            7.76087215
January 2011             7.56094483
February 2011            7.36247384
March 2011               7.16545838
April 2011               6.96989691
May 2011                 6.77578739
June 2011                6.58312715
July 2011                6.39191301
August 2011              6.20214128
September 2011           6.01380769
October 2011             5.82690753
November 2011            5.64143560
December 2011            5.45738641
January 2012             5.27475385
February 2012            5.09353137
March 2012               4.91371229
April 2012               4.73528930
May 2012                 4.55825487
June 2012                4.38260099
July 2012                4.20831952
August 2012              4.03540181
September 2012           3.86383906
October 2012             3.69362206
November 2012            3.52474138
December 2012            3.35718741
January 2013             3.19095017
February 2013            3.02601954
March 2013               2.86238507
April 2013               2.70003621
May 2013                 2.53896214
June 2013                2.37915190
July 2013                2.22059425
August 2013              2.06327797
September 2013           1.90719149
October 2013             1.75232321
November 2013            1.59866132
December 2013            1.44619390
January 2014             1.29490893
February 2014            1.14479426
March 2014               0.99583760
April 2014               0.84802666
May 2014                 0.70134892
June 2014                0.55579184
July 2014                0.41134288
August 2014              0.26798931
September 2014           0.12571834
October 2014
and thereafter           0.00000000

    Scheduled Principal Balances as Percentages of Initial Principal Balance
                             Class A-8 Certificates

                       Percentage of
                          Initial
Distribution Date    Principal Balance
March 1998             100.00000000%
April 1998              99.56673893
May 1998                99.04158419
June 1998               98.42474150
July 1998               97.71654496
August 1998             96.91745752
September 1998          96.02807111
October 1998            95.04910634
November 1998           93.98141228
December 1998           92.82596535
January 1999            91.58386856
February 1999           90.25634994
March 1999              88.84476098
April 1999              87.35057455
May 1999                85.77558753
June 1999               84.12149981
July 1999               82.39012486
August 1999             80.58338679
September 1999          78.70331672
October 1999            76.75208162
November 1999           74.73194387
December 1999           72.64537027
January 2000            70.49496535
February 2000           68.28321812
March 2000              66.98051241
April 2000              65.64961588
May 2000                64.29312180
June 2000               62.91846039
July 2000               61.53623158
August 2000             60.16509488
September 2000          58.82412180
October 2000            57.51467096
November 2000           56.23620800
December 2000           54.98820685
January 2001            53.77014977
February 2001           52.58152711
March 2001              51.42183696
April 2001              50.29058543
May 2001                49.18728627
June 2001               48.11146086
July 2001               47.06263793
August 2001             46.04035376
September 2001          45.04415168
October 2001            44.07358219
November 2001           43.12820304
December 2001           42.20757866
January 2002            41.31128045
February 2002           40.43888631
March 2002              39.58998110
April 2002              38.76415578
May 2002                37.96100802
June 2002               37.18014175
July 2002               36.42116695
August 2002             35.68370008
September 2002          34.96736321
October 2002            34.27178456
November 2002           33.59659822
December 2002           32.94144406
January 2003            32.30596745
February 2003           31.68981949
March 2003              31.09265674
April 2003              30.63400592
May 2003                30.19267144
June 2003               29.76832913
July 2003               29.36066008
August 2003             28.96935061
September 2003          28.59409173
October 2003            28.23457952
November 2003           27.89051499
December 2003           27.56160386
January 2004            27.24755632
February 2004           26.94808753
March 2004              26.66291695
April 2004              26.42837934
May 2004                26.20697881
June 2004               25.98760491
July 2004               25.76291466
August 2004             25.53319626
September 2004          25.29872910
October 2004            25.05978341
November 2004           24.81662085
December 2004           24.56949456
January 2005            24.31864939
February 2005           24.06432216
March 2005              23.80674217
April 2005              23.50225611
May 2005                23.19686722
June 2005               22.89073635
July 2005               22.58401814
August 2005             22.27686111
September 2005          21.96940817
October 2005            21.66179677
November 2005           21.35415855
December 2005           21.04662018
January 2006            20.73930307
February 2006           20.43232369
March 2006              20.12579362
April 2006              19.78823826
May 2006                19.45342631
June 2006               19.12138450
July 2006               18.79213708
August 2006             18.46570599
September 2006          18.14211092
October 2006            17.82136932
November 2006           17.50349666
December 2006           17.18850620
January 2007            16.87640951
February 2007           16.56721621
March 2007              16.26093394
April 2007              15.97644225
May 2007                15.69589595
June 2007               15.41923148
July 2007               15.14638593
August 2007             14.87729744
September 2007          14.61190531
October 2007            14.35014939
November 2007           14.09197060
December 2007           13.83731071
January 2008            13.58611235
February 2008           13.33831911
March 2008              13.09387524
April 2008              12.85272595
May 2008                12.61481720
June 2008               12.38009584
July 2008               12.14850935
August 2008             11.92000611
September 2008          11.69453532
October 2008            11.48483858
November 2008           11.29013631
December 2008           11.10896497
January 2009            10.94256367
February 2009           10.78915321
March 2009              10.64856873
April 2009              10.52005355
May 2009                10.40304315
June 2009               10.30342507
July 2009               10.21279276
August 2009             10.12769425
September 2009          10.05467869
October 2009             9.99031061
November 2009            9.93449313
December 2009            9.88713669
January 2010             9.84815874
February 2010            9.81748310
March 2010               9.62556510
April 2010               9.41260424
May 2010                 9.20107598
June 2010                8.99098606
July 2010                8.78233944
August 2010              8.57514013
September 2010           8.36939156
October 2010             8.16509632
November 2010            7.96225611
December 2010            7.76087218
January 2011             7.56094483
February 2011            7.36247384
March 2011               7.16545838
April 2011               6.96989691
May 2011                 6.77578742
June 2011                6.58312715
July 2011                6.39191304
August 2011              6.20214128
September 2011           6.01380766
October 2011             5.82690750
November 2011            5.64143566
December 2011            5.45738641
January 2012             5.27475382
February 2012            5.09353141
March 2012               4.91371229
April 2012               4.73528933
May 2012                 4.55825487
June 2012                4.38260099
July 2012                4.20831949
August 2012              4.03540187
September 2012           3.86383906
October 2012             3.69362209
November 2012            3.52474141
December 2012            3.35718738
January 2013             3.19095017
February 2013            3.02601957
March 2013               2.86238507
April 2013               2.70003618
May 2013                 2.53896210
June 2013                2.37915187
July 2013                2.22059431
August 2013              2.06327797
September 2013           1.90719149
October 2013             1.75232321
November 2013            1.59866132
December 2013            1.44619387
January 2014             1.29490893
February 2014            1.14479429
March 2014               0.99583763
April 2014               0.84802663
May 2014                 0.70134889
June 2014                0.55579191
July 2014                0.41134288
August 2014              0.26798931
September 2014           0.12571840
October 2014
and thereafter           0.00000000

    Scheduled Principal Balances as Percentages of Initial Principal Balance
                             Class A-9 Certificates
                                   Schedule I

                          Percentage of
                             Initial
Distribution Date       Principal Balance
March 1998                 100.00000000%
April 1998                  99.62764344
May 1998                    99.20846280
June 1998                   98.74255556
July 1998                   98.23004896
August 1998                 97.67109988
September 1998              97.06589512
October 1998                96.41465096
November 1998               95.71761328
December 1998               94.97505740
January 1999                94.18728780
February 1999               93.35463816
March 1999                  92.47747080
April 1999                  91.55617672
May 1999                    90.59127708
June 1999                   89.58321696
July 1999                   88.53246908
August 1999                 87.43953320
September 1999              86.30493600
October 1999                85.12924672
November 1999               83.91305912
December 1999               82.65704820
January 2000                81.36193976
February 2000               80.02838276
March 2000                  79.72656696
April 2000                  79.41825600
May 2000                    79.10373580
June 2000                   78.78407788
July 2000                   78.46088852
August 2000                 78.13711876
September 2000              77.81585288
October 2000                77.49736128
November 2000               77.18161176
December 2000               76.86857236
January 2001                76.55821140
February 2001               76.25049728
March 2001                  75.94539872
April 2001                  75.64288452
May 2001                    75.34292384
June 2001                   75.04548592
July 2001                   74.75054024
August 2001                 74.45805644
September 2001              74.16800444
October 2001                73.88035428
November 2001               73.59507624
December 2001               73.31214072
January 2002                73.03151832
February 2002               72.75317996
March 2002                  72.47709660
April 2002                  72.20323936
May 2002                    71.93157972
June 2002                   71.66208916
July 2002                   71.39473944
August 2002                 71.12950244
September 2002              70.86635024
October 2002                70.60525512
November 2002               70.34618952
December 2002               70.08912600
January 2003                69.83403732
February 2003               69.58089644
March 2003                  69.32967648
April 2003                  69.09841796
May 2003                    68.86892228
June 2003                   68.64116296
July 2003                   68.41511380
August 2003                 68.19074868
September 2003              67.96804164
October 2003                67.74696688
November 2003               67.52749876
December 2003               67.30961180
January 2004                67.09328064
February 2004               66.87848012
March 2004                  66.66518520
April 2004                  66.45906184
May 2004                    66.25433324
June 2004                   66.03898536
July 2004                   65.80516300
August 2004                 65.55344068
September 2004              65.28437848
October 2004                64.99852208
November 2004               64.69640340
December 2004               64.37854072
January 2005                64.04543920
February 2005               63.69759100
March 2005                  63.33547564
April 2005                  62.84951308
May 2005                    62.35386256
June 2005                   61.84889460
July 2005                   61.33496944
August 2005                 60.81243720
September 2005              60.28163828
October 2005                59.74290348
November 2005               59.19655428
December 2005               58.64290308
January 2006                58.08225336
February 2006               57.51490004
March 2006                  56.94112956
April 2006                  56.27499836
May 2006                    55.60712372
June 2006                   54.93765268
July 2006                   54.26672732
August 2006                 53.59448488
September 2006              52.92105768
October 2006                52.24657360
November 2006               51.57115584
December 2006               50.89492340
January 2007                50.21799084
February 2007               49.54046868
March 2007                  48.86246336
April 2007                  48.16498976
May 2007                    47.47027508
June 2007                   46.77829112
July 2007                   46.08900968
August 2007                 45.40240280
September 2007              44.71844252
October 2007                44.03710108
November 2007               43.35835084
December 2007               42.68216424
January 2008                42.00851380
February 2008               41.33737224
March 2008                  40.66871240
April 2008                  40.00250712
May 2008                    39.33872944
June 2008                   38.67735252
July 2008                   38.01834956
August 2008                 37.36169392
September 2008              36.70735908
October 2008                36.06945552
November 2008               35.44715016
December 2008               34.83885272
January 2009                34.24595968
February 2009               33.66653080
March 2009                  33.10040936
April 2009                  32.54678396
May 2009                    32.00505476
June 2009                   31.48175204
July 2009                   30.96760820
August 2009                 30.45883032
September 2009              29.96267800
October 2009                29.47537552
November 2009               28.99683632
December 2009               28.52698132
January 2010                28.06573848
February 2010               27.61304244
March 2010                  27.16883416
April 2010                  26.73409000
May 2010                    26.29681624
June 2010                   25.85709076
July 2010                   25.41498912
August 2010                 24.97058472
September 2010              24.52394860
October 2010                24.07514988
November 2010               23.62425536
December 2010               23.17132996
January 2011                22.71643652
February 2011               22.25963596
March 2011                  21.80098732
April 2011                  21.34054768
May 2011                    20.87837248
June 2011                   20.41451520
July 2011                   19.94902772
August 2011                 19.48196020
September 2011              19.01336112
October 2011                18.54327736
November 2011               18.07175424
December 2011               17.59883556
January 2012                17.12456356
February 2012               16.64897912
March 2012                  16.17212160
April 2012                  15.69402896
May 2012                    15.21473788
June 2012                   14.73428364
July 2012                   14.25270024
August 2012                 13.77002040
September 2012              13.28627564
October 2012                12.80149624
November 2012               12.31571128
December 2012               11.82894872
January 2013                11.34123540
February 2013               10.85259704
March 2013                  10.36305828
April 2013                   9.87264272
May 2013                     9.38137300
June 2013                    8.88927060
July 2013                    8.39635620
August 2013                  7.90264944
September 2013               7.40816904
October 2013                 6.91293280
November 2013                6.41695764
December 2013                5.92025968
January 2014                 5.42285408
February 2014                4.92475524
March 2014                   4.42597676
April 2014                   3.92653144
May 2014                     3.42643128
June 2014                    2.92568756
July 2014                    2.42431088
August 2014                  1.92231100
September 2014               1.41969708
October 2014                 0.80050628
November 2014                0.16361020
December 2014
and thereafter               0.00000000




    Scheduled Principal Balances as Percentages of Initial Principal Balance
                             Class A-9 Certificates
                                   Schedule II

                          Percentage of                               Percentage of                               Percentage of
                             Initial                                     Initial                                     Initial
Distribution Date       Principal Balance    Distribution Date      Principal Balance    Distribution Date      Principal Balance

                                             March 2000                 59.42398340%     April 2002                 13.14773488%
March 1998                 100.00000000%     April 2000                 57.03139024      May 2002                   12.01778024
April 1998                 99.62764344       May 2000                   54.60647532      June 2002                  10.93325588
May 1998                   99.20846280       June 2000                  52.16415956      July 2002                   9.89301244
June 1998                  98.74255556       July 2000                  49.72500432      August 2002                 8.89592740
July 1998                  98.23004896       August 2000                47.32411964      September 2002              7.94090460
August 1998                97.67109988       September 2000             44.99668336      October 2002                7.02687336
September 1998             97.06589512       October 2000               42.74439808      November 2002               6.15278828
October 1998               96.41465096       November 2000              40.56542256      December 2002               5.31762820
November 1998              95.71761328       December 2000              38.45795820      January 2003                4.52039608
December 1998              94.97505740       January 2001               36.42024820      February 2003               3.76011820
January 1999               94.18728780       February 2001              34.45057660      March 2003                  3.03584364
February 1999              93.35463816       March 2001                 32.54726728      April 2003                  2.58344052
March 1999                 92.47747080       April 2001                 30.70868304      May 2003                    2.16268724
April 1999                 90.99129604       May 2001                   28.93322484      June 2003                   1.77271388
May 1999                   88.55670932       June 2001                  27.21933068      July 2003                   1.41267128
June 1999                  86.00194448       July 2001                  25.56547508      August 2003                 1.08173048
July 1999                  83.33107512       August 2001                23.97016792      September 2003              0.77908220
August 1999                80.54842092       September 2001             22.43195380      October 2003                0.50393652
September 1999             77.65853660       October 2001               20.94941128      November 2003               0.25552236
October 1999               74.66625148       November 2001              19.52115196      December 2003               0.03308704
November 1999              71.57659768       December 2001              18.14581988      January 2004
December 1999              68.39497552       January 2002               16.82209060      and thereafter              0.00000000
January 2000               65.12703632       February 2002              15.54867064
February 2000              61.77827292       March 2002                 14.32429668

    Scheduled Principal Balances as Percentages of Initial Principal Balances
                             Class A-10 Certificates
                                   Schedule I

IV-32
NYLIB1\0243576.01
                          Percentage of
                             Initial
Distribution Date       Principal Balance

March 1998                 100.00000000%
April 1998                  99.62764343
May 1998                    99.20846281
June 1998                   98.74255555
July 1998                   98.23004895
August 1998                 97.67109990
September 1998              97.06589514
October 1998                96.41465095
November 1998               95.71761329
December 1998               94.97505737
January 1999                94.18728780
February 1999               93.35463815
March 1999                  92.47747079
April 1999                  91.55617672
May 1999                    90.59127709
June 1999                   89.58321696
July 1999                   88.53246905
August 1999                 87.43953321
September 1999              86.30493599
October 1999                85.12924674
November 1999               83.91305912
December 1999               82.65704822
January 2000                81.36193977
February 2000               80.02838278
March 2000                  79.72656694
April 2000                  79.41825599
May 2000                    79.10373579
June 2000                   78.78407789
July 2000                   78.46088853
August 2000                 78.13711875
September 2000              77.81585287
October 2000                77.49736127
November 2000               77.18161176
December 2000               76.86857238
January 2001                76.55821139
February 2001               76.25049730
March 2001                  75.94539870
April 2001                  75.64288453
May 2001                    75.34292385
June 2001                   75.04548593
July 2001                   74.75054023
August 2001                 74.45805646
September 2001              74.16800445
October 2001                73.88035430
November 2001               73.59507623
December 2001               73.31214070
January 2002                73.03151834
February 2002               72.75317997
March 2002                  72.47709659
April 2002                  72.20323938
May 2002                    71.93157971
June 2002                   71.66208915
July 2002                   71.39473943
August 2002                 71.12950244
September 2002              70.86635025
October 2002                70.60525514
November 2002               70.34618952
December 2002               70.08912598
January 2003                69.83403732
February 2003               69.58089646
March 2003                  69.32967649
April 2003                  69.09841797
May 2003                    68.86892229
June 2003                   68.64116296
July 2003                   68.41511381
August 2003                 68.19074869
September 2003              67.96804164
October 2003                67.74696687
November 2003               67.52749875
December 2003               67.30961181
January 2004                67.09328065
February 2004               66.87848013
March 2004                  66.66518518
April 2004                  66.45906185
May 2004                    66.25433326
June 2004                   66.03898536
July 2004                   65.80516299
August 2004                 65.55344070
September 2004              65.28437847
October 2004                64.99852208
November 2004               64.69640338
December 2004               64.37854073
January 2005                64.04543922
February 2005               63.69759100
March 2005                  63.33547566
April 2005                  62.84951308
May 2005                    62.35386257
June 2005                   61.84889462
July 2005                   61.33496944
August 2005                 60.81243722
September 2005              60.28163831
October 2005                59.74290349
November 2005               59.19655430
December 2005               58.64290307
January 2006                58.08225337
February 2006               57.51490005
March 2006                  56.94112954
April 2006                  56.27499839
May 2006                    55.60712372
June 2006                   54.93765269
July 2006                   54.26672733
August 2006                 53.59448486
September 2006              52.92105769
October 2006                52.24657358
November 2006               51.57115586
December 2006               50.89492341
January 2007                50.21799085
February 2007               49.54046869
March 2007                  48.86246336
April 2007                  48.16498975
May 2007                    47.47027508
June 2007                   46.77829111
July 2007                   46.08900970
August 2007                 45.40240278
September 2007              44.71844252
October 2007                44.03710109
November 2007               43.35835085
December 2007               42.68216421
January 2008                42.00851381
February 2008               41.33737225
March 2008                  40.66871241
April 2008                  40.00250713
May 2008                    39.33872947
June 2008                   38.67735251
July 2008                   38.01834957
August 2008                 37.36169391
September 2008              36.70735906
October 2008                36.06945553
November 2008               35.44715014
December 2008               34.83885272
January 2009                34.24595969
February 2009               33.66653079
March 2009                  33.10040936
April 2009                  32.54678393
May 2009                    32.00505477
June 2009                   31.48175204
July 2009                   30.96760822
August 2009                 30.45883030
September 2009              29.96267800
October 2009                29.47537553
November 2009               28.99683633
December 2009               28.52698133
January 2010                28.06573847
February 2010               27.61304244
March 2010                  27.16883417
April 2010                  26.73409001
May 2010                    26.29681625
June 2010                   25.85709077
July 2010                   25.41498913
August 2010                 24.97058471
September 2010              24.52394861
October 2010                24.07514986
November 2010               23.62425537
December 2010               23.17132996
January 2011                22.71643651
February 2011               22.25963597
March 2011                  21.80098731
April 2011                  21.34054770
May 2011                    20.87837248
June 2011                   20.41451521
July 2011                   19.94902772
August 2011                 19.48196018
September 2011              19.01336109
October 2011                18.54327735
November 2011               18.07175423
December 2011               17.59883555
January 2012                17.12456356
February 2012               16.64897912
March 2012                  16.17212159
April 2012                  15.69402897
May 2012                    15.21473789
June 2012                   14.73428364
July 2012                   14.25270023
August 2012                 13.77002042
September 2012              13.28627566
October 2012                12.80149623
November 2012               12.31571129
December 2012               11.82894874
January 2013                11.34123542
February 2013               10.85259704
March 2013                  10.36305828
April 2013                   9.87264273
May 2013                     9.38137298
June 2013                    8.88927061
July 2013                    8.39635620
August 2013                  7.90264944
September 2013               7.40816902
October 2013                 6.91293277
November 2013                6.41695763
December 2013                5.92025966
January 2014                 5.42285407
February 2014                4.92475524
March 2014                   4.42597675
April 2014                   3.92653142
May 2014                     3.42643126
June 2014                    2.92568757
July 2014                    2.42431087
August 2014                  1.92231100
September 2014               1.41969706
October 2014                 0.80050627
November 2014                0.16361020
December 2014
and thereafter               0.00000000





    Scheduled Principal Balances as Percentages of Initial Principal Balances
                             Class A-10 Certificates
                                   Schedule II

                          Percentage of                               Percentage of                               Percentage of
                             Initial                                     Initial                                     Initial
Distribution Date       Principal Balance    Distribution Date      Principal Balance    Distribution Date      Principal Balance

                                             March 2000                59.42398341%      April 2002                 13.14773488%
March 1998                  100.00000000%    April 2000                57.03139022       May 2002                   12.01778023
April 1998                   99.62764343     May 2000                  54.60647532       June 2002                  10.93325586
May 1998                     99.20846281     June 2000                 52.16415953       July 2002                   9.89301243
June 1998                    98.74255555     July 2000                 49.72500432       August 2002                 8.89592741
July 1998                    98.23004895     August 2000               47.32411964       September 2002              7.94090458
August 1998                  97.67109990     September 2000            44.99668336       October 2002                7.02687337
September 1998               97.06589514     October 2000              42.74439810       November 2002               6.15278827
October 1998                 96.41465095     November 2000             40.56542255       December 2002               5.31762819
November 1998                95.71761329     December 2000             38.45795818       January 2003                4.52039610
December 1998                94.97505737     January 2001              36.42024822       February 2003               3.76011821
January 1999                 94.18728780     February 2001             34.45057662       March 2003                  3.03584364
February 1999                93.35463815     March 2001                32.54726728       April 2003                  2.58344052
March 1999                   92.47747079     April 2001                30.70868304       May 2003                    2.16268723
April 1999                   90.99129602     May 2001                  28.93322484       June 2003                   1.77271389
May 1999                     88.55670931     June 2001                 27.21933069       July 2003                   1.41267129
June 1999                    86.00194447     July 2001                 25.56547508       August 2003                 1.08173048
July 1999                    83.33107511     August 2001               23.97016791       September 2003              0.77908221
August 1999                  80.54842094     September 2001            22.43195378       October 2003                0.50393654
September 1999               77.65853659     October 2001              20.94941126       November 2003               0.25552237
October 1999                 74.66625147     November 2001             19.52115196       December 2003               0.03308702
November 1999                71.57659769     December 2001             18.14581987       January 2004
December 1999                68.39497553     January 2002              16.82209059       and thereafter              0.00000000
January 2000                 65.12703633     February 2002             15.54867064
February 2000                61.77827290     March 2002                14.32429667


    Scheduled Principal Balances as Percentages of Initial Principal Balance
                             Class A-12 Certificates

                                                Percentage of
                                                   Initial
         Distribution Date                    Principal Balance

March 1998                                        100.00000000%
April 1998                                         97.57791827
May 1998                                           94.17488298
June 1998                                          89.79314406
July 1998                                          84.43757272
August 1998                                        78.11568042
September 1998                                     70.83762924
October 1998                                       62.61623098
November 1998                                      53.46693935
December 1998                                      43.40783013
January 1999                                       32.45957317
February 1999                                      20.64539337
March 1999                                          7.99102322
April 1999
and thereafter                                      0.00000000

    Scheduled Principal Balances as Percentages of Initial Principal Balance
                             Class A-16 Certificates

                          Percentage of
                             Initial
Distribution Date       Principal Balance

March 1998                 100.00000000%
April 1998                  99.56673900
May 1998                    99.04158400
June 1998                   98.42474100
July 1998                   97.71654500
August 1998                 96.91745800
September 1998              96.02807100
October 1998                95.04910600
November 1998               93.98141200
December 1998               92.82596500
January 1999                91.58386900
February 1999               90.25635000
March 1999                  88.84476100
April 1999                  87.35057500
May 1999                    85.77558800
June 1999                   84.12150000
July 1999                   82.39012500
August 1999                 80.58338700
September 1999              78.70331700
October 1999                76.75208200
November 1999               74.73194400
December 1999               72.64537000
January 2000                70.49496500
February 2000               68.28321800
March 2000                  66.98051200
April 2000                  65.64961600
May 2000                    64.29312200
June 2000                   62.91846000
July 2000                   61.53623200
August 2000                 60.16509500
September 2000              58.82412200
October 2000                57.51467100
November 2000               56.23620800
December 2000               54.98820700
January 2001                53.77015000
February 2001               52.58152700
March 2001                  51.42183700
April 2001                  50.29058500
May 2001                    49.18728600
June 2001                   48.11146100
July 2001                   47.06263800
August 2001                 46.04035400
September 2001              45.04415200
October 2001                44.07358200
November 2001               43.12820300
December 2001               42.20757900
January 2002                41.31128000
February 2002               40.43888600
March 2002                  39.58998100
April 2002                  38.76415600
May 2002                    37.96100800
June 2002                   37.18014200
July 2002                   36.42116700
August 2002                 35.68370000
September 2002              34.96736300
October 2002                34.27178500
November 2002               33.59659800
December 2002               32.94144400
January 2003                32.30596700
February 2003               31.68981900
March 2003                  31.09265700
April 2003                  30.63400600
May 2003                    30.19267100
June 2003                   29.76832900
July 2003                   29.36066000
August 2003                 28.96935100
September 2003              28.59409200
October 2003                28.23458000
November 2003               27.89051500
December 2003               27.56160400
January 2004                27.24755600
February 2004               26.94808800
March 2004                  26.66291700
April 2004                  26.42837900
May 2004                    26.20697900
June 2004                   25.98760500
July 2004                   25.76291500
August 2004                 25.53319600
September 2004              25.29872900
October 2004                25.05978300
November 2004               24.81662100
December 2004               24.56949500
January 2005                24.31864900
February 2005               24.06432200
March 2005                  23.80674200
April 2005                  23.50225600
May 2005                    23.19686700
June 2005                   22.89073600
July 2005                   22.58401800
August 2005                 22.27686100
September 2005              21.96940800
October 2005                21.66179700
November 2005               21.35415900
December 2005               21.04662000
January 2006                20.73930300
February 2006               20.43232400
March 2006                  20.12579400
April 2006                  19.78823800
May 2006                    19.45342600
June 2006                   19.12138400
July 2006                   18.79213700
August 2006                 18.46570600
September 2006              18.14211100
October 2006                17.82136900
November 2006               17.50349700
December 2006               17.18850600
January 2007                16.87641000
February 2007               16.56721600
March 2007                  16.26093400
April 2007                  15.97644200
May 2007                    15.69589600
June 2007                   15.41923100
July 2007                   15.14638600
August 2007                 14.87729700
September 2007              14.61190500
October 2007                14.35014900
November 2007               14.09197100
December 2007               13.83731100
January 2008                13.58611200
February 2008               13.33831900
March 2008                  13.09387500
April 2008                  12.85272600
May 2008                    12.61481700
June 2008                   12.38009600
July 2008                   12.14850900
August 2008                 11.92000600
September 2008              11.69453500
October 2008                11.48483900
November 2008               11.29013600
December 2008               11.10896500
January 2009                10.94256400
February 2009               10.78915300
March 2009                  10.64856900
April 2009                  10.52005400
May 2009                    10.40304300
June 2009                   10.30342500
July 2009                   10.21279300
August 2009                 10.12769400
September 2009              10.05467900
October 2009                 9.99031100
November 2009                9.93449300
December 2009                9.88713700
January 2010                 9.84815900
February 2010                9.81748300
March 2010                   9.62556500
April 2010                   9.41260400
May 2010                     9.20107600
June 2010                    8.99098600
July 2010                    8.78233900
August 2010                  8.57514000
September 2010               8.36939200
October 2010                 8.16509600
November 2010                7.96225600
December 2010                7.76087200
January 2011                 7.56094500
February 2011                7.36247400
March 2011                   7.16545800
April 2011                   6.96989700
May 2011                     6.77578700
June 2011                    6.58312700
July 2011                    6.39191300
August 2011                  6.20214100
September 2011               6.01380800
October 2011                 5.82690800
November 2011                5.64143600
December 2011                5.45738600
January 2012                 5.27475400
February 2012                5.09353100
March 2012                   4.91371200
April 2012                   4.73528900
May 2012                     4.55825500
June 2012                    4.38260100
July 2012                    4.20832000
August 2012                  4.03540200
September 2012               3.86383900
October 2012                 3.69362200
November 2012                3.52474100
December 2012                3.35718700
January 2013                 3.19095000
February 2013                3.02602000
March 2013                   2.86238500
April 2013                   2.70003600
May 2013                     2.53896200
June 2013                    2.37915200
July 2013                    2.22059400
August 2013                  2.06327800
September 2013               1.90719200
October 2013                 1.75232300
November 2013                1.59866100
December 2013                1.44619400
January 2014                 1.29490900
February 2014                1.14479400
March 2014                   0.99583800
April 2014                   0.84802700
May 2014                     0.70134900
June 2014                    0.55579200
July 2014                    0.41134300
August 2014                  0.26798900
September 2014               0.12571800
October 2014
and thereafter               0.00000000

     (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Classes of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

     (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

                  (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                  (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

     (ii)Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated
Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

     (e) The Trust Administrator shall establish and maintain the Upper-Tier Certificate Account, which shall be a separate trust account and an Eligible Account. On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds available on deposit in the Payment Account, (i) deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account the Lower-Tier Distribution Amount and (ii) distribute to the Class A-LR Certificateholder (other than as provided in Section 9.01 respecting the final distribution to Certificateholders) by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, the Class A Distribution Amount with respect to the Class A-LR Certificate and all other amounts distributable to the Class A-LR Certificate. The Trust Administrator may clear and terminate the Upper-Tier Certificate Account pursuant to Section 9.01.

     (f) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record (other than the Class A-LR Certificateholder) on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this
Section 4.01(f) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.24, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each such Class of Class B Certificates.

     In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-5, Class A-R or Class A-LR Certificates) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, in the case of the Class A-5 Certificates, the Class A-5 Notional Amount would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a)(i).

     (g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(g) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Section 4.02. Allocation of Realized Losses.

     (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

     first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

     second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

     third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

     fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

     fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

     sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

     seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

     After the Cross-Over Date, the principal portion of Realized Losses, other than Excess Losses, allocated to the Class A-6 Certificates will be borne by the Class A-16 Certificates to the extent set forth in the proviso to the third sentence of the first paragraph under the definition of Principal Balance.

     This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

     (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses
occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance,
respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

     (c) Any Realized  Losses  allocated to a Class of Class A  Certificates  or
Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

     (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Classes of Class A Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

     (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages.

     (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

     (g) With respect to any Distribution Date, the principal portion of Realized Losses and recoveries attributable to previously allocated Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class or Classes as provided above.

     With respect to any Distribution Date, the interest portion of Realized Losses allocated pursuant to this Section 4.02 will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

Section 4.03. Paying Agent.

     (a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

     The Master Servicer may, at any time, remove or replace the Paying Agent.

     The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

                   (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

                  (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

                 (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

     (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

Section 4.04. Statements to Certificateholders;
Report to the Trust Administrator and the Seller.

     Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

                   (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

                  (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

                 (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

                  (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class B of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

                   (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

                  (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

                 (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

                (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

                  (ix)  the  aggregate   Scheduled  Principal  Balances  of  the
         Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

                   (x) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                  (xi)  the  Class A  Prepayment  Percentage  for the  following
         Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                 (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current
         Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                 (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

                  (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

                 (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

                (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

               (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

                 (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

                  (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

                 (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

                (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

               (xxiii) in the case of the Class A-6, Class A-7, Class A-8 and Class A-16 Certificates, the Class A-6 Pass-Through Rate, the Class A-7 Pass-Through Rate, the Class A-8 Pass-Through Rate and the Class A-16 Pass-Through Rate;

                (xxiv) in the case of the Class A-5 Certificates, the Class A-5 Notional Amount, if any; and

                 (xxv)  the Class A-PO Deferred Amount, if any; and

                (xxvi) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

     In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R and Class A-LR Certificates) with a $1,000 Denomination, and as a dollar amount per Class A-R and Class A-LR Certificate with a $100 Denomination.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses
(iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

     Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

     In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

Section 4.05. Reports to Mortgagors and the Internal Revenue Service.

     The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trust Administrator acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

Section 4.06. Calculation of Amounts; Binding Effect of Interpretations and Actions of Master Servicer.

     The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

Section 4.07. Determination of LIBOR.

     On each Rate Determination Date, the Trust Administrator shall determine LIBOR for the succeeding LIBOR Based Interest Accrual Period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate Determination Date. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Dow Jones Telerate Service.

     If on any Rate Determination Date the Trust Administrator is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph LIBOR for the Distribution Date in the succeeding month will be whichever is higher of (x) LIBOR as determined on the previous Rate Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trust Administrator determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rates that New York City banks selected by the Trust Administrator are quoting, on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Trust Administrator are quoting on such Rate Determination Date to leading European banks.

     If on any Rate Determination Date the Trust Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the Distribution Date in the succeeding month will be LIBOR as determined on the previous Rate Determination Date, or, in the case of the first Rate Determination Date, 5.50%.

                  The establishment of LIBOR by the Trust Administrator and the Trust Administrator's subsequent calculation of the rates of interest applicable to the Class A-6, Class A-7, Class A-8 and Class A-16 Certificates, in the absence of manifest error, will be final and binding. After a Rate Determination Date, the Trust Administrator shall provide the Pass-Through Rates of the Class A-6, Class A-7, Class A-8 and Class A-16 Certificates for the related Distribution Date to Beneficial Owners or Holders of Class A-6 , Class A-7, Class A-8 and Class A-16 Certificates who place a telephone call to the Trust Administrator at (704) 590-6161 and make a request therefor.

ARTICLE V

THE CERTIFICATES

Section 5.01. The Certificates.

     (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-5, Class A-16, Class A-PO, Class A-R and Class A-LR Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-5, Class A-16, Class A-PO, Class A-R and Class A-LR Certificates) that evidences one Single Certificate plus such additional principal portion or notional amount as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-14, A-15, A-16, A-PO, A-R, A-LR, B-1, B-2, B-3, B-4, B-5,
B-6, and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion (or notional amount) evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective
Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

     "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Trust Administrator or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

     (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

                   (i) the provisions of this Section 5.01(b) shall be in full force and effect;

                  (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

                 (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

                  (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

                   (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

     Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

Section 5.02. Registration of Certificates.

     (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trust Administrator or the Authenticating Agent in accordance with their standard procedures.

     (b) No transfer of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer, and (ii) the Trust Administrator shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Seller or the Master Servicer. The Holder of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class A-PO, Class B-3, Class B-4 or Class B-5 Certificates under said Act or any other securities law.

     (c) No transfer of a Class A-16, Class A-PO or Class B Certificate shall be made (other than the transfer of the Class A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trust Administrator shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of Exhibit K hereto, in the case of a Class A-16, Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer or (b) with respect to the Class A-16 Certificates and the Class B Certificates only, if such transferee is an insurance company,
(A) the source of funds used to purchase the Class A-16 or Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class A-16 or Class B Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class A-16, Class A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class A-16, Class A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class A-16, Class A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

     (d) No legal or beneficial interest in all or any portion of the Class A-R or Class A-LR Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R or Class A-LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R or Class A-LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R or Class A-LR Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses
(i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R or Class A-LR Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R or Class A-LR Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R or Class A-LR Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R or Class A-LR Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

     The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R or Class A-LR Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R and Class A-LR Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

     Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R or Class A-LR Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R or Class A-LR Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R or Class A-LR Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R or Class A-LR Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R or Class A-LR Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R or Class A-LR Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

Section 5.04. Persons Deemed Owners.

     Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar shall be affected by notice to the contrary.

Section 5.05. Access to List of Certificateholders' Names and Addresses.

     (a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

     (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

     (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

Section 5.06. Maintenance of Office or Agency.

     The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

Section 5.07. Definitive Certificates.

     If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency or
(iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry
Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trust Administrator shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

Section 5.08  Notices to Clearing Agency.

     Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

ARTICLE VI

THE SELLER AND THE MASTER SERVICER

Section 6.01. Liability of the Seller and the Master Servicer.

     The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

Section 6.02. Merger or Consolidation of the Seller or the Master Servicer.

     Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

Section 6.03. Limitation on Liability of the Seller, the Master Servicer and Others.

     Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

Section 6.04. Resignation of the Master Servicer.

     The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

Section 6.05. Compensation to the Master Servicer.

     The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

Section 6.06. Assignment or Delegation of Duties by Master Servicer.

     The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, the Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

Section 6.07. Indemnification of Trustee, Trust Administrator and Seller by Master Servicer.

     The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

ARTICLE VII

DEFAULT

Section 7.01. Events of Default.

     In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

                   (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

                  (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

                 (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

                  (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

                   (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

                  (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

                 (vii) the Master Servicer and any  subservicer  appointed by it
         becomes   ineligible  to  service  for  both  FNMA  and  FHMLC,   which
         ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator and the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator on behalf of the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

Section 7.02. Other Remedies of Trustee.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 7.03. Directions by Certificateholders and
Duties of Trustee During Event of Default.

     During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

Section 7.04. Action upon Certain Failures of the
Master Servicer and upon Event of Default.

     In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or
(ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or Trust Administrator may, but need not if the Trustee or Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

Section 7.05. Trust Administrator to Act; Appointment of Successor.

     When the Master Servicer receives notice of termination pursuant to Section
7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust
Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

Section 7.06. Notification to Certificateholders.

     Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

ARTICLE VIII

CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01. Duties of Trustee and Trust Administrator.

     The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

     The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee and the Trust
Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

     No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                   (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

                  (ii) The Trustee and the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator, under this Agreement; and

                 (iii) The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

     None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section  8.02.  Certain  Matters  Affecting  the  Trustee  and  the  Trust
Administrator.

     Except as otherwise provided in Section 8.01:

                   (i) Each of the Trustee and the Trust Administrator may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) Each of the Trustee and the Trust Administrator may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                 (iii) Neither of the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement; and

                  (iv) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

Section 8.03. Neither Trustee nor Trust Administrator Required to Make Investigation.

     Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

Section  8.04. Neither  Trustee  nor  Trust   Administrator   Liable  for
Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

Section 8.05. Trustee and Trust Administrator May Own Certificates.

     Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent.

Section 8.06. The Master Servicer to Pay Fees and Expenses.

     The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be, and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be, upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

Section 8.07. Eligibility Requirements.

     Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

Section 8.08. Resignation and Removal.

     Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust
Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

     If at any time the  Trustee or the Trust  Administrator  shall  cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

     The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

     Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

Section 8.09. Successor.

     Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be, herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be, all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

     Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

Section 8.10. Merger or Consolidation.

     Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal, state or local tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

Section 8.11. Authenticating Agent.

     The Trust Administrator may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

     Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

     The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator, the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

     The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

 Section 8.12. Separate Trustees and Co-Trustees.

     The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                   (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

                  (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

                 (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

                  (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

     Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

     No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under
Section 8.09 hereof.

     The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

     The  Master   Servicer  shall  pay  the  reasonable   compensation  of  the
co-trustees to the extent,  and in accordance  with the standards,  specified in
Section 8.06 hereof.

Section 8.13.  Appointment of Custodians.

     The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in
Section 10.01(a).

Section 8.14.  Tax Matters; Compliance with REMIC Provisions.

                  (a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as two separate REMICs; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the Upper-Tier REMIC, the Lower-Tier REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC using a calendar year as the taxable year and the accrual method of accounting; (ii) in the first such federal tax returns, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Upper-Tier REMIC and the Lower-Tier REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of each REMIC, and the fair market value and adjusted basis of the property of each REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in either the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Code Section 860D(a)(2) other than the interests in the Upper-Tier REMIC represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-PO and Class A-R Certificates, the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and the interests in the Lower-Tier REMIC represented by the Class A-L1, Class A-L2, Class A-L3, Class A-L4, Class A-L6, Class A-L9, Class A-L10, Class A-L12, Class A-L14, Class A-LPO, Class A-LUR, Class B-L1, Class B-L2, Class B-L3, Class B-L4, Class B-L5 and Class B-L6 Interests and the Class A-LR Certificate; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee and the Trust Administrator that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Upper-Tier REMIC or Lower-Tier REMIC or the Trust Estate to tax or (c) cause the Trust Estate to fail to qualify as two separate REMICs; (ix) exercise reasonable care not to allow either the Upper-Tier REMIC or the Lower-Tier REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Upper-Tier REMIC or the Lower-Tier REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the Upper-Tier REMIC or the Lower-Tier REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R and Class A-LR Certificateholders for such purpose (or if the Master Servicer is not so permitted, the Holders of the Class A-R and Class A-LR Certificates shall be tax matters persons in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee's sole duties with respect to the Upper-Tier REMIC and Lower Tier REMIC are to sign the tax returns referred to in clause (i) of the second preceding sentence and to comply with written directions from the Master Servicer or the Trust Administrator.

                  In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the
Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the Upper-Tier REMIC and Lower-Tier REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the Upper-Tier REMIC or Lower-Tier REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

     (b) Notwithstanding anything in this Agreement to the contrary, the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee, respectively, to perform its obligations under this Section 8.14.

Section 8.15.  Monthly Advances.

     In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

ARTICLE IX

TERMINATION

Section 9.01.  Termination upon Purchase by the
Seller or Liquidation of All Mortgage Loans.

     Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

     Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trust Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trust Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

     Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R and Class A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Account and the Certificate Account, respectively (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Such amount shall be distributed in respect of interest and principal in respect of the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes in the manner specified in Section 4.01(a)(ii). Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

     In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

Section 9.02.  Additional Termination Requirements.

     In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to federal tax or cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

                   (i) The notice  given by the Master  Servicer  under  Section
         9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the Upper-Tier REMIC and Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the Upper-Tier REMIC and Lower-Tier REMIC; and

                  (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in
         Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01. Amendment.

     (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein,
(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as two separate REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate, the Upper-Tier REMIC or the Lower-Tier REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Upper-Tier Certificate Account and Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect,
(v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Upper-Tier REMIC or the Lower-Tier REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall
(i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

     Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Upper-Tier REMIC or the Lower-Tier REMIC to tax or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders  under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

     (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trust Administrator or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

                  (a) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

                  (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

     A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

Section 10.02. Recordation of Agreement.

     This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.03. Limitation on Rights of Certificateholders.

     The death or  incapacity  of any  Certificateholder  shall not  operate  to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

Section 10.04. Governing Law; Jurisdiction.

     This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 10.05. Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way,
Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office and (iv) in the case of the Trust Administrator, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

     For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, such Servicer or a Certificateholder.

Section 10.06. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.07. Special Notices to Rating Agencies.

     (a) The Trust Administrator shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

                   (i) any amendment to this Agreement pursuant to Section 10.01(a);

                  (ii) any sale or transfer of the Class B Certificates pursuant to Section 5.02 to an affiliate of the Seller;

                 (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

                  (iv)     any resignation of the Master Servicer pursuant to
         Section 6.04;

                   (v) the occurrence of any of the Events of Default described in Section 7.01;

                  (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

                 (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

                (viii) the making of a final payment pursuant to Section 9.01.

     (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

                   (i)     the appointment of a Custodian pursuant to Section

          2.02;

                  (ii) the resignation or removal of the Trustee or the Trust Administrator pursuant to Section 8.08;

                 (iii)  the   appointment  of  a  successor   trustee  or  trust
administrator pursuant to Section 8.09; or

                  (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

     (c) The Master Servicer shall deliver to each Rating Agency:

                   (i)     reports prepared pursuant to Section 3.05; and

                  (ii) statements prepared pursuant to Section 4.04.

Section 10.08.    Covenant of Seller.

     The  Seller  shall  not  amend   Article  Third  of  its   Certificate   of
Incorporation without the prior written consent of each Rating Agency rating the Certificates.

Section 10.09.    Recharacterization.

     The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

ARTICLE XI

TERMS FOR CERTIFICATES

Section 11.01.    Class A Fixed Pass-Through Rate.

     The Class A Fixed Pass-Through Rate is 6.750% per annum.

Section 11.02.    Cut-Off Date.

     The Cut-Off Date for the Certificates is March 1, 1998.

Section 11.03.    Cut-Off Date Aggregate Principal Balance.

     The Cut-Off Date Aggregate Principal Balance is $350,280,200.18.

Section 11.04.    Original Class A Percentage.

     The Original Class A Percentage is 95.99888652%

Section 11.05.    Original Principal Balances of the Classes of Class A
     Certificates.

     As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                                              Original
                      Class                   Principal Balance
                      Class A-1                 $      11,962,000.00
                      Class A-2                 $      29,817,000.00
                      Class A-3                 $      65,980,000.00
                      Class A-4                 $       8,176,000.00
                      Class A-6                 $      77,570,000.00
                      Class A-7                 $      15,714,000.00
                      Class A-8                 $      10,476,000.00
                      Class A-9                 $      25,000,000.00
                      Class A-10                $      38,450,000.00
                      Class A-11                $       2,576,000.00
                      Class A-12                $       6,546,000.00
                      Class A-13                $       1,851,000.00
                      Class A-14                $       2,661,000.00
                      Class A-15                $      38,400,000.00
                      Class A-16                $       1,000,000.00
                      Class A-PO                $          89,471.73
                      Class A-R                 $             100.00
                      Class A-LR                $             100.00

Section 11.05(a). Original Class A-5 Notional Amount.

     The Original Class A-5 Notional Amount is $4,387,851.85

Section 11.06.    Original Class A Non-PO Principal Balance.

     The Original Class A Non-PO Principal Balance is $336,179,200.00.

Section 11.07.    Original Subordinated Percentage.

     The Original Subordinated Percentage is 4.00111348%.

Section 11.08.    Original Class B-1 Percentage.

     The Original Class B-1 Percentage is 1.25017587%.

Section 11.09.    Original Class B-2 Percentage.

     The Original Class B-2 Percentage is 1.50061083%.

Section 11.10.    Original Class B-3 Percentage.

     The Original Class B-3 Percentage is 0.45004047%.

Section 11.11.    Original Class B-4 Percentage.

     The Original Class B-4 Percentage is 0.35009493%.

Section 11.12.    Original Class B-5 Percentage.

     The Original Class B-5 Percentage is 0.19989107%.

Section 11.13.    Original Class B-6 Percentage.

     The Original Class B-6 Percentage is 0.25030030%.

Section 11.14.    Original Class B Principal Balance.

     The Original Class B Principal Balance is $14,011,528.45.

Section 11.15.    Original Principal Balances of the Classes of Class B
                  Certificates.

     As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                                 Original
         Class                   Principal Balance
           Class B-1                 $       4,378,000.00
           Class B-2                 $       5,255,000.00
           Class B-3                 $       1,576,000.00
           Class B-4                 $       1,226,000.00
           Class B-5                 $         700,000.00
           Class B-6                 $         876,528.45

Section 11.16.    Original Class B-1 Fractional Interest.

     The Original Class B-1 Fractional Interest is 2.75093760%.

Section 11.17.    Original Class B-2 Fractional Interest.

     The Original Class B-2 Fractional Interest is 1.25032677%.

Section 11.18.    Original Class B-3 Fractional Interest.

     The Original Class B-3 Fractional Interest is 0.80028630%.

Section 11.19.    Original Class B-4 Fractional Interest.

     The Original Class B-4 Fractional Interest is 0.45019137%.

Section 11.20.    Original Class B-5 Fractional Interest.

     The Original Class B-5 Fractional Interest is 0.25030030%.

Section 11.21.    Closing Date.

     The Closing Date is March 30, 1998.

Section 11.22.    Right to Purchase.

     The right of the Seller to purchase all of the Mortgage  Loans  pursuant to
Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $35,028,020.02 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

Section 11.23.    Wire Transfer Eligibility.

     With respect to the Class A (other than the Class A-5, Class A-PO, Class A-R and Class A-LR Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-5 and Class A-PO Certificates, the minimum
Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class A-R and Class A-LR Certificates are not eligible for wire transfer.

Section 11.24.    Single Certificate.

     A Single Certificate for each Class of Class A Certificates (other than the Class A-5, Class A-7, Class A-8, Class A-16, Class A-PO, Class A-R and Class A-LR Certificates) and each Class of the Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-R and Class A-LR Certificates represents a $100 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Class A-7, Class A-8 and Class A-16 Certificates represents a $1,000,000 Denomination. A Single Certificate for the Class A-5 Certificates represents a $4,387,851.85 Denomination. A Single Certificate for the Class A-PO Certificates represents a $89,471.73 Denomination.

Section 11.25.    Servicing Fee Rate.

     The rate used to calculate the Servicing Fee is equal to 0.250% per annum.

Section 11.26.    Master Servicing Fee Rate.

     The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.016% per annum.

                  IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    NORWEST ASSET SECURITIES CORPORATION
                                      as Seller

                                    By:
                                          Name:
                                          Title:

                                    NORWEST BANK MINNESOTA, NATIONAL
                                    ASSOCIATION
                                    as Master Servicer

                                    By:
                                          Name:
                                          Title:

                                   FIRST UNION NATIONAL BANK
                                   as Trust Administrator

                                   By:
                                        Name:
                                        Title:

Attest:
By:
Name:
Title:


                                   UNITED STATES TRUST COMPANY OF NEW YORK
                                     as Trustee

                                   By:
                                         Name:
                                         Title:

                                   By:
                                         Name:
                                         Title:

STATE OF NEW YORK  )
                      ss.:
COUNTY OF NEW YORK )

                  On this 30th day of March, 1998, before me, a notary public in and for the State of New York, personally appeared Alan McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is an Assistant Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK  )
                       ss.:
COUNTY OF NEW YORK )

                  On this 30th day of March, 1998, before me, a notary public in and for the State of New York, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides at Frederick, Maryland; that she is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA)
                         ss.:
COUNTY OF              )

                  On this 30th day of March, 1998, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.





-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA)
                        ss.:
COUNTY OF              )

                  On this 30th day of March, 1998, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK)
                  ss.:
COUNTY OF        )

                  On this 30th day of March, 1998, before me, a notary public in and for the State of New York, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at ________________, New York; that s/he is a ____________________ of United States
Trust Company of New York, a ________________________, one of the parties that executed the foregoing instrument; and that s/he signed her/his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK)
                   ss.:
COUNTY OF        )

                  On this 30th day of March, 1998, before me, a notary public in and for the State of New York, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at ________________, New York; that s/he is a ____________________ of United States
Trust Company of New York, a ________________________, one of the parties that executed the foregoing instrument; and that s/he signed her/his name thereto by order of the Board of Directors of said corporation.





-------------------------
Notary Public

[NOTARIAL SEAL]



                                   SCHEDULE I

    Norwest Asset Securities Corporation, Mortgage Pass-Through Certificates,
          Series 1998-6 Applicable Unscheduled Principal Receipt Period


                                             Full Unscheduled           Partial Unscheduled
     Servicer                                Principal Receipts          Principal Receipts
Norwest Mortgage, Inc. (Exhibit F-1)           Prior Month                 Prior Month
Norwest Mortgage, Inc. (Exhibit F-2)           Mid Month                   Mid Month
The Huntington Mortgage Company                Prior Month                 Prior Month
First Bank National Association                Prior Month                 Prior Month
FT Mortgage Companies                          Mid-Month                   Prior Month
Suntrust Mortgage Inc.                         Prior Month                 Prior Month
First Union Mortgage Corp.                     Prior Month                 Prior Month
National City Mortgage Co.                     Prior Month                 Prior Month
Farmers State Bank and Trust                   Mid Month                   Prior Month
People's Bank                                  Mid Month                   Prior Month
America First Credit Union                     Mid Month                   Prior Month



A-1-4



                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR
       REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
 ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT
  IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1998-6 CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   March 1, 1998

CUSIP No.:                          First Distribution Date:  April 27, 1998


Percentage Interest evidenced       Denomination: $
by this Certificate:  %

                  THIS   CERTIFIES  THAT   ___________________________   is  the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.650% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                      First Union National Bank,
                                      Trust Administrator

                                      By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                      A-2-5


                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED
   IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY
                       AN AUTHORIZED REPRESENTATIVE OF THE
  DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER,
    PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
     WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
                                    HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1998-6 CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   March 1, 1998

CUSIP No.:                             First Distribution Date:  April 27, 1998

Percentage Interest evidenced          Denomination: $
by this Certificate:  %

                  THIS   CERTIFIES  THAT   ___________________________   is  the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.350% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                       Trust Administrator

                                       By____________________________
                                        Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED
   IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY
                       AN AUTHORIZED REPRESENTATIVE OF THE
  DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER,
    PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
     WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
                                    HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1998-6 CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   March 1, 1998

CUSIP No.:                           First Distribution Date:  April 27, 1998

Percentage Interest evidenced        Denomination: $
by this Certificate:  %

                  THIS   CERTIFIES  THAT   ___________________________   is  the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                       Trust Administrator

                                       By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED
   IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY
                       AN AUTHORIZED REPRESENTATIVE OF THE
  DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER,
    PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
     WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
                                    HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1998-6 CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   March 1, 1998

CUSIP No.:                              First Distribution Date:  April 27, 1998


Percentage Interest evidenced           Denomination: $
by this Certificate:  %

                  THIS   CERTIFIES  THAT   ___________________________   is  the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                           First Union National Bank,
                               Trust Administrator

                           By____________________________
                             Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1998-6 CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:   March 1, 1998

CUSIP No.:                            First Distribution Date:  April 27, 1998

Percentage Interest evidenced         Denomination     $ (Initial Class A-5
                                                       Notional Amount)
by this Certificate: %

                  THIS   CERTIFIES  THAT   ___________________________   is  the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-5 Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-5 Certificates are not entitled to distributions in respect of principal. Interest will accrue on the Class A-5 Certificates each month in an amount equal to the product of (i) 1/12th of 6.750% and (ii) the Class A-5 Notional Amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on March 30, 1998, at an issue price of 20.14175% of the initial Class A-5 Notional Amount, including accrued interest, and a stated redemption price at maturity equal to all interest distributions hereon, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 19, 1998, with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7,
Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-R, Class A-LR, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial Class A-5 Notional Amount is approximately 11.00494494%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 17.93%; and (iii) the amount of OID allocable to the short first accrual period (March 30, 1998 to April 25, 1998) as a percentage of the initial Class A-5 Notional Amount, calculated using the exact method, is approximately 0.25050700%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                       Trust Administrator

                                       By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1998-6 CLASS A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   March 1, 1998

CUSIP No.:                             First Distribution Date:  April 27, 1998

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

                  THIS   CERTIFIES  THAT   ___________________________   is  the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. Interest on this Certificate will accrue with respect to each Distribution Date during the period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs (each a "LIBOR Based Interest Accrual Period"). The pass-through rate applicable with respect to the initial LIBOR Based Interest Accrual Period will be 5.950% per annum. Thereafter, with respect to each LIBOR Based Interest Accrual Period, the pass-through will be a per annum rate equal to the lesser of (i) 0.45% plus LIBOR, as determined on the second business day preceding the commencement of such LIBOR Based Interest Accrual Period, and (ii) 9.00%. The amount of interest which accrues on this Certificate in any LIBOR Based Interest Accrual Period will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                       Trust Administrator

                                       By____________________________
                                         Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1998-6 CLASS A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date:   March 1, 1998

CUSIP No.:                              First Distribution Date:  April 27, 1998

Percentage Interest evidenced           Denomination:  $
by this Certificate: %

                  THIS   CERTIFIES  THAT   ___________________________   is  the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. Interest on this Certificate will accrue with respect to each Distribution Date during the period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs (each a "LIBOR Based Interest Accrual Period"). The pass-through rate applicable with respect to the initial LIBOR Based Interest Accrual Period will be 10.000% per annum. Thereafter, with respect to each LIBOR Based Interest Accrual Period, the pass-through will be a per annum rate equal to (i) 37.50% minus (ii) the product of 5.00 and LIBOR, as determined on the second business day preceding the commencement of such LIBOR Based Interest Accrual Period, subject to a minimum rate of 0.00% and a maximum rate of 37.50%. The amount of interest which accrues on this Certificate in any LIBOR Based Interest Accrual Period will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on March 30, 1998, and based on its issue price of 96.11989%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 5 days of interest at the initial pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming (a) that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 19, 1998, with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class 16, Class A-R, Class A-LR, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate and
(b) that the interest rate at which distributions of interest on this Certificate actually will be made will be determined as though the pass-through rate on this Certificate applicable to the first Distribution Date will not change thereafter: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 4.01900000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 10.64%; and (iii) the amount of OID allocable to the short first accrual period (March 30, 1998 to April 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01496266%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                       Trust Administrator

                                       By____________________________
                                         Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-8
                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1998-6 CLASS A-8

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

   THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   March 1, 1998

CUSIP No.:                             First Distribution Date:  April 27, 1998

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

                  THIS   CERTIFIES  THAT   ___________________________   is  the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. Interest on this Certificate will accrue with respect to each Distribution Date during the period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs (each a "LIBOR Based Interest Accrual Period"). The pass-through rate applicable with respect to the initial LIBOR Based Interest Accrual Period will be 7.875% per annum. Thereafter, with respect to each LIBOR Based Interest Accrual Period, the pass-through will be a per annum rate equal to 64.125% minus the product of 7.50 and LIBOR, as determined on the second business day preceding the commencement of such LIBOR Based Interest Accrual Period, subject to a minimum rate of 0.00% and a maximum rate of 7.875%. The amount of interest which accrues on this Certificate in any LIBOR Based Interest Accrual Period will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on March 30, 1998, and based on its issue price of 96.67188%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 5 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming (a) that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 19, 1998, with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-R, Class A-LR, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate and (b) that the interest rate at which distributions of interest on this Certificate actually will be made will be determined as though the pass-through rate on this Certificate applicable to the first Distribution Date will not change thereafter: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 3.43750000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.88%; and (iii) the amount of OID allocable to the short first accrual period (March 30, 1998 to April 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.04920958%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                       Trust Administrator

                                       By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-9
                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1998-6 CLASS A-9

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   March 1, 1998

CUSIP No.:                             First Distribution Date:  April 27, 1998


Percentage Interest evidenced          Denomination: $
by this Certificate:  %

                  THIS   CERTIFIES  THAT   ___________________________   is  the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 6.900% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                       Trust Administrator
                                       By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT A-10
                    [FORM OF FACE OF CLASS A-10 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED
   IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY
  AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER,PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON ISWRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE
                        & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-6 CLASS A-10

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:   March 1, 1998

CUSIP No.:                            First Distribution Date:  April 27, 1998


Percentage Interest evidenced         Denomination: $
by this Certificate:  %

                  THIS   CERTIFIES  THAT   ___________________________   is  the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-10 Certificates applicable to each Distribution Date will be 7.065% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-10 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                       Trust Administrator

                                       By____________________________
                                        Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator
By ________________________
   Authorized Officer

                                                     EXHIBIT A-11
                                       [FORM OF FACE OF CLASS A-11 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
    MADE TO CEDE & CO., ANY TRANSFER,PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-6 CLASS A-11

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   March 1, 1998

CUSIP No.:                             First Distribution Date:  April 27, 1998

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

                  THIS   CERTIFIES  THAT   ___________________________   is  the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-11 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-11 Certificates required to be distributed to Holders of Class A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-11 Certificates applicable to each Distribution Date will be 6.750% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this
Certificate will be added to the Principal Balance of the Class A-11 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-11 Certificates, as described in the Agreement.

                  Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate is issued on March 30, 1998, at an issue price of 93.65775%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 19, 1998, with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-R, Class A-LR, Class B-1, Class B-2 and Class B-3) Certificates used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 264.76540877%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.13%; and (iii) the amount of OID allocable to the short first accrual period (March 30, 1998 to April 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.46346135%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                        Trust Administrator

                                         By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT A-12
                    [FORM OF FACE OF CLASS A-12 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-6 CLASS A-12

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   March 1, 1998

CUSIP No.:                             First Distribution Date:  April 27, 1998

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

                  THIS   CERTIFIES  THAT   ___________________________   is  the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-12 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-12 Certificates required to be distributed to Holders of Class A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-12 Certificates applicable to each Distribution Date will be 7.000% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this
Certificate will be added to the Principal Balance of the Class A-12 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-12 Certificates, as described in the Agreement.

                  Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on March 30, 1998, at an issue price of 99.38189%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 19, 1998, with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-R, Class A-LR, Class B-1, Class B-2 and Class B-3) Certificates used to price this Certificate:
(i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 7.62666412%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.76%; and (iii) the amount of OID allocable to the short first accrual period (March 30, 1998 to April 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.53519674%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                       Trust Administrator

                                        By____________________________
                                         Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT A-13
                    [FORM OF FACE OF CLASS A-13 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-6 CLASS A-13

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     UNTIL THE APPLICABLE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   March 1, 1998

CUSIP No.:                             First Distribution Date:  April 27, 1998

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

                  THIS   CERTIFIES  THAT   ___________________________   is  the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-13 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-13 Certificates required to be distributed to Holders of Class A-13 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-13 Certificates applicable to each Distribution Date will be 7.000% per annum. Prior to the applicable Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this
Certificate will be added to the Principal Balance of the Class A-13 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-13 Certificates, as described in the Agreement.

                  Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on March 30, 1998, at an issue price of 93.68089%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 19, 1998, with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-R, Class A-LR, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate:
(i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 300.36377075%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.34%; and (iii) the amount of OID allocable to the short first accrual period (March 30, 1998 to April 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.47757932%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                       Trust Administrator

                                       By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT A-14
                    [FORM OF FACE OF CLASS A-14 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-6 CLASS A-14

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   March 1, 1998

CUSIP No.:                             First Distribution Date:  April 27, 1998

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

                  THIS   CERTIFIES  THAT   ___________________________   is  the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-14 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-14 Certificates required to be distributed to Holders of Class A-14 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The Class A-14 Certificate will not be entitled to distributions in respect of interest.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This  Certificate  is  issued  on March  30,  1998,  at an  issue  price of
71.90600% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 19, 1998, with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16 Class A-R, Class A-LR, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 28.09400000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.16%; and (iii) the amount of OID allocable to the short first accrual period (March 30, 1998 to April 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.35725410%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                        Trust Administrator

                                        By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT A-15
                    [FORM OF FACE OF CLASS A-15 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
      DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
   REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
   MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                      CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-6 CLASS A-15

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   March 1, 1998

CUSIP No.:                             First Distribution Date:  April 27, 1998

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

                  THIS   CERTIFIES  THAT   ___________________________   is  the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-15 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-15 Certificates required to be distributed to Holders of Class A-15 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-15 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-15 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                       Trust Administrator

                                       By____________________________
                                        Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT A-16
                    [FORM OF FACE OF CLASS A-16 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-6 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-6 CLASS A-16

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   March 1, 1998

CUSIP No.:                             First Distribution Date:  April 27, 1998

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

                  THIS   CERTIFIES  THAT   ___________________________   is  the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-16 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-16 Certificates required to be distributed to Holders of Class A-16 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-16 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. Interest on this Certificate will accrue with respect to each Distribution Date during the period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs (each a "LIBOR Based Interest Accrual Period"). The pass-through rate applicable with respect to the initial LIBOR Based Interest Accrual Period will be 5.950% per annum. Thereafter, with respect to each LIBOR Based Interest Accrual Period, the pass-through will be a per annum rate equal to the lesser of (i) 0.45% plus LIBOR, as determined on the second business day preceding the commencement of such LIBOR Based Interest Accrual Period, and (ii) 9.00%. The amount of interest which accrues on this Certificate in any LIBOR Based Interest Accrual Period will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-16 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                       Trust Administrator

                                       By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]


THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-6, CLASS A-PO

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   March 1, 1998

CUSIP No.:                             First Distribution Date:  April 27, 1998

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on March 30, 1998, at an issue price of 57.00000% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 19, 1998, with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-R, Class A-LR, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 43.00000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 11.25%; and (iii) the amount of OID allocable to the short first accrual period (March 30, 1998 to April 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.44495531%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                       Trust Administrator

                                       By____________________________
                                        Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS,
IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE UPPER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-6, CLASS A-R


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   March 1, 1998

CUSIP No.:                             First Distribution Date:  April 27, 1998

Percentage Interest evidenced          Denomination:  $100.00
by this Certificate: 100%

                  THIS   CERTIFIES   THAT   __________________________   is  the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to Holders of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                       Trust Administrator


                                       By____________________________
                                        Authorized Officer

Countersigned:

First Union National Bank,
 Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT A-LR
                    [Form of Face of Class A-LR Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS,
IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-LR CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE LOWER-TIER REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-6, CLASS A-LR


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNERDESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   March 1, 1998

CUSIP No.:                             First Distribution Date:  April 27, 1998

Percentage Interest evidenced          Denomination:  $100.00
by this Certificate: 100%

                  THIS   CERTIFIES   THAT   __________________________   is  the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-LR Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-LR Certificate required to be distributed to Holders of the Class A-LR Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-LR Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-LR Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                       Trust Administrator


                                       By____________________________
                                         Authorized Officer

Countersigned:

First Union National Bank,
 Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-6, CLASS B-1

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   March 1, 1998

CUSIP No.:                             First Distribution Date:  April 27, 1998

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of Class B-1
Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No  transfer  of a Class B-1  Certificate  will be made  unless  the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                       Trust Administrator

                                       By____________________________
                                        Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-6, CLASS B-2

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   March 1, 1998

CUSIP No.:                             First Distribution Date:  April 27, 1998

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of Class B-2
Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                       Trust Administrator

                                       By____________________________
                                         Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-6, CLASS B-3


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   March 1, 1998

CUSIP No.:                             First Distribution Date:  April 27, 1998

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of Class B-3
Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No  transfer  of a Class B-3  Certificate  will be made  unless  the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on March 30, 1998, and based on its issue price of 97.01250%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 5 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 19, 1998, with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-R, Class A-LR, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 3.081250000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.18%; and (iii) the amount of OID allocable to the short first accrual period (March 30, 1998 to April 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01469054%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                       Trust Administrator

                                       By____________________________
                                         Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-6, CLASS B-4

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   March 1, 1998

CUSIP No.:                             First Distribution Date:  April 27, 1998

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of Class B-4
Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on March 30, 1998, and based on its issue price of 89.79375%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 5 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 19, 1998, with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-R, Class A-LR, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 10.30000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.27%; and (iii) the amount of OID allocable to the short first accrual period (March 30, 1998 to April 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.04642988%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                       Trust Administrator

                                       By____________________________
                                         Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-6, CLASS B-5

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   March 1, 1998

CUSIP No.:                             First Distribution Date:  April 27, 1998

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of Class B-5
Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on March 30, 1998, and based on its issue price of 69.04375%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 5 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 19, 1998, with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-R, Class A-LR, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 31.05000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 12.25%; and (iii) the amount of OID allocable to the short first accrual period (March 30, 1998 to April 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.11826173%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                        Trust Administrator

                                        By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-6, CLASS B-6

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                        Cut-Off Date:   March 1, 1998

CUSIP No.:                             First Distribution Date:  April 27, 1998

Percentage Interest evidenced          Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of Class B-6
Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on March 30, 1998, and based on its issue price of 34.54375%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 5 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated March 19, 1998, with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-R, Class A-LR, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 65.55000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 25.78%; and (iii) the amount of OID allocable to the short first accrual period (March 30, 1998 to April 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.14859100%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                       Trust Administrator

                                       By____________________________
                                         Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                    EXHIBIT C

                 [Form of Reverse of Series 1998-6 Certificates]

                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1998-6

     This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

     As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

     The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



              (Please print or typewrite name and address including
                          postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

     I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:



Social Security or other Identifying Number of Assignee:



Dated:

                                  -----------------------------------
                                  Signature by or on behalf of assignor

                                  -----------------------------------
                                  Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of
                                 distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately availablefunds, by wire transfer or otherwise, inimmediately available funds to____________________________________ for the account of_______________________________________________ account number
_____________, or, if mailed by check, to______________________________________
_________________.  Applicable statements should be mailed to__________________
_________________________________________.




             This information is provided by ______________________, the assignee namedabove, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

     THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                                             W I T N E S S E T H T H A T

     WHEREAS, the Seller, the Master Servicer, the Trust Administrator and the United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of March 30, 1998 relating to the issuance of Mortgage Pass-Through Certificates, Series 1998-6 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

     WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                                      ARTICLE I

                                                     Definitions

     Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

     Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

     Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

     Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

     Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

     Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

     From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

     Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

     Section 3.1. Custodian a Bailee and Agent of the Trust Administrator. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

     Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

     Section  3.3.  Custodian  May  Own  Certificates.   The  Custodian  in  its
individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

     Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

     Section 3.5. Custodian May Resign; Trust Administrator May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

     The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

     Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

     Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

     Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

                  Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

                  Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

                  Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                      FIRST UNION NATIONAL BANK

230 South Tryon Street                        By:
Charlotte, North Carolina,  28288             Name:
                                              Title:



Address:                                      NORWEST ASSET SECURITIES
                                              CORPORATION
7485 New Horizon Way
Frederick, Maryland  21703                    By:
                                              Name:
                                              Title:



Address:                                      NORWEST BANK MINNESOTA, NATIONAL
                                                 ASSOCIATION
7485 New Horizon Way
Frederick, Maryland  21703                    By:
                                              Name:
                                              Title:


Address:                                      [CUSTODIAN]

                                              By:
                                              Name:
                                              Title:

STATE OF             )
                     :  ss.:
COUNTY OF            )

     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                       Notary Public



[NOTARIAL SEAL]

STATE OF             )
                     :  ss.:
COUNTY OF            )

     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



                                       Notary Public



[NOTARIAL SEAL]

STATE OF             )
                     :  ss.:
COUNTY OF            )

     On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                        Notary Public




[NOTARIAL SEAL]

STATE OF             )
                     :  ss.:
COUNTY OF            )

     On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



                                       Notary Public

 [NOTARIAL SEAL]

                                   EXHIBIT F-1


            [Schedule of Mortgage Loans Serviced by Norwest Mortgage
                 from locations other than Frederick, Maryland]

NASCOR
NMI / 1998-06  Exhibit F-1
30 YEAR FIXED RATE NON RELOCATION LOANS

                                                                       NET
MORTGAGE                                                  MORTGAGE  MORTGAGE    CURRENT     ORIGINAL   SCHEDULED
LOAN                                       ZIP   PROPERTY INTEREST  INTEREST    MONTHLY     TERM TO    MATURITY
NUMBER      CITY                 STATE    CODE     TYPE     RATE      RATE      PAYMENT     MATURITY     DATE
------      ----                 -----    ----     ----     ----      ----      -------     --------     ----

6048312     KANSAS CITY          MO       64152    SFD     8.250      6.750    $2,081.01      360      1-May-27
6288048     ANAHEIM              CA       92807    SFD     7.500      6.750    $1,868.65      360      1-Jan-28
6293397     NEWNAN               GA       30263    SFD     7.750      6.750    $1,898.49      360      1-Feb-28
6294929     PRINCETON            NJ       08540    PUD     7.500      6.750    $3,496.07      360      1-Jan-28
6301262     BELLE MEAD           NJ       08502    SFD     7.625      6.750    $2,317.32      360      1-Nov-27
6302127     CHARLOTTE            NC       28277    PUD     7.625      6.750    $3,471.02      360      1-Feb-28
6307637     REDMOND              WA       98053    PUD     7.750      6.750    $2,421.47      360      1-Dec-27
6309503     LAS VEGAS            NV       89128    SFD     7.375      6.750    $2,624.57      360      1-Jan-28
6311405     MIDLOTHIAN           VA       23113    PUD     7.375      6.750    $1,830.29      360      1-Jan-28
6313226     DOUBLE OAK           TX       75000    SFD     7.625      6.750    $1,769.48      360      1-Jan-28
6314942     SAN JOSE             CA       95135    SFD     7.500      6.750    $2,740.20      360      1-Feb-28
6316066     HOOVER               AL       35242    SFD     7.500      6.750    $2,650.02      360      1-Dec-27
6316431     GROTON               MA       01450    SFD     7.500      6.750    $2,377.33      360      1-Dec-27
6317524     COLORADO SPRINGS     CO       80919    SFD     7.750      6.750    $1,975.33      360      1-Dec-27
6318339     THE WOODLANDS        TX       77381    PUD     8.250      6.750    $1,802.29      360      1-Jun-27
6318389     DAVIDSON             NC       28036    SFD     7.375      6.750    $1,795.76      360      1-Jan-28
6319892     SKILLMAN             NJ       08558    PUD     7.750      6.750    $1,846.48      360      1-Jan-28
6320231     GREEN BAY            WI       54313    SFD     8.125      6.750    $1,837.68      360      1-Jan-28
6325720     SAN JOSE             CA       95135    SFD     7.375      6.750    $2,501.63      360      1-Feb-28
6328846     PALM SPRINGS         CA       92262    SFD     8.625      6.750    $2,702.04      360      1-Jun-27
6335518     ROHNERT PARK         CA       94928    LCO     8.750      6.750     $432.69       360      1-Jun-27
6335591     EDWARDS              CO       81632    SFD     7.500      6.750    $1,223.63      360      1-Jan-28
6336797     SAN DIEGO            CA       92128    SFD     6.875      6.609    $1,658.09      360      1-Jan-28
6338950     FREEHOLD             NJ       07728    SFD     7.875      6.750    $2,066.45      360      1-Nov-27
6343734     NORTH MANKATO        MN       56003    SFD     7.750      6.750    $2,375.62      360      1-Jan-28
6349448     SAN JOSE             CA       95138    SFD     7.625      6.750    $3,346.45      360      1-Dec-27
6350503     SALT LAKE CITY       UT       84121    SFD     7.500      6.750    $1,870.75      360      1-Mar-28
6353689     VICTORIA             MN       55386    SFD     7.625      6.750    $1,680.89      360      1-Nov-27
6354487     SAN JOSE             CA       95135    SFD     7.375      6.750    $1,933.89      360      1-Dec-27
6359203     SAN JOSE             CA       95132    SFD     7.500      6.750    $1,594.21      360      1-Dec-27
6359693     CHERRY HILL          NJ       08034    SFD     7.000      6.734    $1,809.62      360      1-Feb-28
6360717     WESTBORO             MA       01581    SFD     7.375      6.750    $2,660.83      360      1-Jan-28
6368248     COLUMBIA             MD       21044    SFD     7.750      6.750    $1,832.58      360      1-Jan-28
6370790     SAN JOSE             CA       95138    SFD     7.375      6.750    $2,993.04      360      1-Feb-28
6375185     SAN DIEGO            CA       92128    SFD     7.500      6.750    $1,921.09      360      1-Jan-28
6382806     GRAYSLAKE            IL       60030    SFD     7.625      6.750    $1,937.94      360      1-Jan-28
6390044     GRAND JUNCTION       CO       81503    SFD     7.750      6.750    $1,701.48      360      1-Dec-27
6392770     SEATTLE              WA       98112    SFD     7.875      6.750    $7,083.93      360      1-Dec-27
6395562     BILLINGS             MT       59106    SFD     7.625      6.750    $2,095.07      360      1-Jan-28
6400043     RANCHO SANTA FE      CA       92067    PUD     8.000      6.750    $3,301.94      360      1-Nov-27
6401260     LANDENBERG           PA       19350    SFD     7.250      6.750    $1,983.77      360      1-Nov-27
6403232     BOLTON               MA       01740    SFD     8.000      6.750    $2,935.06      360      1-Oct-27
6406079     ASHLAND              MA       01772    SFD     7.875      6.750    $2,035.99      360      1-Jan-28
6407383     SOLOMONS             MD       20688    PUD     7.625      6.750    $1,644.57      360      1-Dec-27
6409284     UPLAND               CA       91786    SFD     7.500      6.750    $3,496.07      360      1-Nov-27
6412224     WINDSOR              CO       80550    SFD     7.375      6.750    $1,933.20      360      1-Feb-28
6415330     CARLSBAD             CA       92009    SFD     7.250      6.750    $2,182.96      360      1-Nov-27
6415476     WASHINGTON           DC       20012    SFD     7.625      6.750    $1,663.32      360      1-Nov-27
6417643     MERCER ISLAND        WA       98040    SFD     7.625      6.750    $4,892.27      360      1-Feb-28
6418541     SAN DIMAS            CA       91773    SFD     7.875      6.750    $1,981.61      360      1-Nov-27
6424266     COTO DE CAZA         CA       92679    SFD     7.375      6.750    $2,293.73      360      1-Jan-28
6424314     COTO DE CAZA         CA       92679    SFD     7.250      6.750    $2,672.77      360      1-Jan-28
6425523     BUENA PARK           CA       90620    SFD     7.375      6.750    $1,916.28      360      1-Dec-27
6428366     NEWARK               DE       19711    SFD     8.375      6.750    $1,704.08      360      1-Nov-27
6450730     BRECKSVILLE          OH       44141    SFD     7.500      6.750    $1,538.27      360      1-Sep-27
6451253     CRETE                IL       60417    SFD     8.375      6.750    $1,819.62      360      1-Sep-27
6531184     DOWNERS GROVE        IL       60516    SFD     8.000      6.750    $1,714.81      360      1-Jan-28
6570639     NAPERVILLE           IL       60540    SFD     7.875      6.750    $2,537.75      360      1-Jan-28
6579863     ST. FRANCIS          MN       55070    SFD     7.500      6.750    $1,853.62      360      1-Jan-28
6586881     PLYMOUTH             MN       55446    SFD     7.500      6.750    $2,396.91      360      1-Dec-27
6596877     LAKEVILLE            MN       55044    SFD     7.500      6.750    $1,814.46      360      1-Jan-28
6616280     CRYSTAL LAKE         IL       60014    SFD     7.625      6.750    $2,165.85      360      1-Jan-28
6618084     VICTORIA             MN       55386    SFD     7.875      6.750    $2,566.75      360      1-Feb-28
6635152     EDEN PRAIRIE         MN       55347    SFD     7.500      6.750    $1,852.92      360      1-Feb-28
6653506     STILLWATER           MN       55082    SFD     7.750      6.750    $2,507.44      360      1-Feb-28
6658491     INVER GROVE HEIGH    MN       55077    SFD     7.125      6.750    $2,000.95      360      1-Feb-28
6661621     DEEPHAVEN            MN       55331    PUD     7.500      6.750    $4,530.91      360      1-Feb-28
6665523     NORTH OAKS           MN       55127    SFD     7.625      6.750    $2,838.26      360      1-Feb-28
6992923     MCLEAN               VA       22102    SFD     7.875      6.750    $5,800.56      360      1-Oct-26
6999306     MORRISON             CO       80465    SFD     8.125      6.750    $1,770.86      360      1-Oct-27
6999441     ARLINGTON            MA       02174    SFD     7.875      6.750    $1,699.20      360      1-Jan-28
6999442     SCOTTSDALE           AZ       85255    SFD     7.625      6.750    $3,609.75      360      1-Dec-27
6999443     ANDOVER              MA       01810    SFD     7.750      6.750    $2,463.88      360      1-Nov-27
6999508     OLATHE               KS       66061    SFD     7.375      6.750    $2,475.38      360      1-Jan-28
6999513     FAYETTEVILLE         GA       30214    SFD     7.875      6.750    $1,725.48      360      1-Dec-27
6999514     EAST HAMPTON         NY       11937    SFD     7.750      6.750    $3,223.85      360      1-Jan-28
6999515     RENTON               WA       98059    SFD     7.500      6.750    $1,957.80      360      1-Jan-28
6999520     LITTLETON            CO       80123    SFD     7.625      6.750    $1,981.82      360      1-Dec-27
6999521     ST JAMES             NY       11780    SFD     8.125      6.750    $2,078.99      360      1-Oct-27
6999523     NORTHBORO            MA       01532    SFD     8.125      6.750    $2,004.74      360      1-Nov-27
6999526     ALEXANDRIA           MN       56308    SFD     7.500      6.750    $2,132.60      360      1-Jan-28
6999530     NOCONA               TX       76255    SFD     7.750      6.750    $1,576.11      360      1-Jan-28
6999532     BEDFORD              MA       01730    LCO     7.625      6.750    $1,557.15      360      1-Jan-28
6999540     CANTON               MA       02021    SFD     8.000      6.750    $3,070.80      360      1-Jan-28
6999541     WEST WINDSOR         NJ       08550    SFD     8.125      6.750    $1,759.72      360      1-Jan-28
6999547     HOPEWELL             NJ       08525    SFD     7.625      6.750    $3,221.88      360      1-Feb-28
6999548     COROLLA              NC       27927    SFD     7.875      6.750    $3,006.14      360      1-Feb-28
6999556     CORAL SPRINGS        FL       33065    SFD     7.625      6.750    $4,528.46      360      1-Nov-27
6999557     MONTGOMERY TWP       NJ       08502    SFD     7.125      6.750    $2,021.16      360      1-Feb-28
6999560     LINCOLN PARK         NJ       07035    SFD     8.000      6.750    $1,742.69      360      1-Jan-28
6999562     MIDLAND              TX       79705    SFD     7.250      6.750    $2,558.16      360      1-Feb-28
6999563     COLORADO SPRINGS     CO       80921    SFD     7.625      6.750    $2,123.38      360      1-Jan-28
6999564     COLLIERVILLE         TN       38017    SFD     7.375      6.750    $2,373.64      360      1-Feb-28

COUNT:    93
WAC:       7.655091959
WAM:     357.0508841
WALTV:    77.87645975


                     CUT-OFF
MORTGAGE               DATE                             MORTGAGE              T.O.P.     MASTER     FIXED
LOAN                PRINCIPAL                           INSURANCE   SERVICE  MORTGAGE   SERVICE    RETAINED
NUMBER               BALANCE       LTV       SUBSIDY      CODE        FEE      LOAN       FEE       YIELD
------               -------       ---       -------      ----        ---      ----       ---       -----

6048312            $274,246.48    77.41                              0.250               0.0160     1.234
6288048            $266,050.21    80.00                              0.250               0.0160     0.484
6293397            $264,812.97    75.71                              0.250               0.0160     0.734
6294929            $499,255.54    73.74                              0.250               0.0160     0.484
6301262            $326,443.06    70.11                              0.250               0.0160     0.609
6302127            $490,045.06    79.74                              0.250               0.0160     0.609
6307637            $337,279.72    79.78                              0.250               0.0160     0.734
6309503            $379,419.92    77.58                              0.250               0.0160     0.359
6311405            $264,591.33    89.28                     6        0.250               0.0160     0.359
6313226            $249,636.97    76.45                              0.250               0.0160     0.609
6314942            $391,606.16    80.00                              0.250               0.0160     0.484
6316066            $378,150.90    68.41                              0.250               0.0160     0.484
6316431            $339,238.27    80.00                              0.250               0.0160     0.484
6317524            $275,137.40    89.99                     6        0.250               0.0160     0.734
6318339            $238,484.72    79.99                              0.250               0.0160     1.234
6318389            $259,603.10    55.93                              0.250               0.0160     0.359
6319892            $256,873.39    80.00                              0.250               0.0160     0.734
6320231            $247,175.10    66.79                              0.250               0.0160     1.109
6325720            $361,924.39    80.00                              0.250               0.0160     0.359
6328846            $345,500.10    90.00                    13        0.250               0.0160     1.609
6335518             $54,706.71    68.75                              0.250               0.0160     1.734
6335591            $174,736.41    41.18                              0.250               0.0160     0.484
6336797            $251,974.69    79.99                              0.250               0.0160     0.000
6338950            $284,207.70    63.52                              0.250               0.0160     0.859
6343734            $331,130.41    80.00                              0.250               0.0160     0.734
6349448            $471,766.87    80.00                              0.250               0.0160     0.609
6350503            $267,550.00    90.00                    17        0.250               0.0160     0.484
6353689            $236,788.89    79.94                              0.250               0.0160     0.609
6354487            $279,356.89    59.95                              0.250               0.0160     0.359
6359203            $227,489.19    80.00                              0.250               0.0160     0.484
6359693            $271,777.05    85.00                    17        0.250               0.0160     0.000
6360717            $384,661.90    90.00                     6        0.250               0.0160     0.359
6368248            $255,437.76    79.16                              0.250               0.0160     0.734
6370790            $433,020.26    79.99                              0.250               0.0160     0.359
6375185            $274,097.79    79.97                              0.250               0.0160     0.484
6382806            $273,402.40    89.97                    17        0.250               0.0160     0.609
6390044            $236,993.86    95.00                    33        0.250               0.0160     0.734
6392770            $974,969.63    69.79                              0.250               0.0160     0.859
6395562            $295,570.16    80.00                              0.250               0.0160     0.609
6400043            $448,780.11    33.33                              0.250               0.0160     0.984
6401260            $289,884.34    90.00                     6        0.250               0.0160     0.234
6403232            $398,547.58    88.89                     6        0.250               0.0160     0.984
6406079            $280,412.25    90.00                    33        0.250               0.0160     0.859
6407383            $231,843.27    80.00                              0.250               0.0160     0.609
6409284            $498,501.75    78.08                              0.250               0.0160     0.484
6412224            $279,687.02    90.00                     6        0.250               0.0160     0.359
6415330            $318,992.41    73.94                              0.250               0.0160     0.234
6415476            $234,313.13    78.33                              0.250               0.0160     0.609
6417643            $690,699.73    80.00                              0.250               0.0160     0.609
6418541            $272,540.24    94.99                    17        0.250               0.0160     0.859
6424266            $331,593.05    94.99                    13        0.250               0.0160     0.359
6424314            $391,186.87    90.00                    17        0.250               0.0160     0.234
6425523            $276,812.74    89.98                    13        0.250               0.0160     0.359
6428366            $223,636.74    95.00                    17        0.250               0.0160     1.359
6450730            $197,515.86    80.00                              0.250               0.0160     0.484
6451253            $238,491.43    70.00                              0.250               0.0160     1.359
6531184            $233,385.33    95.00                    12        0.250               0.0160     0.984
6570639            $349,516.67    56.50                              0.250               0.0160     0.859
6579863            $264,405.29    89.96                    13        0.250               0.0160     0.484
6586881            $342,031.99    80.00                              0.250               0.0160     0.484
6596877            $259,113.63    78.64                              0.250               0.0160     0.484
6616280            $305,555.65    76.50                              0.250               0.0160     0.609
6618084            $353,756.38    87.41                     6        0.250               0.0160     0.859
6635152            $264,803.33    67.26                              0.250               0.0160     0.484
6653506            $349,752.98    73.68                              0.250               0.0160     0.734
6658491            $296,762.49    90.00                    12        0.250               0.0160     0.109
6661621            $647,519.09    58.91                              0.250               0.0160     0.484
6665523            $400,709.76    72.91                              0.250               0.0160     0.609
6992923            $790,132.61    67.23                              0.250               0.0160     0.859
6999306            $237,709.28    90.00                    24        0.250               0.0160     1.109
6999441            $233,625.07    94.99                    33        0.250               0.0160     0.859
6999442            $508,885.58    79.82                              0.250               0.0160     0.609
6999443            $342,939.63    80.00                              0.250               0.0160     0.734
6999508            $357,852.90    80.00                              0.250               0.0160     0.359
6999513            $237,133.46    95.00                    13        0.250               0.0160     0.859
6999514            $449,362.75    69.77                              0.250               0.0160     0.734
6999515            $279,583.10    77.83                              0.250               0.0160     0.484
6999520            $278,849.80    77.45                              0.250               0.0160     0.609
6999521            $279,071.72    50.00                              0.250               0.0160     1.109
6999523            $269,286.33    90.00                     6        0.250               0.0160     1.109
6999526            $304,377.44    79.22                              0.250               0.0160     0.484
6999530            $219,664.40    77.19                              0.250               0.0160     0.734
6999532            $219,680.52    53.76                              0.250               0.0160     0.609
6999540            $417,936.53    90.00                    33        0.250               0.0160     0.984
6999541            $236,688.89    63.44                              0.250               0.0160     1.109
6999547            $454,917.95    80.00                              0.250               0.0160     0.609
6999548            $414,314.67    77.50                              0.250               0.0160     0.859
6999556            $637,930.01    79.97                              0.250               0.0160     0.609
6999557            $299,760.09    52.65                              0.250               0.0160     0.109
6999560            $237,180.22    93.87                    33        0.250               0.0160     0.984
6999562            $374,707.47    89.29                    11        0.250               0.0160     0.234
6999563            $299,564.36    69.77                              0.250               0.0160     0.609
6999564            $343,408.50    90.00                     6        0.250               0.0160     0.359

                   $30,820,427.75



                                   EXHIBIT F-2


            [Schedule of Mortgage Loans Serviced by Norwest Mortgage
                             in Frederick, Maryland]


NASCOR
NMI / 1998-06  Exhibit F-2
30 YEAR FIXED RATE NON RELOCATION  LOANS


                                                                                    NET
MORTGAGE                                                           MORTGAGE      MORTGAGE      CURRENT     ORIGINAL    SCHEDULED
LOAN                                            ZIP    PROPERTY    INTEREST      INTEREST      MONTHLY      TERM TO     MATURITY
NUMBER          CITY              STATE         CODE     TYPE        RATE          RATE        PAYMENT     MATURITY       DATE
------          ----              -----         ----     ----        ----          ----        -------     --------       ----

4568177         NANTUCKET         MA           02554      LCO        8.000         6.750       $792.47        360       1-Feb-28
4570926         CAMPBELL          CA           95008      LCO        7.875         6.750       $951.66        360       1-Mar-27
4572047         MOBILE            AL           36605      SFD        7.625         6.750      $2,045.53       360       1-Jan-28
4577432         HOLLISTER         CA           95023      SFD        8.125         6.750       $907.34        360       1-Apr-27
4578480         HIGHTSTOWN        NJ           08520      SFD        7.750         6.750      $1,826.86       360       1-Feb-28
4579137         FAIRLAWN          OH           44333      SFD        8.250         6.750      $1,964.98       360       1-Jan-28
4583933         ANNANDALE         NJ           08801      SFD        7.625         6.750      $1,663.32       360       1-Mar-28
4589462         SAN JOSE          CA           95139      SFD        8.750         6.750      $1,180.06       360       1-Jun-27
4590719         CARLSBAD          CA           92009      SFD        8.750         6.750      $2,336.50       360       1-May-27
4593070         SITKA             AK           99835      SFD        7.750         6.750      $2,779.68       360       1-Jan-28
4593230         TYRONE            GA           30290      SFD        7.625         6.750      $1,095.32       360       1-Aug-27
4594838         YONKERS           NY           10704      SFD        7.625         6.750      $1,132.47       360       1-Feb-28
4601651         COLUMBIA          MD           21044      SFD        7.875         6.750      $2,289.77       360       1-Jan-28
4614793         RIVERSIDE         CT           06878      SFD        7.500         6.750      $3,600.96       360       1-Feb-28
4619650         MELCHER-DALLAS    IA           50163      SFD        8.000         6.750       $396.60        360       1-Oct-27
4621375         FLORENCE          SC           29501      SFD        7.625         6.750      $1,274.03       360       1-Aug-27
4622143         HALF MOON BAY     CA           94019      SFD        7.375         6.750      $1,403.46       360       1-Aug-27
4628842         HUDSON            WI           54016      SFD        7.750         6.750      $1,719.39       360       1-Feb-28
4629807         SPRING GROVE      IL           60081      SFD        7.500         6.750      $1,213.14       360       1-Oct-27
4634971         FAIRFIELD         CT           06430      SFD        7.500         6.750      $2,643.04       360       1-Feb-28
4635253         ADDISON           TX           75244      SFD        7.750         6.750      $1,332.53       360       1-Sep-27
4641137         BRIDGEWATER TOWNSHNJ           08807      SFD        7.375         6.750      $1,705.97       360       1-Jan-28
4643563         ROBBINSVILLE      NJ           08691      SFD        7.500         6.750      $2,661.22       360       1-Mar-28
4643939         LEBANON TOWNSHIP  NJ           07830      SFD        8.125         6.750      $1,954.63       360       1-Dec-27
4649763         MOUNT KISCO       NY           10549      SFD        7.750         6.750      $1,977.30       360       1-Dec-27
4652874         WEST BLOOMIFIELD  MI           48323      SFD        7.375         6.750      $1,761.22       360       1-Feb-28
4654865         POMONA            NY           10970      SFD        7.750         6.750      $2,033.90       360       1-Feb-28
4655942         SAN DIMAS         CA           91773      SFD        7.550         6.750      $1,624.51       360       1-Sep-27
4656725         PLANO             TX           75075      SFD        7.550         6.750       $980.89        360       1-Sep-27
4660605         WYCKOFF           NJ           07481      SFD        7.875         6.750      $1,812.67       360       1-Dec-27
4661307         HUBERTUS          WI           53033      SFD        7.625         6.750      $2,017.22       360       1-Feb-28
4664468         POUND RIDGE       NY           10576      SFD        7.250         6.750      $2,087.46       360       1-Feb-28
4665007         IRVINE            CA           92620      SFD        7.500         6.750      $1,939.62       360       1-Dec-27
4665481         FORT SMITH        AR           72903      SFD        7.500         6.750      $1,602.95       360       1-Jan-28
4665978         BAINBRIDGE ISLAND WA           98110      SFD        7.500         6.750      $2,358.80       360       1-Feb-28
4667013         GLADSTONE         MO           64119      SFD        7.750         6.750      $2,421.48       360       1-Jan-28
4667552         ENGLEWOOD CLIFFS  NJ           07632      SFD        7.875         6.750      $2,972.78       360       1-Feb-28
4667593         MANASQUAN         NJ           08736      SFD        7.500         6.750      $2,658.46       240       1-Feb-18
4667963         NORTH OAKS        MN           55127      SFD        7.625         6.750      $4,593.58       360       1-Jan-28
4669265         BRICK             NJ           08738      SFD        8.250         6.750       $939.09        360       1-Jan-28
4669528         IRVINE            CA           92620      SFD        7.375         6.750      $1,824.42       360       1-Jan-28
4670076         ORLEANS           MA           02653      SFD        8.000         6.750      $2,120.58       360       1-Dec-27
4670259         VALRICO           FL           33594      SFD        8.000         6.750       $656.72        360       1-Jan-28
4670435         PELHAM            NY           10803      SFD        7.250         6.750      $2,728.71       360       1-Feb-28
4672083         MONTVILLE         NJ           07045      LCO        7.375         6.750      $1,933.90       360       1-Feb-28
4672134         CINCINNATI        OH           45244      SFD        7.375         6.750      $2,201.87       360       1-Jan-28
4672535         SEATTLE           WA           98126      SFD        7.750         6.750      $1,861.60       360       1-Feb-28
4672581         AMES              IA           50014      SFD        7.500         6.750      $3,866.66       360       1-Mar-28
4673214         HILTON HEAD ISLANDSC           29928      SFD        7.500         6.750       $559.38        360       1-Dec-27
4673490         LONG BEACH        CA           90814      SFD        8.375         6.750      $2,325.83       360       1-Feb-28
4674276         BASALT            CO           81621      SFD        7.250         6.750      $1,901.91       360       1-Feb-28
4674549         WARRENTON         VA           20187      SFD        7.500         6.750      $2,272.45       360       1-Jan-28
4674574         HIGH POINT        NC           27265      SFD        7.750         6.750      $1,791.03       360       1-Feb-28
4675198         LA HABRA          CA           90631      SFD        7.375         6.750      $1,895.91       360       1-Feb-28
4675917         SANDY             UT           84092      SFD        7.875         6.750      $2,465.24       360       1-Nov-27
4676081         PRIOR LAKE        MN           55372      SFD        7.500         6.750      $1,608.20       360       1-Jan-28
4676283         MONTVILLE         NJ           07045      SFD        7.500         6.750      $2,447.25       360       1-Jan-28
4676818         KEY WEST          FL           33040      SFD        8.000         6.750      $1,965.76       360       1-Dec-27
4677451         OCEANSIDE         NY           11572      SFD        8.000         6.750      $1,100.65       360       1-Feb-28
4677494         PARADISE VALLEY   AZ           85253      SFD        7.875         6.750      $7,250.70       360       1-Jan-28
4677636         NEW ROCHELLE      NY           10804      SFD        7.500         6.750      $2,321.40       360       1-Feb-28
4677984         MANASSAS          VA           20111      SFD        7.250         6.750      $2,211.27       360       1-Jan-28
4678204         CUPERTINO         CA           95014      SFD        7.750         6.750      $2,149.24       360       1-Nov-27
4678206         MILL VALLEY       CA           94941      SFD        7.600         6.750      $2,330.05       360       1-Nov-27
4678356         MANHASSET         NY           11030      SFD        7.250         6.750      $2,114.75       360       1-Feb-28
4678571         SADDLE RIVER      NJ           07458      SFD        7.625         6.750      $3,114.30       360       1-Feb-28
4678604         CORONA DEL MAR    CA           92625      SFD        7.625         6.750      $3,185.07       360       1-Dec-27
4678953         PASADENA          CA           91107      SFD        7.650         6.750      $2,412.35       360       1-Nov-27
4678995         NORTHRIDGE        CA           91324      SFD        7.850         6.750      $1,736.01       360       1-Nov-27
4679006         SAN JOSE          CA           95120      SFD        7.850         6.750      $2,784.84       360       1-Nov-27
4679057         CLARKSVILLE       MD           21029      SFD        7.250         6.750      $1,951.37       360       1-Jan-28
4679573         HUNTSVILLE        UT           84317      SFD        7.625         6.750      $1,755.33       360       1-Jan-28
4679611         BEVERLY HILLS     CA           90212      LCO        7.750         6.750      $1,908.53       360       1-Feb-28
4679666         ALISO VIEJO       CA           92656      SFD        7.875         6.750      $1,817.75       360       1-Nov-27
4679910         ST MICHAEL        MN           55376      SFD        7.500         6.750      $1,547.36       360       1-Jan-28
4680101         MORGAN HILL       CA           95037      SFD        7.700         6.750      $1,782.41       360       1-Nov-27
4680103         SARATOGA          CA           95070      SFD        7.650         6.750      $4,079.71       360       1-Nov-27
4680155         WAUKESHA          WI           53186      SFD        7.750         6.750      $1,719.39       360       1-Feb-28
4680388         EASTFORD          CT           06242      SFD        7.750         6.750      $1,740.89       360       1-Feb-28
4680503         SAN JOSE          CA           95148      SFD        7.875         6.750      $1,812.68       360       1-Feb-28
4680657         DENVER            CO           80206      SFD        7.250         6.750      $2,626.38       360       1-Feb-28
4680734         CHERRY HILL       NJ           08003      SFD        7.500         6.750      $2,377.33       360       1-Jan-28
4680776         LOS ALAMITOS      CA           90720      SFD        7.750         6.750      $1,948.65       360       1-Nov-27
4680880         MOORESVILLE       IN           46158      SFD        7.750         6.750      $1,934.31       360       1-Feb-28
4681031         EAST HAMPTON      NY           11937      SFD        7.875         6.750      $1,255.83       360       1-Feb-28
4681314         FAIRFAX CITY      VA           22030      SFD        7.125         6.750      $1,883.72       360       1-Feb-28
4681440         AGOURA HILLS      CA           91301      SFD        7.800         6.750      $1,799.68       360       1-Nov-27
4681667         NISSEQUOGUE       NY           11780      SFD        7.875         6.750      $2,102.70       360       1-Feb-28
4681687         AUSTIN            TX           78753      SFD        7.875         6.750       $671.78        360       1-Jan-28
4681777         LITTLETON         CO           80127      SFD        7.500         6.750      $2,447.26       360       1-Jan-28
4681869         MEMPHIS           TN           38104      SFD        7.500         6.750      $4,195.29       360       1-Feb-28
4682003         LAGUNA HILLS      CA           92653      PUD        7.250         6.750      $2,755.99       360       1-Jan-28
4682137         ROCKFORD          MI           49341      SFD        7.750         6.750      $2,579.09       360       1-Jan-28
4682139         SAN JOSE          CA           95124      SFD        7.625         6.750      $1,769.48       360       1-Dec-27
4682146         LAFAYETTE         LA           70508      SFD        7.375         6.750      $2,451.90       360       1-Jan-28
4682568         OMAHA             NE           68132      SFD        7.500         6.750      $2,097.64       360       1-Feb-28
4682612         VERNON            NJ           07462      SFD        7.625         6.750       $792.73        360       1-Feb-28
4683024         SAN JUAN CAPISTRANCA           92675      SFD        7.800         6.750      $2,937.08       360       1-Nov-27
4683196         TEMPLETON         CA           93465      SFD        7.750         6.750      $2,579.09       360       1-Nov-27
4683375         DALLAS            TX           75230      SFD        7.125         6.750      $1,684.30       360       1-Feb-28
4683451         FOREST HILLS      NY           11375      SFD        8.250         6.750      $2,223.75       360       1-Feb-28
4683469         TOWN   COUNTRY    MO           63017      SFD        7.625         6.750      $2,831.17       360       1-Feb-28
4683533         SAN CARLOS        CA           94070      SFD        7.900         6.750      $1,662.21       360       1-Nov-27
4683659         LAGUNA NIGUEL     CA           92677      SFD        7.600         6.750      $1,736.95       360       1-Nov-27
4683705         SUNNYVALE         CA           94087      SFD        7.750         6.750      $2,005.96       360       1-Nov-27
4683708         SAN CARLOS        CA           94070      SFD        7.950         6.750      $2,482.96       360       1-Nov-27
4683712         LA VERNE          CA           91750      SFD        7.550         6.750      $2,304.67       360       1-Nov-27
4683717         ANN ARBOR         MI           48103      SFD        7.500         6.750      $2,097.65       360       1-Mar-28
4683987         WEST ISLIP        NY           11795      SFD        7.375         6.750      $3,359.45       360       1-Feb-28
4683996         EDEN PRAIRIE      MN           55347      SFD        7.375         6.750      $4,403.06       360       1-Feb-28
4684013         DEL MAR           CA           92014      SFD        7.625         6.750      $3,357.77       360       1-Dec-27
4684501         REDWOOD CITY      CA           94062      SFD        7.500         6.750      $3,076.55       360       1-Dec-27
4684663         MERRICK           NY           11566      SFD        7.375         6.750      $1,864.83       360       1-Feb-28
4684883         ALPHARETTA        GA           30004      SFD        7.750         6.750       $968.59        360       1-Jan-28
4684887         BALLWIN           MO           63011      SFD        7.625         6.750      $1,804.87       360       1-Feb-28
4685005         CAZADERO          CA           95421      SFD        7.750         6.750      $1,826.86       360       1-Feb-28
4685018         NASHVILLE         TN           37220      SFD        7.500         6.750      $2,526.35       240       1-Feb-18
4685080         EAST HAMPTON      NY           11937      SFD        8.000         6.750      $1,761.04       360       1-Mar-28
4685239         OMAHA             NE           68116      SFD        7.875         6.750      $2,192.25       360       1-Jan-28
4685461         WEST JORDAN       UT           84088      SFD        7.500         6.750       $810.39        360       1-Dec-27
4685599         PASADENA          MD           21122      SFD        7.500         6.750      $1,616.59       360       1-Dec-27
4685612         CASTLE ROCK       CO           80104      SFD        7.875         6.750      $3,625.35       360       1-Feb-28
4685616         LOS ANGELES       CA           90066      SFD        7.250         6.750      $1,842.56       360       1-Feb-28
4685783         LOS ANGELES       CA           90049      SFD        7.750         6.750      $3,599.98       360       1-Feb-28
4685865         CRYSTAL LAKE      IL           60014      SFD        7.625         6.750      $1,589.00       360       1-Dec-27
4685867         DIAMOND BAR       CA           91765      SFD        7.500         6.750      $1,748.04       360       1-Dec-27
4685911         SAN DIEGO         CA           92131      SFD        7.750         6.750      $1,982.32       360       1-Feb-28
4686149         LIBERTYVILLE      IL           60048      SFD        7.750         6.750      $3,395.79       360       1-Jan-28
4686248         JAMESTOWN         RI           02835      SFD        8.000         6.750      $1,730.96       360       1-Feb-28
4686540         BENTONVILLE       AR           72712      SFD        7.375         6.750      $1,968.42       360       1-Dec-27
4686543         BEDFORD           MA           01730      SFD        7.375         6.750      $1,657.63       360       1-Mar-28
4686678         MISSION VIEJO     CA           92692      SFD        7.875         6.750      $1,761.19       360       1-Jan-28
4686741         RALEIGH           NC           27614      SFD        7.625         6.750      $1,654.47       360       1-Jan-28
4686970         BAY SHORE         NY           11706      SFD        7.625         6.750       $368.06        360       1-Feb-28
4686974         EAST HAMPTON      NY           11937      SFD        8.000         6.750      $2,450.78       360       1-Feb-28
4687056         APTOS             CA           95003      SFD        7.375         6.750      $1,657.35       360       1-Feb-28
4687097         MOULTONBORO       NH           03254      SFD        7.500         6.750      $2,377.33       360       1-Feb-28
4687134         SAN CARLOS        CA           94070      SFD        7.500         6.750      $2,150.08       360       1-Feb-28
4687159         DARNESTOWN        MD           20874      SFD        7.875         6.750      $2,900.28       360       1-Jan-28
4687252         NAPA              CA           94558      SFD        7.750         6.750      $6,333.08       360       1-Jan-28
4687264         BASKING RIDGE     NJ           07920      SFD        7.375         6.750      $2,141.10       360       1-Feb-28
4687382         WHITEHOUSE STATIONNJ           08889      SFD        7.500         6.750      $2,279.44       360       1-Feb-28
4687476         JAMESTOWN         CA           95327      SFD        7.750         6.750      $2,163.56       360       1-Dec-27
4687490         CHINO HILLS       CA           91709      SFD        7.750         6.750      $2,859.92       360       1-Nov-27
4687502         LAKE ARROWHEAD    CA           92352      SFD        8.375         6.750      $2,531.04       360       1-Dec-27
4687526         SAN JOSE          CA           95135      SFD        7.625         6.750      $1,863.27       360       1-Dec-27
4687688         LONG BEACH TOWNSHINJ           08008      SFD        7.375         6.750      $1,947.71       360       1-Feb-28
4687841         LOS ANGELES       CA           90056      SFD        7.250         6.750      $1,971.49       360       1-Dec-27
4688130         BOULDER           CO           80301      SFD        7.625         6.750      $7,077.94       360       1-Feb-28
4688225         EUGENE            OR           97405      SFD        7.375         6.750      $1,933.89       360       1-Feb-28
4688226         DOWNINGTOWN       PA           19335      SFD        7.875         6.750      $2,101.25       360       1-Jan-28
4688291         MISSION VIEJO     CA           92691      SFD        7.750         6.750      $1,576.11       360       1-Jan-28
4688292         NEW SMYRNA BEACH  FL           32169      LCO        8.000         6.750       $714.69        360       1-Feb-28
4688372         NAPLES            FL           34119      SFD        7.625         6.750      $2,382.43       360       1-Feb-28
4688443         WEST LAFAYETTE    IN           47906      SFD        7.750         6.750      $1,805.36       360       1-Feb-28
4688493         GIG HARBOR        WA           98335      SFD        7.625         6.750      $2,981.23       360       1-Jan-28
4688786         PELL CITY         AL           35128      SFD        7.500         6.750      $1,118.75       360       1-Mar-28
4688861         SAN FRANCISCO     CA           94131      SFD        7.375         6.750      $1,776.42       360       1-Feb-28
4689040         FOSTER CITY       CA           94404      SFD        7.750         6.750      $2,235.21       360       1-Jan-28
4689123         MAITLAND          FL           32751      SFD        7.625         6.750      $2,406.50       360       1-Jan-28
4689190         CORTLANDT MANOR   NY           10566      SFD        7.625         6.750      $2,211.15       360       1-Feb-28
4689199         PALISADES PARK    NJ           07650      MF2        7.500         6.750      $2,086.46       360       1-Feb-28
4689288         INDIANAPOLIS      IN           46205      SFD        7.625         6.750      $2,052.60       360       1-Dec-27
4689297         CHERRY GROVE      NY           11782      SFD        7.875         6.750      $1,268.88       360       1-Feb-28
4689298         CHARLOTTESVILLE   VA           22901      SFD        7.500         6.750      $1,992.77       360       1-Dec-27
4689318         PORT JEFFERSON STANY           11776      SFD        7.625         6.750       $905.98        360       1-Feb-28
4689319         KESWICK           VA           22947      SFD        7.625         6.750      $2,477.28       360       1-Dec-27
4689338         DANVILLE          CA           94526      SFD        7.875         6.750      $2,523.24       360       1-Dec-27
4689347         PLEASANTON        CA           94566      SFD        7.625         6.750      $2,505.59       360       1-Dec-27
4689366         BEVERLY HILLS     CA           90210      SFD        7.250         6.750      $6,446.57       360       1-Feb-28
4689441         SANTA ROSA        CA           95401      SFD        7.750         6.750      $1,490.14       360       1-Dec-27
4689443         BETHESDA          MD           20816      SFD        8.000         6.750      $2,017.86       360       1-Dec-27
4689533         WALNUT CREEK      CA           94596      SFD        7.375         6.750      $1,591.32       360       1-Jan-28
4689711         EUGENE            OR           97401      SFD        7.375         6.750      $2,279.23       360       1-Jan-28
4690121         SYOSSET           NY           11791      SFD        7.625         6.750      $2,123.39       360       1-Feb-28
4690172         HEALDSBURG        CA           95448      SFD        7.625         6.750      $2,548.06       360       1-Feb-28
4690243         NEWPORT           CA           92663      SFD        7.250         6.750      $2,502.22       360       1-Jan-28
4690446         KANSAS CITY       MO           64113      SFD        7.375         6.750      $2,565.86       360       1-Feb-28
4690471         AUSTIN            TX           78703      SFD        7.750         6.750       $967.16        360       1-Feb-28
4690609         SHERMAN OAKS      CA           91423      LCO        7.500         6.750       $839.06        360       1-Dec-27
4690714         THOUSAND OAKS     CA           91362      SFD        7.125         6.750      $2,199.70       360       1-Feb-28
4690726         HARTSDALE         NY           10530      SFD        7.875         6.750       $725.07        360       1-Feb-28
4690787         BOISE             ID           83702      SFD        7.500         6.750      $1,730.56       360       1-Dec-27
4690790         MATTHEWS          NC           28105      SFD        7.375         6.750      $1,692.16       360       1-Jan-28
4690821         LOS ALAMITOS      CA           90720      SFD        7.375         6.750      $2,299.95       360       1-Feb-28
4690853         NORTHPORT         NY           11768      SFD        7.750         6.750      $2,417.90       360       1-Feb-28
4690981         AUSTIN            TX           78746      SFD        7.500         6.750      $2,796.86       360       1-Jan-28
4690985         SAN FRANCISCO     CA           94124      SFD        8.000         6.750      $1,582.00       360       1-Dec-27
4690986         SAN DIEGO         CA           92128      SFD        7.875         6.750      $1,812.67       360       1-Jan-28
4691006         BLUE ASH          OH           45241      SFD        7.500         6.750      $2,740.92       360       1-Feb-28
4691126         DALLAS            TX           75209      SFD        7.625         6.750      $2,447.56       360       1-Jan-28
4691231         SAN LUIS OBISPO   CA           93401      SFD        8.000         6.750      $2,010.52       360       1-Feb-28
4691264         PESCADERO         CA           94060      SFD        7.625         6.750      $2,831.18       360       1-Feb-28
4691265         SHORT HILLS       NJ           07078      SFD        7.250         6.750      $1,875.99       360       1-Feb-28
4691292         WASHINGTON        DC           20008      THS        7.500         6.750      $2,146.24       360       1-Jan-28
4691302         NORTHRIDGE AREA   CA           91325      SFD        7.875         6.750      $2,138.95       360       1-Jan-28
4691492         BRIGHTON BEACH    NJ           08008      SFD        7.250         6.750      $2,046.53       360       1-Feb-28
4691584         PORT CHARLOTTE    FL           33953      SFD        7.875         6.750       $997.70        360       1-Feb-28
4691634         LAS VEGAS         NV           89129      SFD        7.125         6.750      $1,684.30       360       1-Feb-28
4691672         SAN CARLOS        CA           94070      SFD        7.875         6.750      $2,908.98       360       1-Feb-28
4691780         LAGUNA NAGIL      CA           92677      SFD        7.250         6.750      $1,903.27       360       1-Feb-28
4691783         FORT WORTH        TX           76132      SFD        7.250         6.750      $2,046.53       360       1-Feb-28
4692079         SAN FRANCISCO     CA           94116      SFD        7.375         6.750      $1,761.92       360       1-Mar-28
4692097         LOS ANGELES       CA           90025      LCO        7.625         6.750      $1,592.18       360       1-Dec-27
4692118         GREAT NECK        NY           11023      SFD        7.250         6.750      $2,387.62       360       1-Jan-28
4692193         SANTA MONICA      CA           90404      LCO        7.250         6.750       $804.97        360       1-Feb-28
4692204         SAINT SIMONS ISLANGA           31522      SFD        7.500         6.750      $3,104.51       360       1-Jan-28
4692249         REDONDO BEACH     CA           90278      SFD        8.000         6.750      $2,151.03       360       1-Feb-28
4692401         SCOTTSDALE        AZ           85259      SFD        7.875         6.750      $2,233.21       360       1-Jan-28
4692407         GERMANTOWN        MD           20876      SFD        8.000         6.750      $1,875.50       360       1-Jan-28
4692421         SAN MARCOS        CA           92069      SFD        7.750         6.750      $1,674.26       360       1-Jan-28
4692511         CHAPPAQUA         NY           10514      SFD        7.000         6.734      $2,118.99       360       1-Feb-28
4692586         SAN DIEGO         CA           92128      SFD        7.500         6.750      $3,468.10       360       1-Jan-28
4692630         BEND              OR           97701      SFD        7.375         6.750      $1,762.61       360       1-Jan-28
4692670         WOODLAND HILLS    CA           91367      LCO        8.000         6.750      $1,047.82       360       1-Dec-27
4692680         PACIFICA          CA           94044      SFD        7.625         6.750      $1,672.16       360       1-Jan-28
4692716         MONUMENT          CO           80132      SFD        7.625         6.750      $2,029.25       360       1-Mar-28
4692829         FLORAL PARK       NY           11004      SFD        7.500         6.750      $1,118.75       360       1-Mar-28
4693050         FREMONT           CA           94539      PUD        8.000         6.750      $2,054.54       360       1-Jan-28
4693059         ANDOVER           MA           01810      SFD        8.000         6.750      $2,568.18       360       1-Jan-28
4693067         SAN JOSE          CA           95123      SFD        7.875         6.750      $1,848.93       360       1-Jan-28
4693239         MIAMI             FL           33165      SFD        7.875         6.750       $667.06        360       1-Jan-28
4693275         ROCKFORD          MI           49341      SFD        7.875         6.750      $1,711.16       360       1-Feb-28
4693322         HOUSTON           TX           77073      SFD        8.000         6.750       $396.24        360       1-Feb-28
4693387         DUNN LORING       VA           22027      SFD        7.250         6.750      $2,401.26       360       1-Jan-28
4693436         BEVERLY           MA           01915      SFD        7.750         6.750      $1,841.18       360       1-Feb-28
4693494         POWAY             CA           92064      SFD        7.500         6.750      $1,992.77       360       1-Feb-28
4693509         BONITA SPRINGS    FL           34135      LCO        7.500         6.750       $929.26        360       1-Jan-28
4693557         DIAMOND BAR       CA           91765      SFD        7.500         6.750      $1,992.76       360       1-Dec-27
4693562         UPLAND            CA           91786      SFD        7.375         6.750      $2,403.55       360       1-Jan-28
4693564         SAN DIEGO         CA           92122      SFD        7.500         6.750      $1,789.99       360       1-Jan-28
4693568         MERCER ISLAND     WA           98040      SFD        7.750         6.750      $1,719.39       360       1-Feb-28
4693576         ROSEMEAD          CA           91770      SFD        7.750         6.750      $1,834.02       360       1-Dec-27
4693595         LAS VEGAS         NV           89102      SFD        7.625         6.750      $1,647.39       360       1-Feb-28
4693791         ACWORTH           GA           30101      SFD        7.500         6.750      $1,643.15       360       1-Dec-27
4693802         MORGAN HILL       CA           95037      SFD        7.500         6.750      $1,710.98       360       1-Jan-28
4693813         MADISON           GA           30650      SFD        7.500         6.750      $1,992.76       360       1-Dec-27
4693836         SAN DIEGO         CA           92064      SFD        7.500         6.750      $2,062.68       360       1-Feb-28
4693993         TAVERNIER         FL           33070      SFD        7.750         6.750      $3,410.13       360       1-Feb-28
4694092         STATEN ISLAND     NY           10309      SFD        8.000         6.750      $1,986.67       360       1-Feb-28
4694190         CHULA VISTA       CA           91910      SFD        7.625         6.750      $1,949.97       360       1-Feb-28
4694201         GLENDALE          CA           91206      SFD        7.625         6.750      $1,823.28       360       1-Jan-28
4694230         ARCADIA           CA           91006      SFD        7.625         6.750      $1,981.82       360       1-Jan-28
4694235         RANCHO PALOS VERDECA           90275      SFD        7.625         6.750      $3,213.38       360       1-Jan-28
4694241         CORAL GABLES      FL           33146      SFD        7.375         6.750      $1,795.76       360       1-Feb-28
4694248         RANCHO MIRAGE     CA           92270      SFD        7.625         6.750      $2,710.50       360       1-Jan-28
4694258         VALENCIA          CA           91354      SFD        7.875         6.750      $1,727.85       360       1-Feb-28
4694274         CINCINNATI        OH           45244      SFD        7.500         6.750      $2,219.31       360       1-Feb-28
4694373         BROOKLINE         MA           02146      SFD        7.625         6.750      $4,600.66       360       1-Feb-28
4694720         NEW CANAAN        CT           06840      SFD        7.250         6.750      $2,728.71       360       1-Feb-28
4694805         NEWARK            DE           19713      SFD        7.500         6.750       $999.18        360       1-Jan-28
4694819         FREMONT           CA           94536      SFD        7.625         6.750      $1,925.20       360       1-Jan-28
4694829         PALM SPRINGS      CA           92262      SFD        8.000         6.750       $836.49        360       1-Jan-28
4694892         NAPLES            FL           34108      LCO        7.500         6.750      $1,512.41       360       1-Feb-28
4695157         CLERMONT          FL           34711      SFD        7.375         6.750      $1,968.43       360       1-Feb-28
4695263         LITTLE CANADA     MN           55117      SFD        7.500         6.750      $1,992.76       360       1-Feb-28
4695346         FRESNO            CA           93711      SFD        7.500         6.750      $5,838.45       360       1-Feb-28
4695486         HILLSBOROUGH      NJ           08502      SFD        7.625         6.750      $1,840.27       360       1-Feb-28
4695504         SUPERIOR          CO           80027      SFD        7.375         6.750      $1,784.70       360       1-Feb-28
4695635         DENVER            CO           80220      SFD        7.500         6.750      $3,202.41       360       1-Feb-28
4695684         SANDY SPRINGS     GA           30350      SFD        6.625         6.359      $1,705.79       360       1-Jan-28
4695844         MENLO PARK        CA           94025      LCO        7.625         6.750      $2,134.00       360       1-Feb-28
4696057         SIERRA MADRE      CA           91024      SFD        7.250         6.750      $1,705.45       360       1-Feb-28
4696322         SALT LAKE CITY    UT           84121      SFD        7.250         6.750      $1,719.09       360       1-Jan-28
4696354         DEFIANCE          MO           63341      SFD        7.750         6.750      $4,040.57       360       1-Feb-28
4696369         VENTURA           CA           93004      SFD        8.250         6.750      $2,163.65       360       1-Feb-28
4696592         CHARLOTTE         NC           28210      SFD        7.250         6.750      $1,637.23       360       1-Feb-28
4696722         PLEASANTON        CA           94566      SFD        7.750         6.750      $2,908.63       360       1-Jan-28
4696817         BOCA RATON        FL           33496      SFD        7.375         6.750      $4,834.73       360       1-Feb-28
4696930         DENVER            CO           80210      SFD        7.250         6.750      $2,421.73       360       1-Feb-28
4697029         SAN PEDRO         CA           90731      SFD        7.750         6.750      $2,308.29       360       1-Feb-28
4697162         DEARBORN          MI           48120      SFD        7.875         6.750      $1,999.75       360       1-Feb-28
4697175         DALLAS            TX           75225      SFD        7.500         6.750      $3,954.76       360       1-Feb-28
4697240         UPPER MARLBORO    MD           20774      SFD        7.500         6.750      $1,734.05       360       1-Jan-28
4697244         RUSSELLVILLE      AR           72801      SFD        7.250         6.750      $1,671.33       360       1-Jan-28
4697318         AUSTIN            TX           78730      SFD        7.375         6.750      $1,776.08       360       1-Feb-28
4697479         ISSAQUAH          WA           98029      SFD        7.375         6.750      $2,752.34       360       1-Mar-28
4697614         DELRAY BEACH      FL           33483      SFD        8.000         6.750      $1,871.10       360       1-Feb-28
4697700         SAN FRANCISCO     CA           94131      SFD        7.125         6.750      $2,593.82       360       1-Feb-28
4697863         SANIBEL           FL           33957      SFD        7.125         6.750      $2,189.59       360       1-Feb-28
4698540         DOWNEY            CA           90240      SFD        7.375         6.750      $2,072.03       360       1-Mar-28
4698721         SARATOGA          CA           95070      SFD        7.375         6.750      $2,679.82       360       1-Feb-28
4698992         AGOURA HILLS      CA           91301      SFD        7.375         6.750      $1,837.20       360       1-Feb-28
4699007         SAN RAMON         CA           94583      PUD        7.250         6.750      $1,780.49       360       1-Feb-28
4699066         REDONDO BEACH     CA           90277      SFD        7.500         6.750      $2,034.72       360       1-Feb-28
4699323         VIRGINIA BEACH    VA           23451      LCO        7.500         6.750      $1,944.52       360       1-Dec-27
4699326         VIRGINIA BEACH    VA           23454      SFD        7.125         6.750      $3,031.73       360       1-Feb-28
4699398         DACULA            GA           30211      SFD        7.875         6.750      $1,664.04       360       1-Feb-28
4699613         MANHATTAN BEACH   CA           90266      SFD        7.250         6.750      $2,408.08       360       1-Feb-28
4699662         LITTLETON         CO           80127      SFD        7.000         6.734      $3,206.76       360       1-Feb-28
4699670         DAVIDSONVILLE     MD           21035      SFD        7.500         6.750      $2,233.99       360       1-Jan-28
4699854         PALO ALTO         CA           94306      SFD        7.500         6.750      $2,326.29       360       1-Feb-28
4700059         CUPERTINO         CA           95014      SFD        7.625         6.750      $2,717.93       360       1-Feb-28
4700402         PLANO             TX           75093      SFD        7.625         6.750      $2,192.04       360       1-Feb-28
4700642         SAN JOSE          CA           95129      SFD        7.125         6.750      $1,785.36       360       1-Feb-28
4700713         PLEASANTON        CA           94566      SFD        7.625         6.750      $1,794.26       360       1-Feb-28
4700790         NORCO             CA           91760      SFD        7.250         6.750      $1,586.06       360       1-Feb-28
4700872         SANTA BARBARA     CA           93105      SFD        7.875         6.750      $3,444.08       360       1-Feb-28
4701049         DALLAS            TX           75209      SFD        7.000         6.734      $2,652.57       360       1-Feb-28
4701127         MAR VISTA AREA    CA           90066      SFD        7.875         6.750      $1,848.93       360       1-Jan-28
4701145         PECONIC           NY           11958      SFD        7.875         6.750       $906.34        360       1-Feb-28
4701315         LOS ALTOS         CA           94022      SFD        7.375         6.750      $2,659.10       360       1-Jan-28
4701687         SCOTTSDALE        AZ           85258      SFD        7.500         6.750      $1,800.48       360       1-Feb-28
4701759         LAFAYETTE         CA           94549      SFD        7.375         6.750      $1,889.69       360       1-Jan-28
4701812         SAN JOSE          CA           95120      SFD        7.750         6.750      $2,206.55       360       1-Feb-28
4701863         LAS VEGAS         NV           89117      PUD        8.250         6.750      $2,909.66       360       1-Jan-28
4701951         BRENTWOOD         CA           94513      SFD        7.375         6.750      $2,072.03       360       1-Feb-28
4702202         MILPITAS          CA           95035      SFD        7.500         6.750      $2,097.65       360       1-Feb-28
4702878         NOVI              MI           48377      SFD        7.500         6.750      $1,704.34       360       1-Feb-28
4702884         EAST HAMPTON      NY           11937      SFD        8.000         6.750      $1,144.68       360       1-Feb-28
4703862         PLACENTIA         CA           92870      SFD        7.875         6.750      $2,349.22       360       1-Jan-28
4703911         MILL VALLEY       CA           94941      LCO        7.875         6.750      $1,152.86       360       1-Feb-28
4704172         DALLAS            TX           75225      SFD        7.500         6.750      $3,426.16       360       1-Mar-28
4704457         MOUNTAIN VIEW     CA           94040      SFD        7.625         6.750      $1,967.67       360       1-Feb-28
4704786         LONG BEACH        CA           90803      SFD        7.500         6.750      $2,866.78       360       1-Feb-28
4704787         LOS ANGELES       CA           91601      SFD        7.500         6.750      $2,027.72       360       1-Feb-28
4704939         SAN MARINO        CA           91108      SFD        7.250         6.750      $3,056.15       360       1-Dec-27
4704963         ANCHORAGE         AK           99501      SFD        7.750         6.750      $3,232.45       360       1-Feb-28
4705231         GLENDALE          CA           91206      SFD        7.500         6.750      $1,824.95       360       1-Feb-28
4705688         LOS ANGELES       CA           90027      SFD        7.875         6.750      $1,106.46       360       1-Feb-28
4706918         BURLINGAME        CA           94010      SFD        7.875         6.750      $3,625.35       360       1-Jan-28
4706996         LITHONIA          GA           30058      SFD        7.375         6.750      $1,726.69       360       1-Jan-28
4707023         FLOWERY BRANCH    GA           30542      SFD        7.375         6.750      $1,989.14       360       1-Dec-27
4707034         CARTERSVILLE      GA           30121      SFD        7.500         6.750      $1,734.05       360       1-Jan-28
4707058         COVINGTON         GA           30014      SFD        7.375         6.750      $1,740.50       360       1-Jan-28
4707744         ORLAND PARK       IL           60467      SFD        7.875         6.750      $1,740.17       360       1-Oct-27
4707759         CHANDLER          AZ           85226      SFD        7.750         6.750      $2,378.49       360       1-Oct-27
4707818         WILMINGTON        NC           28412      SFD        7.500         6.750      $2,120.72       360       1-Feb-28
4707858         LLOYD NECK        NY           11743      SFD        7.500         6.750      $2,796.86       360       1-Jan-28
4708025         MONROE            CT           06468      LCO        7.625         6.750       $707.80        360       1-Mar-28
4708058         MISSOULA          MT           59804      SFD        7.375         6.750      $2,969.91       360       1-Feb-28
4708075         PAYSON            UT           84651      SFD        7.625         6.750      $2,229.55       360       1-Feb-28
4708246         POWAY             CA           92064      SFD        7.625         6.750      $2,887.80       360       1-Feb-28
4708373         EASTON            CT           06612      SFD        7.375         6.750      $1,726.69       360       1-Feb-28
4709120         FRESNO            CA           93720      SFD        7.750         6.750       $801.67        360       1-Feb-28
4711140         SAN DIEGO         CA           92130      SFD        7.750         6.750      $3,546.25       360       1-Dec-27
4711141         SAN JOSE          CA           95123      SFD        7.750         6.750      $2,720.94       360       1-Jan-28
4711148         ANAHEIM           CA           92807      SFD        7.750         6.750      $1,829.01       360       1-Dec-27
4711151         ESCONDIDO         CA           92027      SFD        8.000         6.750      $1,778.65       360       1-Jan-28
4711153         SAN JOSE          CA           95120      SFD        7.875         6.750      $2,341.98       360       1-Dec-27
4711159         SUNNYVALE         CA           94087      SFD        7.750         6.750      $2,213.72       360       1-Dec-27
4711167         BARRINGTON        IL           60010      SFD        8.000         6.750      $2,568.18       360       1-Jan-28
4711170         THOUSAND OAKS     CA           91361      SFD        7.750         6.750      $3,852.15       360       1-Jan-28
4711173         POWAY             CA           92064      SFD        7.750         6.750      $2,808.34       360       1-Jan-28
4712361         ROGERS            AR           72758      SFD        7.375         6.750      $2,244.69       360       1-Feb-28
4712488         SEWELL            NJ           08080      SFD        8.125         6.750      $1,262.25       360       1-Mar-28
4712564         BONITA            CA           91902      SFD        7.875         6.750      $1,832.98       360       1-Dec-27
4712789         TALLAHASSEE       FL           32301      SFD        8.375         6.750      $1,983.79       360       1-Dec-27
4714403         CLAYTON           CA           94517      SFD        7.500         6.750      $1,957.80       360       1-Feb-28
6293177         JACKSONVILLE      FL           32256      SFD        7.000         6.734      $1,570.11       360       1-Dec-27
6383888         COLORADO SPRINGS  CO           80906      SFD        7.625         6.750      $1,576.61       360       1-Nov-27
6393024         LITTLETON         CO           80123      SFD        7.750         6.750      $3,080.57       360       1-Feb-28
6395516         EDEN PRAIRIE      MN           55435      SFD        7.500         6.750      $3,496.07       360       1-Jan-28
6399995         NORTH POTOMAC     MD           20878      SFD        7.125         6.750      $1,708.55       360       1-Jan-28
6409289         BEDFORD           NH           03110      SFD        7.250         6.750      $1,981.72       360       1-Jan-28
6410056         VANCOUVER         WA           98685      SFD        8.000         6.750      $2,384.00       360       1-Jan-28
6420622         BROOKLYN PARK     MN           55443      SFD        7.500         6.750      $1,762.02       360       1-Dec-27
6425316         HAM LAKE          MN           55304      SFD        7.875         6.750      $1,666.93       360       1-Dec-27
6430483         BEDFORD           MA           01730      LCO        7.375         6.750      $1,726.69       360       1-Jan-28
6433476         ATLANTA           GA           30319      SFD        7.250         6.750      $1,590.84       360       1-Feb-28
6436207         AUBURN            CA           95603      SFD        7.875         6.750      $1,725.67       360       1-Dec-27
6438876         LITTLETON         CO           80120      PUD        7.750         6.750      $2,262.07       360       1-Dec-27
6440538         BUENA PARK        CA           90620      SFD        7.500         6.750      $1,976.68       360       1-Dec-27
6445716         ST PAUL           MN           55102      MF2        7.875         6.750      $1,697.39       360       1-Jan-28
6448618         MARIETTA          GA           30066      SFD        7.625         6.750      $2,153.46       360       1-Jan-28
6450016         MENDHAM           NJ           07945      SFD        7.500         6.750      $1,992.76       360       1-Jan-28
6450898         TUALATIN          OR           97062      SFD        7.375         6.750      $2,762.70       360       1-Jan-28
6451279         COTO DE CAZA      CA           92679      SFD        7.375         6.750      $1,933.54       360       1-Jan-28
6452945         OAK PARK          CA           91301      SFD        7.500         6.750      $2,563.67       360       1-Jan-28
6453259         ANAHEIM           CA           92808      SFD        7.750         6.750      $1,956.88       360       1-Feb-28
6453284         GREAT NECK        NY           11020      SFD        7.875         6.750      $1,864.52       240       1-Nov-17
6453853         HAPPY JACK        AZ           86024      SFD        8.250         6.750       $767.79        360       1-Dec-27
6459654         COTO DE CAZA      CA           92679      SFD        7.375         6.750      $1,956.68       360       1-Jan-28
6460601         EVERETT           WA           98208      PUD        7.625         6.750       $801.05        360       1-Dec-27
6461971         SAN DIEGO         CA           92130      PUD        7.250         6.750      $1,225.87       360       1-Dec-27
6464625         FREDERICK         MD           21701      SFD        7.375         6.750      $1,812.33       360       1-Nov-27
6466208         BRENTWOOD         CA           94513      SFD        7.500         6.750      $1,626.02       360       1-Nov-27
6466301         SAN DIEGO         CA           92130      LCO        7.750         6.750      $1,667.09       360       1-Jan-28
6467002         OAK PARK          CA           91301      SFD        7.250         6.750      $1,773.66       360       1-Jan-28
6467323         SAN DIEGO         CA           92128      PUD        7.500         6.750      $1,682.66       360       1-Dec-27
6468263         HAMPTON           NH           03842      SFD        7.875         6.750      $2,030.19       360       1-Dec-27
6468696         HIGHLANDS RANCH   CO           80126      SFD        7.750         6.750      $1,940.31       360       1-Dec-27
6470164         LA VERNE          CA           91750      SFD        7.500         6.750      $2,159.78       360       1-Dec-27
6470342         LONGMONT          CO           80501      SFD        7.500         6.750      $1,740.67       360       1-Jan-28
6470529         BASKING RIDGE     NJ           07920      SFD        7.500         6.750      $2,148.83       360       1-Jan-28
6471810         NORFOLK           MA           02056      SFD        7.875         6.750      $1,957.69       360       1-Sep-27
6474219         PHOENIX           AZ           85028      SFD        7.625         6.750      $4,264.46       360       1-Dec-27
6475093         SCOTTSDALE        AZ           85259      SFD        8.000         6.750      $2,007.95       360       1-Mar-28
6479793         HOWELL            NJ           07731      SFD        7.875         6.750      $1,812.67       360       1-Jan-28
6480544         RICHFIELD         UT           84701      SFD        7.875         6.750       $652.56        360       1-Nov-27
6485402         SAN JOSE          CA           95124      SFD        7.500         6.750      $2,517.17       360       1-Nov-27
6486240         WESTMINSTER       CO           80234      SFD        7.250         6.750      $1,539.98       360       1-Jan-28
6487265         COTO DE CAZA      CA           92679      PUD        7.375         6.750      $2,362.11       360       1-Jan-28
6488129         OAK PARK          CA           91301      SFD        7.625         6.750      $2,015.44       360       1-Dec-27
6488573         ENGLEWOOD         CO           80111      SFD        7.125         6.750      $1,967.26       360       1-Mar-28
6490149         GILROY            CA           95020      SFD        7.250         6.750      $2,007.30       360       1-Feb-28
6490677         NEWTON            MA           02161      SFD        8.250         6.750      $1,727.91       360       1-Nov-27
6491626         SPRINGFIELD       NJ           07081      SFD        7.375         6.750      $1,685.25       360       1-Jan-28
6492161         ALLENDALE         NJ           07401      LCO        8.000         6.750      $1,834.41       360       1-Jan-28
6492871         PRINCETON         NJ           08540      SFD        7.625         6.750      $3,397.41       360       1-Nov-27
6493055         TELLURIDE         CO           81435      PUD        7.750         6.750      $2,686.55       360       1-Jan-28
6495655         PARK RIDGE        NJ           07656      PUD        7.250         6.750      $2,831.03       360       1-Feb-28
6496061         ALAMEDA           CA           94502      SFD        7.500         6.750      $2,676.24       360       1-Nov-27
6497859         GRAND JUNCTION    CO           81506      SFD        7.500         6.750      $1,624.90       360       1-Feb-28
6498285         NEWPORT COAST     CA           92657      SFD        7.375         6.750      $2,486.43       360       1-Dec-27
6500297         ST PAUL           MN           55102      SFD        7.625         6.750      $2,654.23       360       1-Jan-28
6501517         OAK PARK          CA           91301      SFD        7.375         6.750      $2,122.10       360       1-Dec-27
6501895         ISSAQUAH          WA           98027      SFD        7.875         6.750      $1,820.65       360       1-Nov-27
6502930         ATLANTA           GA           30342      SFD        7.750         6.750      $1,676.40       360       1-Dec-27
6503546         THOUSAND OAKS     CA           91320      SFD        7.500         6.750      $2,097.64       360       1-Feb-28
6505537         CORONADO          CA           92118      LCO        7.875         6.750      $1,635.76       360       1-Nov-27
6505613         SHERWOOD          OR           97140      SFD        7.625         6.750      $1,911.04       360       1-Dec-27
6506157         NO BEACH HAVEN    NJ           07080      SFD        8.250         6.750      $1,498.78       360       1-Dec-27
6507471         NORTH OAKS        MN           55127      SFD        7.500         6.750      $1,594.21       360       1-Nov-27
6509521         POTTER VALLEY     CA           95469      SFD        7.750         6.750      $1,791.03       360       1-Dec-27
6510541         SOUTHBORO         MA           01772      SFD        8.125         6.750      $1,522.12       360       1-Nov-27
6511363         SCOTTSDALE        AZ           85258      SFD        8.000         6.750      $2,641.55       360       1-Dec-27
6511567         LIVINGSTON        NJ           07039      SFD        8.000         6.750      $1,630.10       360       1-Dec-27
6513520         AVALON            NJ           08202      LCO        7.375         6.750      $1,878.64       360       1-Jan-28
6513613         SACRAMENTO        CA           95831      SFD        8.250         6.750      $1,727.54       360       1-Nov-27
6514522         SAN JOSE          CA           95138      PUD        7.625         6.750      $2,711.20       360       1-Feb-28
6515230         TRABUCO CANYON    CA           92679      SFD        7.750         6.750      $1,650.26       360       1-Nov-27
6515395         SONOMA            CA           95476      SFD        7.125         6.750      $1,819.04       360       1-Feb-28
6515741         EDINA             MN           55424      SFD        7.875         6.750      $1,993.94       360       1-Nov-27
6516299         MENDHAM BOROUGH   NJ           07945      SFD        7.875         6.750      $3,217.50       360       1-Mar-28
6516501         THOUSAND OAKS     CA           91320      SFD        7.500         6.750      $1,686.51       360       1-Dec-27
6516721         SAN JOSE          CA           95138      SFD        7.375         6.750      $1,864.82       360       1-Jan-28
6519941         EVERGREEN         CO           80439      SFD        7.750         6.750      $1,725.12       360       1-Dec-27
6521068         CHANHASSEN        MN           55317      SFD        7.625         6.750      $2,208.32       360       1-Nov-27
6524641         REDONDO BEACH     CA           90278      LCO        7.500         6.750      $1,706.08       360       1-Nov-27
6525585         BUENA PARK        CA           90620      PUD        7.750         6.750      $2,147.80       360       1-Jan-28
6527251         WINDHAM           NH           03087      SFD        7.875         6.750      $1,769.17       360       1-Dec-27
6528132         COROLLA           NC           27927      SFD        7.750         6.750      $1,755.21       360       1-Jan-28
6528735         SNOHOMISH         WA           98290      SFD        7.750         6.750      $2,084.76       360       1-Dec-27
6530483         WHEATON           MD           20902      SFD        7.875         6.750      $1,949.71       360       1-Nov-27
6532270         CLACKAMAS         OR           97015      SFD        7.500         6.750      $1,554.35       360       1-Dec-27
6532616         NORTH OAKS        MN           55127      SFD        7.625         6.750      $4,600.66       360       1-Dec-27
6532777         WENHAM            MA           01984      SFD        7.500         6.750      $2,478.02       360       1-Jan-28
6533633         FORT LAUDERDALE   FL           33316      SFD        8.000         6.750      $4,710.77       360       1-Nov-27
6534260         ROCKPORT          MA           01966      SFD        7.500         6.750      $1,318.72       360       1-Nov-27
6534930         BEND              OR           97702      PUD        7.875         6.750      $2,791.52       360       1-Dec-27
6535095         JEFFERSON TWP     NJ           07849      SFD        8.625         6.750       $388.89        360       1-Nov-27
6535151         SAN JOSE          CA           95124      SFD        7.875         6.750      $1,928.68       360       1-Dec-27
6535193         ALAMEDA           CA           94502      PUD        7.375         6.750      $3,798.71       360       1-Jan-28
6535741         SAN JOSE          CA           95119      SFD        7.500         6.750      $2,108.13       360       1-Dec-27
6535848         FAIRFAX STATION   VA           22039      SFD        7.250         6.750      $1,609.94       360       1-Nov-27
6536287         MINNEAPOLIS       MN           55410      SFD        7.500         6.750      $1,678.11       360       1-Jan-28
6536305         BATTLE CREEK      MI           49017      SFD        7.625         6.750      $1,677.47       360       1-Dec-27
6537004         SAN DIEGO         CA           92130      SFD        7.125         6.750      $2,164.32       360       1-Jan-28
6537101         MORGAN HILL       CA           95037      SFD        7.375         6.750      $1,574.74       360       1-Nov-27
6537655         LOS GATOS         CA           95030      SFD        7.125         6.750      $1,684.30       360       1-Jan-28
6537743         DANA POINT        CA           92629      SFD        7.500         6.750      $3,146.47       360       1-Nov-27
6538563         VIRGINIA BEACH    VA           23456      SFD        7.625         6.750       $840.51        360       1-Jan-28
6538894         SAN JOSE          CA           95138      SFD        7.500         6.750      $1,957.80       360       1-Jan-28
6538910         KANEOHE           HI           96744      SFD        8.000         6.750      $1,174.02       360       1-Dec-27
6539561         POWELL            OH           43065      PUD        7.000         6.734      $2,095.70       360       1-Nov-27
6539667         CHEVY CHASE       MD           20815      HCO        7.250         6.750      $1,463.95       360       1-Jan-28
6539735         LITTLE FALLS      NJ           07424      HCO        8.250         6.750       $563.45        360       1-Dec-27
6540437         SAN DIEGO         CA           92131      SFD        7.000         6.734      $1,623.34       360       1-Nov-27
6540815         WARICK            RI           02886      SFD        7.625         6.750      $1,755.33       360       1-Jan-28
6541113         SAN DIEGO         CA           92128      SFD        7.250         6.750      $2,275.40       360       1-Mar-28
6541842         SAN DIEGO         CA           92131      SFD        7.875         6.750      $2,155.92       360       1-Nov-27
6542005         SANDY             UT           84092      PUD        7.500         6.750      $1,758.87       360       1-Dec-27
6542397         CHULA VISTA       CA           91915      SFD        7.125         6.750      $1,726.74       360       1-Feb-28
6542437         DIAMOND BAR       CA           91765      SFD        7.750         6.750      $7,164.12       360       1-Jan-28
6542657         HAYWARD           CA           94542      SFD        7.875         6.750      $1,773.52       360       1-Nov-27
6543015         MAMMOTH LAKES     CA           93546      SFD        7.875         6.750      $1,812.67       360       1-Dec-27
6543164         PEPPERELL         MA           01463      SFD        7.250         6.750      $1,669.29       360       1-Feb-28
6543374         DURANGO           CO           81301      SFD        8.250         6.750      $1,540.10       360       1-Nov-27
6543740         LODI BORO         NJ           07644      LCO        8.250         6.750       $371.88        360       1-Jan-28
6543855         WOODBURY          MN           55129      LCO        8.250         6.750       $503.35        360       1-Nov-27
6543951         NEWPORT COAST     CA           92657      SFD        7.250         6.750      $4,775.23       360       1-Nov-27
6544313         CARLSBAD          CA           92009      SFD        7.500         6.750      $1,836.84       360       1-Nov-27
6544441         LITTLETON         CO           80121      SFD        7.750         6.750      $2,174.31       360       1-Nov-27
6545303         CHEHALIS          WA           98532      SFD        7.750         6.750      $1,805.36       360       1-Dec-27
6547519         LONGWOOD          FL           32779      SFD        7.875         6.750      $2,414.48       360       1-Dec-27
6547836         COLORADO SPRINGS  CO           80919      SFD        7.625         6.750      $2,739.16       360       1-Nov-27
6547903         DURANGO           CO           81301      SFD        7.875         6.750      $1,993.94       360       1-Dec-27
6547968         CLIVE             IA           50325      PUD        7.375         6.750      $2,958.85       360       1-Dec-27
6548178         NEW LENOX         IL           60451      SFD        7.500         6.750      $1,699.09       360       1-Nov-27
6548573         MIDDLETOWN        NJ           07748      SFD        7.875         6.750      $2,675.51       360       1-Dec-27
6548707         CANTON            MA           02021      SFD        7.500         6.750      $1,866.90       360       1-Nov-27
6548824         ST PETERSBURG     FL           33704      SFD        7.375         6.750      $1,673.16       360       1-Nov-27
6548892         GLEN MILLS        PA           19342      PUD        7.000         6.734      $1,716.48       360       1-Jan-28
6548924         NAPERVILLE        IL           60564      SFD        7.500         6.750      $2,013.74       360       1-Nov-27
6549239         SAN DIEGO         CA           92131      SFD        7.750         6.750      $1,897.06       360       1-Nov-27
6549540         SAYVILLE          NY           11782      SFD        7.625         6.750      $1,847.34       360       1-Jan-28
6549771         HAWORTH           NJ           07641      SFD        7.250         6.750      $1,790.71       360       1-Dec-27
6550650         SAN DIEGO         CA           92121      SFD        7.750         6.750      $1,806.08       360       1-Jan-28
6550790         GREEN OAKS        IL           60048      SFD        7.625         6.750      $2,610.70       360       1-Nov-27
6551115         SALT LAKE CITY    UT           84121      SFD        7.625         6.750      $1,605.28       360       1-Dec-27
6551202         LA VERNE          CA           91750      SFD        7.375         6.750      $2,265.41       360       1-Jan-28
6551298         ASPEN             CO           81611      LCO        7.750         6.750      $2,607.74       360       1-Dec-27
6551370         CAMARILLO         CA           93010      SFD        7.125         6.750      $1,804.89       360       1-Dec-27
6551661         SHORT HILLS       NJ           07078      SFD        7.875         6.750      $1,740.17       360       1-Dec-27
6551703         SANTA MONICA      CA           90402      SFD        7.875         6.750      $6,018.08       360       1-Dec-27
6551944         KENTFIELD         CA           94904      SFD        8.000         6.750      $2,174.88       360       1-Dec-27
6552133         SANTA FE          NM           87505      SFD        7.875         6.750      $2,900.28       360       1-Nov-27
6552547         ATLANTA           GA           30318      MF2        7.750         6.750      $1,676.40       360       1-Dec-27
6552734         WASHINGTON        DC           20016      SFD        7.625         6.750      $1,642.08       360       1-Dec-27
6552913         EDISON            NJ           08817      LCO        7.875         6.750       $594.56        360       1-Dec-27
6552928         BARRINGTON        IL           60010      SFD        7.625         6.750      $1,875.65       360       1-Dec-27
6553326         MONTCLAIR         NJ           07042      SFD        7.500         6.750      $1,538.27       360       1-Jan-28
6553463         THE WOODLANDS     TX           77381      SFD        7.375         6.750      $1,674.89       360       1-Jan-28
6553484         RUMSON            NJ           07760      SFD        7.125         6.750      $6,737.19       360       1-Dec-27
6554633         SANTA ANA         CA           92705      SFD        7.500         6.750      $5,838.44       360       1-Jan-28
6554808         VESTAL            NY           13850      SFD        7.875         6.750      $1,740.17       360       1-Dec-27
6554875         MONTCLAIR         NJ           07043      SFD        7.375         6.750      $2,701.92       360       1-Dec-27
6554929         VIRGINIA BEACH    VA           23454      SFD        7.625         6.750      $2,589.11       360       1-Nov-27
6554948         FREEHOLD          NJ           07728      SFD        8.375         6.750      $1,117.31       360       1-Jan-28
6555777         KALISPELL         MT           59901      SFD        7.750         6.750      $1,679.99       360       1-Dec-27
6555945         AGOURA            CA           91301      LCO        7.750         6.750      $1,484.41       360       1-Nov-27
6556080         LONG BRANCH       NJ           07740      LCO        8.375         6.750      $1,489.74       360       1-Nov-27
6556151         GLEN ELLYN        IL           60173      SFD        7.750         6.750      $1,670.67       360       1-Dec-27
6556426         SNOHOMISH         WA           98290      SFD        7.625         6.750      $1,593.53       360       1-Jan-28
6556964         EDINA             MN           55424      SFD        7.875         6.750      $1,740.17       360       1-Nov-27
6557007         SAN JOSE          CA           95148      SFD        7.500         6.750      $2,158.48       360       1-Jan-28
6557284         WEST JORDAN       UT           84088      SFD        7.375         6.750      $1,734.60       360       1-Feb-28
6557647         PISCATAWAY        NJ           08854      SFD        8.250         6.750      $1,627.99       360       1-Nov-27
6557671         CHULA VISTA       CA           91910      SFD        7.625         6.750      $1,712.86       360       1-Dec-27
6558505         MONTCLAIR         NJ           07042      SFD        7.875         6.750       $754.07        360       1-Dec-27
6559381         SAN DIEGO         CA           92130      PUD        7.125         6.750      $1,810.28       360       1-Jan-28
6559430         GRAHAM            WA           98338      PUD        7.875         6.750      $1,799.98       360       1-Jan-28
6559752         WESTFIELD         NJ           07090      SFD        7.875         6.750      $2,175.21       360       1-Dec-27
6559821         SHOREVIEW         MN           55126      SFD        7.375         6.750      $2,417.36       360       1-Jan-28
6560054         MAPLE GROVE       MN           55311      SFD        7.250         6.750      $1,628.49       360       1-Jan-28
6560526         EL CAJON          CA           92020      SFD        7.250         6.750      $1,957.85       360       1-Dec-27
6560712         CASTRO VALLEY     CA           94552      SFD        7.500         6.750      $1,882.98       360       1-Dec-27
6560721         FOLSOM            CA           95630      SFD        7.750         6.750      $1,647.75       360       1-Dec-27
6561309         NEWTON            MA           02160      MF2        8.000         6.750      $2,212.30       360       1-Dec-27
6561521         EDEN              UT           84310      SFD        8.000         6.750      $1,562.92       360       1-Nov-27
6561549         LAGUNA BEACH      CA           92651      SFD        7.500         6.750      $2,202.53       360       1-Feb-28
6561685         CALIFON           NJ           07830      SFD        7.625         6.750      $3,121.37       360       1-Jan-28
6561739         ALEXANDRIA        MN           56308      SFD        7.500         6.750      $2,517.17       360       1-Jan-28
6561899         MILFORD           MI           48380      SFD        7.750         6.750      $2,148.52       360       1-Dec-27
6561969         HOUSTON           TX           77024      SFD        7.875         6.750      $2,832.12       360       1-Dec-27
6562381         OXNARD            CA           93030      SFD        7.750         6.750      $1,647.03       360       1-Dec-27
6562568         SAN DIEGO         CA           92103      SFD        7.875         6.750      $3,625.35       360       1-Dec-27
6562817         DAKOTA DUNES      SD           57049      SFD        7.875         6.750      $1,758.29       360       1-Dec-27
6562847         GRAND RAPIDS      MI           49546      LCO        7.625         6.750      $1,663.32       360       1-Dec-27
6563210         ARLINGTON         MA           02174      SFD        7.375         6.750      $2,434.63       360       1-Jan-28
6563292         EDINBORO          PA           16412      SFD        7.750         6.750      $1,662.08       360       1-Dec-27
6563719         SANTA ANA         CA           92705      SFD        7.625         6.750      $3,199.23       360       1-Dec-27
6564107         PHOENIX           AZ           85331      PUD        7.875         6.750       $906.34        360       1-Dec-27
6564151         HENDERSON         NV           89014      SFD        7.750         6.750      $2,063.27       360       1-Dec-27
6564261         NEWPORT BEACH     CA           92625      SFD        7.750         6.750      $1,912.82       360       1-Nov-27
6564356         DENVILLE          NJ           07834      SFD        7.750         6.750      $3,008.93       360       1-Jan-28
6564882         WINDSOR           CA           95492      SFD        8.000         6.750      $1,986.67       360       1-Dec-27
6565086         KIRKLAND          WA           98033      PUD        7.500         6.750      $1,901.86       360       1-Dec-27
6565102         COPPER CANYON     TX           75067      SFD        7.625         6.750      $3,963.64       360       1-Jan-28
6565206         LONG LAKE         MN           55356      SFD        7.500         6.750      $1,538.27       360       1-Jan-28
6565645         LAS FLORES        CA           92688      SFD        7.375         6.750      $1,674.54       360       1-Jan-28
6566094         YORK              PA           17404      SFD        7.375         6.750      $1,574.05       360       1-Dec-27
6566205         ROSWELL           GA           30075      SFD        8.125         6.750      $2,795.50       360       1-Dec-27
6567190         GIG HARBOR        WA           98332      SFD        7.250         6.750      $1,657.69       360       1-Nov-27
6567197         FAIRFAX           VA           22030      SFD        7.125         6.750      $2,258.30       360       1-Jan-28
6567744         CARBONDALE        CO           81623      SFD        7.750         6.750      $1,611.93       360       1-Dec-27
6568841         DUVALL            WA           98019      SFD        7.750         6.750      $1,783.15       360       1-Jan-28
6568853         CASTRO VALLEY     CA           94546      SFD        7.625         6.750      $1,728.43       360       1-Dec-27
6568865         SAN JOSE          CA           95138      LCO        7.375         6.750      $2,284.06       360       1-Feb-28
6568998         BOULDER           CO           80302      SFD        8.125         6.750      $1,907.48       360       1-Dec-27
6569145         COTO DE CAZA AREA CA           92679      SFD        7.375         6.750      $3,082.48       360       1-Dec-27
6569157         NAPLES            FL           34108      SFD        7.625         6.750      $2,154.31       240       1-Dec-17
6569247         HEMET             CA           92544      SFD        8.125         6.750      $1,749.32       360       1-Dec-27
6569452         PINETOP-LAKESIDE  AZ           85929      SFD        8.000         6.750      $2,788.31       360       1-Jan-28
6569466         EDMONDS           WA           98026      SFD        7.375         6.750      $2,046.12       360       1-Feb-28
6569603         COLORADO SPRINGS  CO           80907      SFD        7.500         6.750      $2,003.60       360       1-Jan-28
6569687         STEAMBOAT SPRINGS CO           80477      SFD        8.000         6.750      $1,320.78       360       1-Dec-27
6569752         MIRAMAR           FL           33027      SFD        7.500         6.750      $1,817.96       360       1-Feb-28
6569951         SIOUX FALLS       SD           57110      SFD        7.500         6.750      $1,610.99       360       1-Jan-28
6570401         OXNARD            CA           93035      SFD        7.625         6.750      $2,661.30       360       1-Mar-28
6571116         MISSION HILLS     KS           66208      SFD        7.500         6.750      $1,704.34       360       1-Nov-27
6571129         LAS FLORES        CA           92688      PUD        7.625         6.750      $1,890.35       360       1-Feb-28
6571583         MAPLE VALLEY      WA           98038      PUD        7.875         6.750      $1,871.40       360       1-Feb-28
6571667         SANTA CLARITA     CA           91321      SFD        7.750         6.750      $1,779.93       360       1-Jan-28
6571677         GLENWOOD SPRINGS  CO           81601      SFD        7.750         6.750      $2,460.88       360       1-Dec-27
6572595         LITTLETON         CO           80127      SFD        7.750         6.750      $1,776.70       360       1-Dec-27
6573564         CARLSBAD          CA           92008      SFD        7.625         6.750      $1,818.32       360       1-Dec-27
6573589         ROCHESTER         MN           55902      SFD        7.625         6.750      $1,719.94       360       1-Dec-27
6573605         WEST COVINA       CA           91790      SFD        7.750         6.750      $1,733.00       360       1-Dec-27
6574192         NORWICH           VT           05055      SFD        7.750         6.750      $1,899.93       360       1-Jan-28
6574291         LOS ANGELES       CA           90077      SFD        7.750         6.750      $7,164.12       360       1-Jan-28
6575185         CARSON CITY       NV           89703      SFD        7.875         6.750      $1,827.17       360       1-Jan-28
6575325         PASADENA          CA           91106      SFD        7.750         6.750      $2,364.16       360       1-Jan-28
6575601         MORGAN HILL       CA           95037      SFD        7.625         6.750      $1,755.33       360       1-Dec-27
6575763         NEWPORT BEACH     CA           92660      SFD        7.500         6.750      $2,097.64       360       1-Jan-28
6576868         YUMA              AZ           85364      SFD        7.750         6.750      $1,647.75       360       1-Jan-28
6576883         STAFFORD TWP      NJ           08050      SFD        8.375         6.750       $558.65        360       1-Jan-28
6577009         ALPHARETTA        GA           30022      SFD        7.375         6.750      $2,707.45       360       1-Jan-28
6577097         LAGUNA BEACH      CA           92651      SFD        7.375         6.750      $2,486.43       360       1-Dec-27
6577314         PLEASANT PLAINS   IL           62677      SFD        7.375         6.750      $2,348.30       360       1-Feb-28
6577445         WATCHUNG          NJ           07060      SFD        7.250         6.750      $2,387.62       360       1-Jan-28
6577909         CHEVY CHASE       MD           20815      SFD        7.250         6.750      $2,053.01       360       1-Dec-27
6578272         PAIA              HI           96779      SFD        7.375         6.750      $1,266.01       360       1-Jan-28
6578312         MILL CREEK        WA           98012      SFD        7.750         6.750      $1,749.12       360       1-Dec-27
6578392         LOS ALTOS         CA           94024      SFD        7.875         6.750      $3,132.30       360       1-Jan-28
6578394         SAN RAMON         CA           94583      SFD        7.250         6.750      $1,694.18       360       1-Dec-27
6578701         ASPEN             CO           81611      SFD        7.750         6.750      $3,610.72       360       1-Dec-27
6579020         SAN DIEGO         CA           92110      SFD        7.375         6.750      $1,933.89       360       1-Feb-28
6579736         BEAVER CREEK      CO           81620      LCO        7.625         6.750      $5,175.74       360       1-Nov-27
6579764         HOUSTON           TX           77077      SFD        7.250         6.750      $1,652.23       360       1-Nov-27
6580444         WOODLAND          MN           55391      SFD        7.500         6.750      $1,678.11       360       1-Dec-27
6580505         SNOWMASS VILLAGE  CO           81615      LCO        7.750         6.750      $2,364.16       360       1-Dec-27
6581778         KIRKLAND          WA           98034      SFD        7.750         6.750      $1,788.16       360       1-Jan-28
6581993         TIBURON           CA           94920      SFD        7.750         6.750      $4,642.35       360       1-Dec-27
6581999         SAN MARINO        CA           91108      SFD        7.000         6.734      $3,140.23       360       1-Dec-27
6582222         WALDWICK          NJ           07463      SFD        7.875         6.750      $1,729.29       360       1-Dec-27
6582332         SAN JOSE          CA           95138      PUD        7.250         6.750      $1,944.20       360       1-Jan-28
6582348         LA MIRADA         CA           90638      SFD        7.250         6.750      $1,691.80       360       1-Jan-28
6582355         LA MIRADA         CA           90638      SFD        7.500         6.750      $1,681.61       360       1-Jan-28
6582438         SAN DIEGO         CA           92130      SFD        7.625         6.750      $1,826.11       360       1-Dec-27
6582537         WEST WINDSOR      NJ           08512      SFD        7.875         6.750      $2,167.96       360       1-Jan-28
6582595         RIDGEWOOD         NJ           07450      SFD        7.625         6.750      $1,861.50       360       1-Feb-28
6582629         CARLSBAD          CA           92009      SFD        7.875         6.750      $4,350.42       360       1-Dec-27
6583380         SARATOGA          CA           95070      SFD        7.500         6.750      $4,798.50       360       1-Jan-28
6583408         ORANGE            CA           92867      PUD        7.625         6.750      $2,024.29       360       1-Jan-28
6583512         MILPITAS          CA           95035      SFD        7.500         6.750      $1,978.78       360       1-Jan-28
6583516         CORONA DEL MAR    CA           92625      SFD        7.500         6.750      $3,272.32       360       1-Jan-28
6583949         LIVERMORE         CA           94550      SFD        7.125         6.750      $2,145.32       360       1-Feb-28
6584066         PENSACOLA         FL           32501      SFD        7.500         6.750      $1,572.53       360       1-Jan-28
6584159         MORGAN HILL       CA           95037      PUD        7.750         6.750      $1,719.39       360       1-Feb-28
6585542         ST CHARLES        IL           60175      SFD        7.625         6.750      $1,875.30       360       1-Jan-28
6585680         LIVINGSTON        NJ           07039      SFD        7.750         6.750      $3,266.84       360       1-Dec-27
6585790         ALBUQUERQUE       NM           87120      SFD        8.375         6.750      $1,327.85       360       1-Dec-27
6585812         ENCINITAS         CA           92024      LCO        7.625         6.750      $1,734.09       360       1-Jan-28
6585967         SAN FRANCISCO     CA           94105      HCO        7.375         6.750      $1,602.37       360       1-Jan-28
6587269         FALLBROOK         CA           92028      SFD        7.375         6.750      $1,712.87       360       1-Jan-28
6587614         SEATTLE           WA           98177      SFD        7.500         6.750      $2,097.64       360       1-Jan-28
6587934         LIVINGSTON        NJ           07039      SFD        7.875         6.750      $2,055.57       360       1-Dec-27
6587949         HOCKLEY           TX           77447      SFD        7.500         6.750      $1,650.15       360       1-Dec-27
6588038         ALAMEDA           CA           94502      SFD        6.875         6.609      $1,773.71       360       1-Dec-27
6588060         CARLSBAD          CA           92008      PUD        7.625         6.750      $1,811.95       360       1-Jan-28
6588663         CAMARILLO         CA           93012      SFD        7.375         6.750      $1,874.49       360       1-Jan-28
6588989         HILLSBOROUGH TWP  NJ           08876      SFD        7.250         6.750       $631.01        360       1-Dec-27
6589430         NEWPORT BEACH     CA           92660      SFD        7.750         6.750      $6,126.76       360       1-Jan-28
6589651         CLAYTON           CA           94517      SFD        7.000         6.734      $2,151.92       360       1-Jan-28
6589657         SAN JUAN CAPISTRANCA           92675      SFD        7.750         6.750      $2,746.01       360       1-Feb-28
6590024         MELVILLE          NY           11747      SFD        8.000         6.750      $2,582.85       360       1-Dec-27
6591146         MORRISTOWN        NJ           07960      SFD        7.500         6.750      $2,796.86       360       1-Jan-28
6592252         AFTON             MN           55001      SFD        7.625         6.750      $2,080.91       360       1-Feb-28
6592359         SAN JOSE          CA           95135      SFD        7.750         6.750      $1,805.36       360       1-Feb-28
6592756         ISSAQUAH          WA           98029      SFD        7.500         6.750      $2,570.31       360       1-Feb-28
6592841         DOUBLE OAK        TX           75067      SFD        7.500         6.750      $1,789.99       360       1-Jan-28
6592956         HENDERSON         NV           89014      SFD        7.500         6.750      $2,726.94       360       1-Jan-28
6593191         LANCASTER         PA           17601      SFD        6.875         6.609      $1,970.79       360       1-Jan-28
6593567         WESTON            ID           83286      SFD        7.875         6.750       $677.94        360       1-Dec-27
6593646         SWAMPSCOTT        MA           01907      SFD        7.875         6.750      $1,740.89       360       1-Jan-28
6593903         SAN RAMON         CA           94583      PUD        7.375         6.750      $1,976.71       360       1-Jan-28
6594239         DRAPER            UT           84020      SFD        8.000         6.750      $2,311.36       360       1-Dec-27
6594325         VALENCIA          CA           91354      SFD        7.250         6.750      $1,794.81       360       1-Jan-28
6594396         BROOMFIELD        CO           80020      SFD        7.500         6.750      $1,693.85       360       1-Jan-28
6594465         UNIVERSITY PARK   TX           75205      SFD        7.250         6.750      $1,875.98       360       1-Jan-28
6594603         GLENWOOD SPRINGS  CO           81601      SFD        7.750         6.750      $1,218.62       360       1-Dec-27
6594751         HOUSTON           TX           77007      SFD        8.000         6.750      $2,959.64       360       1-Dec-27
6594796         FRANKLIN          MA           02038      SFD        7.750         6.750      $1,611.93       360       1-Dec-27
6594881         MARIETTA          GA           30064      SFD        7.750         6.750      $1,707.60       360       1-Jan-28
6594903         MONTCLAIR         NJ           07042      LCO        7.750         6.750       $802.38        360       1-Feb-28
6595452         POTOMAC           MD           20854      SFD        6.875         6.609      $3,652.52       360       1-Dec-27
6595527         ARVADA            CO           80005      SFD        7.750         6.750      $1,736.58       360       1-Feb-28
6595605         SAN JOSE          CA           95136      LCO        7.625         6.750       $579.33        360       1-Feb-28
6595875         PALM DESERT       CA           92211      SFD        7.625         6.750      $1,546.53       360       1-Jan-28
6596081         UNION CITY        CA           94587      SFD        7.625         6.750      $1,924.49       360       1-Jan-28
6596275         COTO DE CAZA      CA           92679      SFD        7.500         6.750      $3,548.38       360       1-Jan-28
6596630         SAN JOSE          CA           95135      SFD        7.750         6.750      $2,357.71       360       1-Feb-28
6596727         AVALON            NJ           08202      SFD        7.750         6.750      $1,891.33       360       1-Dec-27
6596861         KUNA              ID           83634      SFD        7.625         6.750      $1,664.02       360       1-Jan-28
6596929         BENICIA           CA           94510      SFD        7.375         6.750      $1,651.76       360       1-Jan-28
6597081         BERKELEY HTS      NJ           07922      SFD        7.625         6.750      $1,719.94       360       1-Jan-28
6597410         PACIFIC GROVE     CA           92125      SFD        7.750         6.750      $1,776.70       360       1-Jan-28
6597449         LAYTONSVILLE      MD           20882      SFD        6.875         6.609      $1,594.37       360       1-Jan-28
6597831         RENO              NV           89511      SFD        7.750         6.750      $1,762.37       360       1-Dec-27
6597837         DANA POINT        CA           92629      SFD        7.750         6.750      $1,991.63       360       1-Jan-28
6597866         SAN JOSE          CA           95118      SFD        7.250         6.750      $1,618.12       360       1-Feb-28
6598119         ST CLOUD          MN           56304      SFD        7.875         6.750       $906.34        360       1-Jan-28
6598157         OAK PARK HEIGHTS  MN           55082      SFD        7.500         6.750      $1,637.28       360       1-Jan-28
6598273         DILLON            CO           80435      PUD        7.500         6.750      $1,689.30       360       1-Jan-28
6598483         SARATOGA          CA           95070      SFD        7.250         6.750      $6,821.76       360       1-Jan-28
6598773         VALENCIA AREA     CA           91354      SFD        7.625         6.750      $2,120.90       360       1-Jan-28
6598998         ANAHEIM           CA           92808      SFD        7.375         6.750      $1,908.68       360       1-Dec-27
6599023         FORT COLLINS      CO           80526      PUD        7.500         6.750      $2,029.47       360       1-Jan-28
6599214         GREAT FALLS       MT           59404      LCO        7.750         6.750      $1,845.12       360       1-Jan-28
6599480         AURORA            CO           80016      SFD        7.625         6.750      $1,844.86       360       1-Jan-28
6599531         RENO              NV           89509      SFD        7.750         6.750      $2,177.89       360       1-Jan-28
6600026         ORLEANS           MA           02653      SFD        7.750         6.750      $3,123.56       360       1-Jan-28
6600283         SPRINGFIELD       IL           62707      SFD        7.625         6.750      $2,430.18       360       1-Dec-27
6600469         SAN JOSE          CA           95138      PUD        7.250         6.750      $2,046.53       360       1-Jan-28
6600507         WASHINGTON        DC           20008      HCO        7.500         6.750      $1,616.58       360       1-Jan-28
6600927         INCLINE VILLAGE   NV           89450      SFD        7.625         6.750      $6,900.99       360       1-Jan-28
6600948         POWAY             CA           92064      SFD        7.500         6.750      $2,869.93       360       1-Jan-28
6600952         CARLSBAD          CA           92008      SFD        7.500         6.750      $1,598.75       360       1-Jan-28
6601031         BOCA RATON        FL           33498      SFD        7.625         6.750      $1,619.43       360       1-Dec-27
6601106         COLLEYVILLE       TX           76034      PUD        7.500         6.750      $1,780.90       360       1-Jan-28
6601230         LITTLETON         CO           80121      SFD        7.500         6.750      $4,195.29       360       1-Feb-28
6601246         POTOMAC           MD           20854      SFD        7.000         6.734      $3,193.45       360       1-Feb-28
6601370         LAKE HAVASU CITY  AZ           86404      SFD        7.750         6.750      $2,271.03       360       1-Jan-28
6601531         AMES              IA           50014      PUD        7.875         6.750      $1,928.34       360       1-Jan-28
6601573         WASHINGTON        DC           20016      SFD        7.500         6.750      $1,566.24       360       1-Jan-28
6602083         ST PAULS          NC           28384      SFD        7.500         6.750      $1,887.88       360       1-Jan-28
6602165         PENSACOLA         FL           32504      SFD        7.500         6.750      $1,627.42       360       1-Feb-28
6602727         KULA              HI           96790      SFD        7.500         6.750      $3,552.01       360       1-Jan-28
6602869         CLAYTON           CA           94517      SFD        7.250         6.750      $1,637.22       360       1-Feb-28
6603374         SONOMA            CA           95476      SFD        7.875         6.750      $1,790.92       360       1-Feb-28
6603399         KATY              TX           77494      PUD        7.625         6.750      $1,502.65       360       1-Jan-28
6603489         POTOMAC           MD           20854      SFD        7.125         6.750      $1,873.95       360       1-Jan-28
6603507         SCOTCH PLAINS     NJ           07076      SFD        7.625         6.750      $1,749.67       360       1-Feb-28
6603547         SCOTTSDALE        AZ           85254      SFD        7.500         6.750      $1,636.16       360       1-Jan-28
6603808         CARLSBAD          CA           92008      SFD        7.500         6.750      $1,483.38       360       1-Jan-28
6603841         SAN LUIS OBISPO   CA           93401      SFD        7.625         6.750      $1,656.24       360       1-Feb-28
6603872         DOVE CANYON AREA  CA           92679      SFD        7.500         6.750      $2,419.28       360       1-Jan-28
6603881         BROOKLYN          NY           11228      SFD        7.875         6.750      $1,680.35       360       1-Feb-28
6604476         SIOUX FALLS       SD           57103      SFD        7.500         6.750      $2,796.86       360       1-Feb-28
6604759         OCEAN CITY        NJ           08226      LCO        7.500         6.750      $3,356.23       360       1-Jan-28
6605034         BRENTWOOD         CA           94513      SFD        7.250         6.750      $1,710.90       360       1-Jan-28
6605361         RIDGWAY           CO           81432      SFD        7.875         6.750      $1,131.11       360       1-Dec-27
6605438         HUNTINGTON BEACH  CA           92647      SFD        7.375         6.750      $1,757.08       360       1-Feb-28
6605579         PACIFICA          CA           94044      SFD        7.500         6.750      $1,823.55       360       1-Feb-28
6605650         MORRIS PLAINS     NJ           07950      SFD        7.375         6.750      $2,099.65       360       1-Feb-28
6605960         LAS FLORES AREA   CA           92688      SFD        7.875         6.750      $1,831.53       360       1-Feb-28
6605996         SANTA CLARITA     CA           91355      SFD        7.500         6.750      $1,594.21       360       1-Jan-28
6606007         PHOENIX           AZ           85012      SFD        7.500         6.750      $4,894.50       360       1-Feb-28
6606368         VAIL              CO           81657      LCO        7.750         6.750      $6,770.10       360       1-Jan-28
6606449         SNOWMASS VILLAGE  CO           81615      LCO        7.625         6.750      $1,518.93       360       1-Dec-27
6606479         EVESHAM TOWNSHIP  NJ           08053      SFD        7.750         6.750       $671.64        360       1-Dec-27
6606862         CARLSBAD          CA           92008      SFD        7.500         6.750      $1,510.30       360       1-Jan-28
6607078         MONTGOMERY TWP    NJ           08558      SFD        7.500         6.750      $1,946.61       360       1-Feb-28
6607110         ASPEN             CO           81611      SFD        7.625         6.750      $1,999.52       360       1-Jan-28
6607286         PHOENIX           AZ           85044      SFD        7.375         6.750      $2,020.22       360       1-Jan-28
6607437         CARMEL            CA           93923      SFD        7.875         6.750      $1,885.18       360       1-Jan-28
6607477         SAN DIEGO         CA           92107      SFD        7.625         6.750      $1,551.48       360       1-Jan-28
6607565         LAS FLORES AREA   CA           92688      SFD        7.625         6.750      $1,690.92       360       1-Jan-28
6607736         APEX              NC           27502      PUD        7.875         6.750      $1,749.59       360       1-Jan-28
6607786         WALL              NJ           07719      SFD        7.250         6.750      $1,657.69       360       1-Jan-28
6608247         MILLBURN          NJ           07041      SFD        7.625         6.750      $1,748.25       360       1-Feb-28
6608432         LA MIRADA         CA           90638      SFD        7.625         6.750      $2,086.22       360       1-Jan-28
6608704         BASALT            CO           81621      SFD        7.375         6.750      $1,726.69       360       1-Jan-28
6608708         AFTON             OK           74331      SFD        7.750         6.750      $1,791.03       360       1-Jan-28
6608983         MINNETONKA        MN           55305      SFD        7.375         6.750      $2,044.40       360       1-Jan-28
6609073         FT COLLINS        CO           80525      SFD        7.750         6.750      $2,507.44       360       1-Feb-28
6609301         LIVERMORE         CA           94550      SFD        7.750         6.750      $1,807.51       360       1-Jan-28
6609604         SAN JOSE          CA           95125      SFD        7.500         6.750      $2,062.68       360       1-Jan-28
6609682         OMAHA             NE           68118      SFD        7.625         6.750      $1,737.78       360       1-Feb-28
6609692         CONCORD           MA           01742      SFD        7.750         6.750      $3,171.56       360       1-Feb-28
6610336         GIG HARBOR        WA           98332      SFD        7.500         6.750      $2,376.63       360       1-Feb-28
6610966         DISCOVERY BAY     CA           94514      SFD        7.500         6.750      $2,006.75       360       1-Jan-28
6610988         INGRAM            TX           78025      SFD        7.625         6.750      $1,578.38       360       1-Jan-28
6611070         POTOMAC           MD           20854      SFD        7.500         6.750      $2,880.76       360       1-Jan-28
6611135         VENTURA           CA           93003      SFD        7.625         6.750      $1,555.02       360       1-Jan-28
6611185         SAN RAMON         CA           94583      SFD        7.375         6.750      $1,669.02       360       1-Jan-28
6611459         OMAHA             NE           68116      SFD        7.500         6.750      $1,996.26       360       1-Feb-28
6611602         ROCHESTER         MN           55902      SFD        7.500         6.750      $2,720.64       360       1-Jan-28
6611638         RENO              NV           89511      SFD        7.750         6.750      $1,762.37       360       1-Dec-27
6611655         CORTEZ            CO           81321      SFD        7.750         6.750      $2,980.27       360       1-Jan-28
6612458         HARVEY CEDARS     NJ           08008      SFD        7.500         6.750      $2,447.25       360       1-Jan-28
6612616         HANOVER           NH           03755      SFD        7.625         6.750      $2,392.34       360       1-Jan-28
6612796         CARLSBAD          CA           92008      PUD        7.500         6.750      $1,622.18       360       1-Feb-28
6613006         FAIRVIEW          TX           75069      SFD        7.500         6.750      $1,732.65       360       1-Feb-28
6613025         CHULA VISTA       CA           91910      SFD        7.750         6.750      $1,633.42       360       1-Jan-28
6613206         BERNARDSVILLE     NJ           07924      SFD        7.500         6.750      $1,678.11       360       1-Jan-28
6613754         GLEN RIDGE        NJ           07028      SFD        8.250         6.750      $1,419.89       360       1-Feb-28
6613781         STAMFORD          CT           06902      LCO        7.500         6.750      $2,342.37       360       1-Feb-28
6613808         BELLEVUE          WA           98006      SFD        7.375         6.750      $2,688.45       360       1-Jan-28
6613843         MINNEAPOLIS       MN           55403      SFD        7.375         6.750      $1,864.82       360       1-Feb-28
6614180         ORANGE            CA           92867      SFD        7.125         6.750      $1,563.03       360       1-Jan-28
6614291         UNION CITY        CA           94587      SFD        7.375         6.750      $2,217.07       360       1-Jan-28
6614493         BELLINGHAM        WA           98226      SFD        7.500         6.750      $1,706.08       360       1-Jan-28
6615205         PARKER            CO           80138      SFD        7.625         6.750      $1,112.65       360       1-Feb-28
6615394         TORRANCE          CA           90505      SFD        7.500         6.750      $1,538.27       360       1-Feb-28
6615592         ALEXANDRIA        VA           22301      SFD        7.375         6.750      $2,370.40       360       1-Feb-28
6615633         CHESTERFIELD      VA           23838      SFD        7.375         6.750      $1,703.20       360       1-Jan-28
6615673         UPPER SADDLE RIVE NJ           07458      SFD        7.125         6.750      $1,684.30       360       1-Mar-28
6616225         KIRKLAND          WA           98033      PUD        7.250         6.750      $1,589.47       360       1-Jan-28
6616887         BOISE             ID           83703      SFD        7.500         6.750      $1,818.66       360       1-Jan-28
6617113         URBANDALE         IA           50322      SFD        7.375         6.750      $1,950.47       360       1-Feb-28
6617145         NEWPORT COAST     CA           92657      LCO        7.625         6.750      $4,982.87       360       1-Jan-28
6617400         RENO              NV           89509      SFD        7.750         6.750      $1,667.45       360       1-Jan-28
6617489         GASTONIA          NC           28056      SFD        7.750         6.750      $1,848.34       360       1-Jan-28
6617621         CASTRO VALLEY     CA           94552      SFD        7.250         6.750      $1,624.26       360       1-Jan-28
6618192         PAGOSA SPRINGS    CO           81147      SFD        7.875         6.750      $2,001.19       360       1-Jan-28
6618199         CHAPEL HILL       NC           27514      SFD        7.625         6.750      $1,882.73       360       1-Jan-28
6618363         LOS ANGELES       CA           90064      SFD        7.500         6.750      $1,776.00       360       1-Feb-28
6618439         AURORA            CO           80016      SFD        7.500         6.750      $1,915.85       360       1-Feb-28
6618716         SHOREVIEW         MN           55126      SFD        7.500         6.750      $2,601.08       360       1-Jan-28
6618781         BASALT            CO           81621      SFD        7.500         6.750      $1,792.79       360       1-Jan-28
6618885         BUENA PARK        CA           90620      LCO        7.500         6.750      $1,753.28       360       1-Jan-28
6619284         BLUFFDALE         UT           84065      SFD        7.875         6.750      $2,175.21       360       1-Jan-28
6619489         SPOKANE           WA           99218      SFD        7.750         6.750      $2,020.28       360       1-Jan-28
6619493         ARLINGTON         VA           22205      SFD        6.875         6.609      $1,723.78       360       1-Feb-28
6619511         BOULDER           CO           80304      SFD        7.500         6.750      $3,845.68       360       1-Jan-28
6619628         FT WASHINGTON     MD           20744      SFD        7.250         6.750      $1,645.41       360       1-Feb-28
6619743         UNION CITY        CA           94587      SFD        7.375         6.750      $1,726.69       360       1-Jan-28
6619970         FLAGSTAFF         AZ           86004      PUD        7.875         6.750       $547.43        360       1-Jan-28
6620110         SPOKANE           WA           99216      SFD        7.625         6.750      $2,066.76       360       1-Jan-28
6620226         CORONA DEL MAR    CA           92625      SFD        7.500         6.750      $2,866.78       360       1-Feb-28
6620448         GRAYSON           GA           30221      PUD        7.625         6.750      $1,783.64       360       1-Jan-28
6620460         MONTGOMERY        NJ           08502      SFD        7.875         6.750      $2,044.70       360       1-Jan-28
6620474         WOODBURY          MN           55125      SFD        7.625         6.750      $2,579.91       360       1-Feb-28
6620915         TAKOMA PARK       MD           20912      SFD        7.625         6.750      $2,038.45       360       1-Jan-28
6620922         ELDERSBURG        MD           21784      SFD        7.750         6.750      $1,677.84       360       1-Jan-28
6621100         CORONA DEL MAR    CA           92625      SFD        7.250         6.750      $3,308.56       360       1-Jan-28
6621225         LIVERMORE         CA           94550      SFD        7.625         6.750      $1,763.82       360       1-Jan-28
6621292         SAN ANTONIO       TX           78256      SFD        7.500         6.750      $2,447.25       360       1-Jan-28
6621997         BELLINGHAM        WA           98226      SFD        7.625         6.750       $786.71        360       1-Jan-28
6622270         WAYZATA           MN           55391      SFD        7.625         6.750      $2,203.01       360       1-Jan-28
6622274         OCEAN CITY        NJ           08226      LCO        7.750         6.750      $1,791.03       360       1-Jan-28
6622501         LOTUS             CA           95651      SFD        7.875         6.750      $3,081.54       360       1-Jan-28
6622544         BELLEVUE          WA           98005      PUD        7.625         6.750      $1,769.48       360       1-Jan-28
6622714         ALBUQUERQUE       NM           87111      SFD        7.750         6.750      $1,694.92       360       1-Jan-28
6622722         MINNETRISTA       MN           55364      SFD        7.750         6.750      $2,725.95       360       1-Feb-28
6623105         DENVER            CO           80210      SFD        7.500         6.750      $2,202.53       360       1-Jan-28
6623494         SAN RAMON         CA           94583      SFD        7.625         6.750      $1,799.92       360       1-Jan-28
6623830         ROCHESTER         MN           55902      SFD        7.625         6.750      $2,038.45       360       1-Jan-28
6624116         UPPER MONTCLAIR   NJ            7043      SFD        7.875         6.75        2578.93        360        46813
6624123         CLINTON TOWNSHIP  NJ            8801      SFD        7.875         6.75        1809.77        360        46753
6625233         MONROE TWP        NJ            8831      SFD        8.125         6.75         694.98        360        46753
6625395         LOS ANGELES       CA           91311      SFD        7.625         6.75         2161.6        360        46784
6625729         DANA POINT        CA           92629      PUD         7.5          6.75        1723.91        360        46753
6625818         FAIR OAKS RANCH   TX           78015      SFD        7.625         6.75        2045.52        360        46753
6625989         MESILLA           NM           88046      SFD        7.875         6.75        2189.71        360        46753
6626253         UNIVERSITY CITY   MO           63130      SFD        7.625         6.75        1981.82        360        46784
6628209         ALPHARETTA        GA           30022      SFD        8.125         6.75        1825.06        360        46753
6628462         LOS ANGELES       CA           90077      SFD         7.5          6.75        4083.41        360        46753
6628514         DENVER            CO           80220      SFD        7.375         6.75        1857.92        360        46753
6628597         LIVERMORE         CA           94550      SFD        7.375         6.75        2482.98        360        46784
6629535         UNION CITY        CA           94587      SFD        7.375         6.75        1920.77        360        46784
6629750         HIGHLAND PARK     IL           60035      SFD        7.75          6.75        1817.54        360        46753
6629875         WESTBORO          MA            1532      SFD        7.75          6.75        1719.39        360        46753
6629916         SANDIA PARK       NM           87047      SFD        7.875         6.75        1914.18        360        46753
6630333         PARK CITY         UT           84060      SFD        7.375         6.75         759.74        360        46784
6630501         INDIANAPOLIS      IN           46237      SFD        775%          6.750       2961.36        360        46753
6630740         DANVILLE          CA           94526      SFD        750%          6.750       2433.27        360        46784
6630879         SILVER SPRING     MD           20901      SFD        688%          6.609        407.3         360        46753
6631029         RIVERSIDE         CA           92506      SFD        725%          6.750       2489.94        360        46784
6631156         ATLANTIC BEACH    FL           32233      PUD        750%          6.750       1678.11        360        46784
6631347         SAN JOSE          CA           95138      SFD        763%          6.750       2972.73        360        46784
6631378         PORTLAND          OR           97266      PUD        775%          6.750       2579.08        360        46753
6631714         LAS VEGAS         NV           89117      SFD        738%          6.750       2014.01        360        46784
6632171         BOULDER           CO           80303      SFD        763%          6.750       1868.58        360        46784
6632233         SIMI VALLEY       CA           93065      SFD        750%          6.750       1269.07        360        46753
6632293         BONITA            CA           91902      SFD        775%          6.750       1647.03        360        46753
6632638         ISSAQUAH          WA           98029      SFD        738%          6.750       2802.76        360        46753
6632700         HENDERSON         NV           89014      SFD        763%          6.750       3751.31        360        46784
6632852         ABERDEEN          NJ           07747      SFD        788%          6.750        1044.1        360        46784
6632887         BETHESDA          MD           20817      SFD        750%          6.750        3831.7        360        46784
6632949         MORRISVILLE       NC           27560      PUD        725%          6.750       1814.59        360        46784
6632992         ROBERTS           WI           54023      SFD        800%          6.750       1981.16        360        46753
6633104         SAN FRANCISCO     CA           94127      SFD        763%          6.750       1929.45        360        46784
6633142         BARRINGTON        IL           60010      SFD        738%          6.750       2085.84        360        46784
6633398         BATTLE GROUND     WA           98604      SFD        763%          6.750       2050.83        360        46784
6633506         PARADISE VALLEY   AZ           85253      SFD        763%          6.750       3114.29        360        46784
6633514         NEWPORT BEACH     CA           92662      SFD        750%          6.750       3747.79        360        46784
6633995         EDINA             MN           55424      SFD        725%          6.750       2953.82        360        46784
6634388         LOVELAND          CO           80537      SFD        713%          6.750       2452.34        360        46753
6634904         EDINA             MN           55436      SFD        713%          6.750       2021.16        360        46784
6635681         SEATTLE           WA           98112      SFD        775%          6.750       3660.15        360        46784
6635909         LA VERNE          CA           91750      SFD        750%          6.750       2008.49        360        46784
6636057         PEBBLE BEACH      CA           93953      LCO        738%          6.750       4420.32        360        46784
6636134         SAN RAMON         CA           94583      SFD        713%          6.750       1775.92        360        46753
6636194         RENO              NV           89509      SFD        775%          6.750       1690.73        360        46753
6636524         GROSSE POINTE PAR MI           48230      SFD        675%          6.484        1989.9        360        46753
6636578         HILTON HEAD ISLAN SC           29938      SFD        763%          6.750       2123.38        360        46784
6636809         DANVILLE          CA           94526      SFD        738%          6.750       1926.98        360        46784
6636936         KANSAS CITY       MO           64113      SFD        775%          6.750       3411.91        360        46784
6637019         GOLDEN            CO           80401      PUD        725%          6.750       1773.66        360        46784
6637120         VALENCIA AREA     CA           91354      SFD        750%          6.750       1678.11        360        46784
6637274         DELANO            MN           55328      SFD        725%          6.750       2118.16        360        46784
6637398         LAFAYETTE         CA           94549      SFD        763%          6.750       3437.05        360        46784
6637576         WALNUT CREEK      CA           94598      SFD        775%          6.750       1805.36        360        46784
6637994         SAN RAMON         CA           94583      SFD        738%          6.750       1873.11        360        46753
6638009         ALPHARETTA        GA           30005      SFD        750%          6.750       3188.42        360        46784
6638815         SAN JOSE          CA           95135      SFD        738%          6.750       1927.67        360        46784
6638867         HUNTINGTON BEACH  CA           92646      SFD        725%          6.750        1879.4        360        46784
6639238         COLLIERVILLE      TN           38017      SFD        750%          6.750       1789.99        360        46784
6639353         MONMOUTH BEACH    NJ           07750      SFD        788%          6.750       1551.65        360        46784
6640110         HOLLISTER         CA           95023      SFD        775%          6.750       1703.27        360        46753
6640126         FRESNO            CA           93720      SFD        750%          6.750       5865.01        360        46784
6640209         LAGUNA BEACH      CA           92677      SFD        750%          6.750       3693.75        360        46784
6640393         MERCER ISLAND     WA           98040      SFD        763%          6.750       2477.28        360        46784
6640621         MINNETONKA        MN           55305      SFD        725%          6.750       2728.71        360        46753
6640759         POTOMAC           MD           20854      SFD        763%          6.750       4034.42        360        46784
6641352         MINNEAPOLIS       MN           55410      SFD        725%          6.750        2319.4        360        46784
6641614         SCOTTSDALE        AZ           85260      SFD        763%          6.750       1930.15        360        46753
6641698         INCLINE VILLAGE   NV           89451      SFD        763%          6.750       3680.53        360        46784
6641867         BOULDER           CO           80302      SFD        725%          6.750       2079.27        360        46753
6642019         WEST BLOOMFIELD   MI           48323      SFD        763%          6.750       1636.07        360        46784
6642160         LOS GATOS         CA           95030      PUD        738%          6.750       2413.22        360        46784
6642196         COLORADO SPRINGS  CO           80907      SFD        750%          6.750       2041.71        360        46784
6642349         ATLANTA           GA           30350      SFD        725%          6.750       2049.94        360        46784
6642685         MILLBURN          NJ           07078      SFD        775%          6.750       1716.52        360        46784
6642711         LIVERMORE         CA           94550      SFD        775%          6.750       2589.83        360        46784
6642778         GILBERT           AZ           85234      SFD        700%          6.734       1580.76        360        46784
6642999         PLEASANTON        CA           94588      SFD        800%          6.750       2116.18        360        46784
6643014         SCOTTSDALE        AZ           85255      SFD        750%          6.750       2622.05        360        46784
6643184         SOUTH PASADENA    CA           91030      SFD        725%          6.750       2890.72        360        46784
6643650         BENICIA           CA           94510      SFD        763%          6.750       2059.88        360        46784
6643687         NEWPORT BEACH     CA           92661      SFD        763%          6.750       7077.94        360        46784
6644212         SAN JOSE          CA           95135      SFD        738%          6.750       2087.91        360        46784
6644307         CASTRO VALLEY     CA           94552      SFD        725%          6.750       1880.08        360        46784
6644375         TINTON FALLS      NJ           07753      LCO        750%          6.750        519.66        360        46813
6644466         AVALON            NJ           08202      SFD        750%          6.750        1957.8        360        46784
6644545         DEMAREST          NJ           07627      SFD        738%          6.750       6216.08        360        46784
6645530         CORTE MADERA      CA           94925      PUD        725%          6.750       4430.74        360        46784
6646286         CARLSBAD          CA           92009      SFD        725%          6.750       2008.33        360        46784
6646559         PLYMOUTH          MN           55441      SFD        725%          6.750       1778.77        360        46784
6647088         NEWPORT BEACH     CA           92660      SFD        750%          6.750       2782.87        360        46784
6647174         HUNTINGTON        NY           11743      SFD        738%          6.750       2072.03        360        46784
6647232         CARLSBAD          CA           92009      PUD        738%          6.750       1783.54        360        46784
6647546         SAN RAMON         CA           94583      SFD        738%          6.750       2072.03        360        46784
6647554         WAYZATA           MN           55391      SFD        738%          6.750       4123.33        360        46784
6647603         CARMICHAEL        CA           95608      SFD        738%          6.750       2103.11        360        46784
6647772         SUNNYVALE         CA           94087      SFD        750%          6.750       1636.16        360        46784
6648360         TRES PINOS        CA           95075      SFD        738%          6.750       2072.03        360        46813
6649825         LONGMONT          CO           80501      SFD        725%          6.750       2745.08        360        46784
6650319         SAN JOSE          CA           95120      PUD        738%          6.750       2141.09        360        46784
6650525         CHESTER           CA           96020      SFD        788%          6.750        402.41        360        46784
6650693         BETHESDA          MD           20814      SFD        738%          6.750       2098.27        360        46784
6650869         MONTE SERENO      CA           95030      SFD        738%          6.750       6906.75        360        46784
6651625         MILL VALLEY       CA           94941      SFD        738%          6.750       6499.25        360        46784
6652337         SCOTTSDALE        AZ           85260      SFD        738%          6.750       2935.37        360        46784
6652639         SAN JOSE          CA           95132      SFD        738%          6.750       2660.48        360        46784
6652716         AUBURN            CA           95602      SFD        750%          6.750       1895.57        360        46784
6653593         SAN JOSE          CA           95138      SFD        725%          6.750       1899.52        360        46784
6653740         CLIFTON           CO           81520      SFD        763%          6.750        416.18        360        46784
6654041         FOUNTAIN HILLS    AZ           85268      SFD        738%          6.750       2279.23        360        46813
6654270         HALF MOON BAY     CA           94019      SFD        738%          6.750       1712.87        360        46813
6654626         MINNETONKA        MN           55305      SFD        738%          6.750       2196.35        360        46784
6654755         LAKE IN THE HILLS IL           60102      SFD        750%          6.750       1610.99        360        46784
6655033         SHARON            MA           02067      SFD        750%          6.750       1887.88        360        46784
6655154         NORTHRIDGE        CA           91324      SFD        750%          6.750        2048.7        360        46784
6656325         REDWOOD CITY      CA           94065      SFD        763%          6.750       2073.84        360        46813
6657199         DENVER            CO           80218      SFD        738%          6.750       2030.58        360        46784
6657467         MOUNTAIN VIEW     CA           94040      SFD        738%          6.750       3033.09        348        46419
6657477         NORTH OAKS        MN           55127      SFD        725%          6.750       2211.79        300        44958
6657554         SUWANEE           GA           30174      SFD        713%          6.750       2092.33        360        46784
6657760         FORT COLLINS      CO           80526      SFD        725%          6.750       1965.69        360        46784
6657931         FT COLLINS        CO           80528      SFD        725%          6.750       1790.71        360        46784
6657990         GERMANTOWN        TN           38139      SFD        713%          6.750       1765.14        360        46784
6658115         EDINA             MN           55424      SFD        725%          6.750       1978.99        360        46784
6658446         HIGHLANDS RANCH   CO           80126      PUD        725%          6.750       1780.48        360        46784
6658802         HOLLISTER         CA           95023      SFD        713%          6.750       2223.27        360        46784
6658901         DURHAM            NC           27705      SFD        713%          6.750       1676.89        360        46784
6659781         WALNUT CREEK      CA           94596      SFD        763%          6.750        1698.7        360        46813
6660104         CARLSBAD          CA           92009      SFD        750%          6.750       3600.95        360        46813
6660132         DANVILLE          CA           94526      SFD        713%          6.750       1657.35        360        46784
6661953         SANTA ROSA        CA           95409      SFD        700%          6.734       1607.37        360        46784
6662095         GRAND JUNCTION    CO           81503      SFD        750%          6.750       2359.85        360        46784
6662164         PORTLAND          OR           97225      SFD        725%          6.750       2569.08        360        46813
6662250         PRIOR LAKE        MN           55372      SFD        738%          6.750       2005.03        360        46784
6662489         CASTLE ROCK       CO           80104      SFD        788%          6.750       2072.27        360        46813
6662499         SAN RAMON         CA           94583      SFD        800%          6.750       2215.97        360        46784
6662968         ROSEVILLE         MN           55113      SFD        725%          6.750       2217.07        360        46813
6663582         HONOLULU          HI           96825      SFD        725%          6.750       2486.53        360        46784
6663760         BEECH BLUFF       TN           38313      SFD        750%          6.750       1796.98        360        46784
6664421         SAN RAMON         CA           94583      SFD        725%          6.750       2343.96        360        46784
6665059         WESTON            CT           06883      SFD        725%          6.750       2415.39        324        45689
6665169         READING           MA           01867      SFD        725%          6.750       1807.77        360        46784
6665207         RIVERSIDE         CA           92506      SFD        750%          6.750       2657.02        360        46784
6665534         EDINA             MN           55424      SFD        738%          6.750       1996.05        360        46784
6666273         NORWICH           VT           05055      SFD        750%          6.750       2167.56        360        46784
6666627         SAN DIEGO         CA           92128      SFD        725%          6.750       1103.76        360        46784
6667704         NEEDHAM           MA           02192      SFD        750%          6.750       2097.64        360        46784
6668421         SALT LAKE CITY    UT           84103      SFD        700%          6.734       1798.65        360        46784
6669743         NAGS HEAD         NC           27959      SFD        775%          6.750       1683.57        360        46784
6669839         TAYLOR MILL       KY           41015      SFD        750%          6.750       1676.72        360        46784
6670924         SAN DIEGO         CA           92128      PUD        713%          6.750       1969.28        360        46784
6670941         BRECKENRIDGE      CO           80424      SFD        738%          6.750       1852.39        360        46813
6675031         MANSFIELD TWP     NJ           08022      SFD        688%          6.609         1754         360        46813
6675367         INDIAN WELLS      CA           92210      SFD        725%          6.750       1750.12        360        46784
6677770         PETALUMA          CA           94954      SFD        738%          6.750       1961.52        360        46784
6678749         NAGS HEAD         NC           27959      SFD        775%          6.750       2507.44        360        46784
6680309         PARK CITY         UT           84060      LCO        750%          6.750       3356.23        360        46784
6680515         JEROME            ID           83338      SFD        738%          6.750       1654.99        360        46784
6682568         LARGO             FL           33777      SFD        750%          6.750       1982.87        360        46784
6682648         NORTH CALDWELL    NJ           07006      SFD        725%          6.750       2373.97        360        46813
6682722         EDEN PRAIRIE      MN           55346      SFD        713%          6.750       1825.78        360        46784
6683150         ATLANTA           GA           30327      SFD        713%          6.750        2091.9        360        46784
6683465         COLORADO SPRINGS  CO           80921      SFD        738%          6.750       2047.16        360        46813
6684730         HOPEWELL          NJ           08534      SFD        750%          6.750       2307.41        360        46784
6684778         RANCHO SANTA FE   CA           92067      SFD        775%          6.750       6286.52        360        46784
6689769         OGDEN             UT           84401      SFD        813%          6.750        623.7         360        46813
6690134         SAN JOSE          CA           95124      SFD        763%          6.750       2669.09        360        46813
6690916         PLAINFIELD TWP    PA           18072      SFD        800%          6.750        604.62        360        46813
6693457         SANTA FE          NM           87501      SFD        788%          6.750       2900.28        360        46784
6702990         ALBUQUERQUE       NM           87122      SFD        763%          6.750       2424.19        360        46813
6730222         GRAND JUNCTION    CO           81503      SFD        763%          6.750       1679.42        360        46813


COUNT:      984
WAC:          7.566914572
WAM:        357.5453167
WALTV:       74.38268238



                    CUT-OFF
MORTGAGE              DATE                                  MORTGAGE                   T.O.P.      MASTER       FIXED
LOAN               PRINCIPAL                                INSURANCE     SERVICE     MORTGAGE    SERVICE      RETAINED
NUMBER              BALANCE          LTV        SUBSIDY       CODE          FEE         LOAN        FEE         YIELD
------              -------          ---        -------       ----          ---         ----        ---         -----

4568177           $107,927.53       61.71                                  0.250                   0.0160       0.984
4570926           $130,126.03       75.00                                  0.250                   0.0160       0.859
4572047           $288,580.33       82.57                      12          0.250                   0.0160       0.609
4577432           $121,187.48       74.97                                  0.250                   0.0160       1.109
4578480           $254,820.01       77.42                                  0.250                   0.0160       0.734
4579137           $261,221.29       80.00                                  0.250                   0.0160       1.234
4583933           $235,000.00       62.67                                  0.250                   0.0160       0.609
4589462           $149,200.18       73.17                                  0.250                   0.0160       1.734
4590719           $295,234.08       90.00                      12          0.250                   0.0160       1.734
4593070           $387,450.54       80.00                                  0.250                   0.0160       0.734
4593230           $153,757.20       95.00                      06          0.250                   0.0160       0.609
4594838           $159,884.20       80.00                                  0.250                   0.0160       0.609
4601651           $315,363.91       80.00                                  0.250                   0.0160       0.859
4614793           $514,617.79       74.10                                  0.250                   0.0160       0.484
4619650            $53,866.23       84.45                      17          0.250                   0.0160       0.984
4621375           $179,070.47       93.75                      33          0.250                   0.0160       0.609
4622143           $201,954.06       80.00                                  0.250                   0.0160       0.359
4628842           $239,300.00       77.87                                  0.250                   0.0160       0.734
4629807           $172,848.09       79.95                                  0.250                   0.0160       0.484
4634971           $377,719.46       80.00                                  0.250                   0.0160       0.484
4635253           $185,199.50       80.17                      17          0.250                   0.0160       0.734
4641137           $246,622.95       70.57                                  0.250                   0.0160       0.359
4643563           $380,600.00       90.00                                  0.250                   0.0160       0.484
4643939           $262,729.87       90.00                      12          0.250                   0.0160       1.109
4649763           $275,411.82       80.00                                  0.250                   0.0160       0.734
4652874           $254,805.97       62.75                                  0.250                   0.0160       0.359
4654865           $283,699.62       79.99                                  0.250                   0.0160       0.734
4655942           $230,164.57       80.00                                  0.250                   0.0160       0.534
4656725           $138,974.80       80.00                                  0.250                   0.0160       0.534
4660605           $249,480.47       69.93                                  0.250                   0.0160       0.859
4661307           $284,793.72       95.00                      33          0.250                   0.0160       0.609
4664468           $305,761.29       90.00                      17          0.250                   0.0160       0.234
4665007           $276,778.52       79.99                                  0.250                   0.0160       0.484
4665481           $228,506.16       70.00                                  0.250                   0.0160       0.484
4665978           $337,099.64       89.99                      06          0.250                   0.0160       0.484
4667013           $337,521.34       75.11                                  0.250                   0.0160       0.734
4667552           $409,717.85       80.00                                  0.250                   0.0160       0.859
4667593           $329,062.50       75.00                                  0.250                   0.0160       0.484
4667963           $648,057.56       56.42                                  0.250                   0.0160       0.609
4669265           $124,840.03       40.98                                  0.250                   0.0160       1.234
4669528           $263,746.77       79.99                                  0.250                   0.0160       0.359
4670076           $288,414.37       77.07                                  0.250                   0.0160       0.984
4670259            $89,379.50       79.95                                  0.250                   0.0160       0.984
4670435           $399,687.96       84.21                      33          0.250                   0.0160       0.234
4672083           $279,786.93       81.40                      17          0.250                   0.0160       0.359
4672134           $318,313.36       80.00                                  0.250                   0.0160       0.359
4672535           $259,666.60       89.99                      12          0.250                   0.0160       0.734
4672581           $553,000.00       69.13                                  0.250                   0.0160       0.484
4673214            $79,820.75       24.62                                  0.250                   0.0160       0.484
4673490           $305,809.80       82.70                      33          0.250                   0.0160       1.359
4674276           $278,582.51       61.96                                  0.250                   0.0160       0.234
4674549           $324,516.09       72.22                                  0.250                   0.0160       0.484
4674574           $249,823.55       64.10                                  0.250                   0.0160       0.734
4675198           $274,284.80       90.00                                  0.250                   0.0160       0.359
4675917           $339,054.78       70.42                                  0.250                   0.0160       0.859
4676081           $229,657.53       67.65                                  0.250                   0.0160       0.484
4676283           $349,478.88       63.64                                  0.250                   0.0160       0.484
4676818           $267,248.44       95.00                      11          0.250                   0.0160       0.984
4677451           $149,899.35       80.00                                  0.250                   0.0160       0.984
4677494           $998,619.08       51.28                                  0.250                   0.0160       0.859
4677636           $331,753.60       80.00                                  0.250                   0.0160       0.484
4677984           $323,642.75       89.99                      12          0.250                   0.0160       0.234
4678204           $298,842.86       78.95                                  0.250                   0.0160       0.734
4678206           $329,030.64       71.74                                  0.250                   0.0160       0.584
4678356           $309,758.17       53.45                                  0.250                   0.0160       0.234
4678571           $439,681.53       80.00                                  0.250                   0.0160       0.609
4678604           $449,016.69       75.00                                  0.250                   0.0160       0.609
4678953           $339,011.20       68.00                                  0.250                   0.0160       0.634
4678995           $239,329.41       75.00                                  0.250                   0.0160       0.834
4679006           $383,924.31       74.90                                  0.250                   0.0160       0.834
4679057           $285,602.35       79.99                                  0.250                   0.0160       0.234
4679573           $247,458.09       69.27                                  0.250                   0.0160       0.609
4679611           $266,211.97       90.00                      50          0.250                   0.0160       0.734
4679666           $250,003.05       95.00                      06          0.250                   0.0160       0.859
4679910           $220,417.10       80.00                                  0.250                   0.0160       0.484
4680101           $249,078.85       56.82                                  0.250                   0.0160       0.684
4680103           $573,319.29       73.25                                  0.250                   0.0160       0.634
4680155           $239,830.61       80.00                                  0.250                   0.0160       0.734
4680388           $242,828.48       90.00                      12          0.250                   0.0160       0.734
4680503           $249,640.63       64.94                                  0.250                   0.0160       0.859
4680657           $384,699.66       72.64                                  0.250                   0.0160       0.234
4680734           $339,376.19       67.33                                  0.250                   0.0160       0.484
4680776           $271,224.60       80.00                                  0.250                   0.0160       0.734
4680880           $269,808.58       78.26                                  0.250                   0.0160       0.734
4681031           $173,080.80       80.00                                  0.250                   0.0160       0.859
4681314           $279,376.41       80.00                                  0.250                   0.0160       0.109
4681440           $249,294.43       87.72                      33          0.250                   0.0160       0.784
4681667           $289,800.43       80.00                                  0.250                   0.0160       0.859
4681687            $92,522.05       71.27                                  0.250                   0.0160       0.859
4681777           $349,478.86       65.42                                  0.250                   0.0160       0.484
4681869           $599,554.71       63.16                                  0.250                   0.0160       0.484
4682003           $403,367.78       80.00                                  0.250                   0.0160       0.234
4682137           $359,469.27       80.00                                  0.250                   0.0160       0.734
4682139           $249,453.73       52.08                                  0.250                   0.0160       0.609
4682146           $354,458.09       61.74                                  0.250                   0.0160       0.359
4682568           $299,777.36       57.14                                  0.250                   0.0160       0.484
4682612           $111,918.94       80.00                                  0.250                   0.0160       0.609
4683024           $405,907.76       80.00                                  0.250                   0.0160       0.784
4683196           $358,973.76       80.00                                  0.250                   0.0160       0.734
4683375           $249,800.08       62.50                                  0.250                   0.0160       0.109
4683451           $295,811.25       80.00                                  0.250                   0.0160       1.234
4683469           $399,710.50       68.97                                  0.250                   0.0160       0.609
4683533           $228,067.39       74.98                                  0.250                   0.0160       0.884
4683659           $245,277.38       70.29                                  0.250                   0.0160       0.584
4683705           $277,711.45       70.00                                  0.250                   0.0160       0.734
4683708           $339,051.69       70.83                                  0.250                   0.0160       0.934
4683712           $327,026.85       78.10                                  0.250                   0.0160       0.534
4683717           $300,000.00       67.34                                  0.250                   0.0160       0.484
4683987           $486,029.88       80.00                                  0.250                   0.0160       0.359
4683996           $637,014.91       75.00                                  0.250                   0.0160       0.359
4684013           $473,363.38       80.00                                  0.250                   0.0160       0.609
4684501           $438,953.83       80.00                                  0.250                   0.0160       0.484
4684663           $269,794.54       90.00                      06          0.250                   0.0160       0.359
4684883           $135,008.54       80.00                                  0.250                   0.0160       0.734
4684887           $254,815.44       70.83                                  0.250                   0.0160       0.609
4685005           $254,820.01       72.86                                  0.250                   0.0160       0.734
4685018           $313,033.65       70.00                                  0.250                   0.0160       0.484
4685080           $240,000.00       80.00                                  0.250                   0.0160       0.984
4685239           $301,932.48       78.53                                  0.250                   0.0160       0.859
4685461           $115,640.35       95.00                      06          0.250                   0.0160       0.484
4685599           $230,682.01       80.00                                  0.250                   0.0160       0.484
4685612           $499,655.90       68.49                                  0.250                   0.0160       0.859
4685616           $269,677.31       69.26                                  0.250                   0.0160       0.234
4685783           $502,145.33       75.00                                  0.250                   0.0160       0.734
4685865           $224,009.43       76.10                                  0.250                   0.0160       0.609
4685867           $249,439.89       41.67                                  0.250                   0.0160       0.484
4685911           $276,404.70       75.81                                  0.250                   0.0160       0.734
4686149           $471,343.52       67.71                                  0.250                   0.0160       0.734
4686248           $235,741.71       89.02                      01          0.250                   0.0160       0.984
4686540           $284,345.43       95.00                      01          0.250                   0.0160       0.359
4686543           $240,000.00       78.18                                  0.250                   0.0160       0.359
4686678           $242,564.58       90.00                                  0.250                   0.0160       0.859
4686741           $233,410.56       85.00                                  0.250                   0.0160       0.609
4686970            $51,962.36       80.00                                  0.250                   0.0160       0.609
4686974           $333,775.89       80.00                                  0.250                   0.0160       0.984
4687056           $239,777.40       80.00                                  0.250                   0.0160       0.359
4687097           $339,747.67       68.00                                  0.250                   0.0160       0.484
4687134           $307,271.80       75.00                                  0.250                   0.0160       0.484
4687159           $399,447.63       79.88                                  0.250                   0.0160       0.859
4687252           $882,748.14       37.62                                  0.250                   0.0160       0.734
4687264           $309,764.11       66.67                                  0.250                   0.0160       0.359
4687382           $325,758.06       80.00                                  0.250                   0.0160       0.484
4687476           $301,356.43       68.64                                  0.250                   0.0160       0.734
4687490           $398,062.02       80.00                                  0.250                   0.0160       0.734
4687502           $332,374.73       90.00                                  0.250                   0.0160       1.359
4687526           $262,674.76       79.99                                  0.250                   0.0160       0.609
4687688           $281,785.41       43.05                                  0.250                   0.0160       0.359
4687841           $288,319.57       89.75                      01          0.250                   0.0160       0.234
4688130           $999,276.23       50.00                                  0.250                   0.0160       0.609
4688225           $279,786.94       80.00                                  0.250                   0.0160       0.359
4688226           $289,399.82       90.00                      01          0.250                   0.0160       0.859
4688291           $219,688.44       80.00                                  0.250                   0.0160       0.734
4688292            $97,334.64       74.98                                  0.250                   0.0160       0.984
4688372           $336,356.38       79.99                                  0.250                   0.0160       0.609
4688443           $251,822.14       80.00                                  0.250                   0.0160       0.734
4688493           $420,588.36       80.00                                  0.250                   0.0160       0.609
4688786           $160,000.00       80.00                                  0.250                   0.0160       0.484
4688861           $257,004.29       55.67                                  0.250                   0.0160       0.359
4689040           $311,558.16       80.00                                  0.250                   0.0160       0.734
4689123           $339,506.26       80.00                                  0.250                   0.0160       0.609
4689190           $312,173.89       80.00                                  0.250                   0.0160       0.609
4689199           $298,178.54       80.00                                  0.250                   0.0160       0.484
4689288           $289,366.31       59.18                                  0.250                   0.0160       0.609
4689297           $174,879.56       72.92                                  0.250                   0.0160       0.859
4689298           $284,361.47       95.00                      06          0.250                   0.0160       0.484
4689318           $127,907.35       80.00                                  0.250                   0.0160       0.609
4689319           $349,235.20       82.35                      06          0.250                   0.0160       0.609
4689338           $347,276.81       80.00                                  0.250                   0.0160       0.859
4689347           $353,226.47       67.56                                  0.250                   0.0160       0.609
4689366           $944,262.81       60.97                                  0.250                   0.0160       0.234
4689441           $207,556.74       57.78                                  0.250                   0.0160       0.734
4689443           $274,442.72       69.10                                  0.250                   0.0160       0.984
4689533           $230,047.62       80.00                                  0.250                   0.0160       0.359
4689711           $329,496.25       68.75                                  0.250                   0.0160       0.359
4690121           $299,782.86       75.95                                  0.250                   0.0160       0.609
4690172           $359,739.44       57.14                                  0.250                   0.0160       0.609
4690243           $365,828.98       77.22                                  0.250                   0.0160       0.234
4690446           $371,217.32       79.89                                  0.250                   0.0160       0.359
4690471           $134,904.71       75.00                                  0.250                   0.0160       0.734
4690609           $119,720.80       80.00                                  0.250                   0.0160       0.484
4690714           $326,238.89       73.54                                  0.250                   0.0160       0.109
4690726            $99,931.18       40.65                                  0.250                   0.0160       0.859
4690787           $246,945.50       90.00                      06          0.250                   0.0160       0.484
4690790           $244,625.99       46.67                                  0.250                   0.0160       0.359
4690821           $332,746.61       72.39                                  0.250                   0.0160       0.359
4690853           $337,261.79       90.00                      17          0.250                   0.0160       0.734
4690981           $399,374.96       80.00                                  0.250                   0.0160       0.484
4690985           $215,143.16       80.00                                  0.250                   0.0160       0.984
4690986           $249,654.79       78.64                                  0.250                   0.0160       0.859
4691006           $388,036.27       80.00                                  0.250                   0.0160       0.484
4691126           $345,297.84       77.71                                  0.250                   0.0160       0.609
4691231           $273,816.15       82.90                      06          0.250                   0.0160       0.984
4691264           $399,710.49       80.00                                  0.250                   0.0160       0.609
4691265           $274,785.47       64.71                                  0.250                   0.0160       0.234
4691292           $306,492.97       80.00                                  0.250                   0.0160       0.484
4691302           $294,592.65       73.75                                  0.250                   0.0160       0.859
4691492           $299,765.97       53.10                                  0.250                   0.0160       0.234
4691584           $137,505.30       79.63                                  0.250                   0.0160       0.859
4691634           $249,800.08       68.49                                  0.250                   0.0160       0.109
4691672           $400,923.90       76.42                                  0.250                   0.0160       0.859
4691780           $278,782.36       74.85                                  0.250                   0.0160       0.234
4691783           $299,765.97       80.00                                  0.250                   0.0160       0.234
4692079           $255,100.00       78.49                                  0.250                   0.0160       0.359
4692097           $224,458.46       89.98                      06          0.250                   0.0160       0.609
4692118           $349,452.28       63.93                                  0.250                   0.0160       0.234
4692193           $117,907.95       88.72                      06          0.250                   0.0160       0.234
4692204           $443,338.92       80.00                                  0.250                   0.0160       0.484
4692249           $292,953.30       68.98                                  0.250                   0.0160       0.984
4692401           $307,574.69       80.00                                  0.250                   0.0160       0.859
4692407           $255,255.86       90.00                      01          0.250                   0.0160       0.984
4692421           $233,369.04       89.99                      06          0.250                   0.0160       0.734
4692511           $318,238.93       70.00                                  0.250                   0.0160       0.000
4692586           $495,261.50       80.00                                  0.250                   0.0160       0.484
4692630           $254,810.42       80.00                                  0.250                   0.0160       0.359
4692670           $142,433.97       80.00                                  0.250                   0.0160       0.984
4692680           $235,801.25       90.00                      06          0.250                   0.0160       0.609
4692716           $286,700.00       77.91                                  0.250                   0.0160       0.609
4692829           $160,000.00       72.73                                  0.250                   0.0160       0.484
4693050           $279,623.00       76.09                                  0.250                   0.0160       0.984
4693059           $349,528.74       56.00                                  0.250                   0.0160       0.984
4693067           $254,647.87       75.00                                  0.250                   0.0160       0.859
4693239            $91,872.96       80.00                                  0.250                   0.0160       0.859
4693275           $235,837.59       87.41                      11          0.250                   0.0160       0.859
4693322            $53,963.76       80.00                                  0.250                   0.0160       0.984
4693387           $351,449.16       80.00                                  0.250                   0.0160       0.234
4693436           $256,818.61       69.84                                  0.250                   0.0160       0.734
4693494           $284,788.48       86.36                      33          0.250                   0.0160       0.484
4693509           $132,681.20       89.98                      17          0.250                   0.0160       0.484
4693557           $284,024.40       77.03                                  0.250                   0.0160       0.484
4693562           $347,371.73       79.82                                  0.250                   0.0160       0.359
4693564           $255,528.77       80.00                                  0.250                   0.0160       0.484
4693568           $239,830.61       75.00                                  0.250                   0.0160       0.734
4693576           $255,454.43       83.93                      01          0.250                   0.0160       0.734
4693595           $232,581.54       95.00                      01          0.250                   0.0160       0.609
4693791           $234,257.41       78.33                                  0.250                   0.0160       0.484
4693802           $244,335.66       58.26                                  0.250                   0.0160       0.484
4693813           $284,361.49       78.08                                  0.250                   0.0160       0.484
4693836           $294,781.07       65.56                                  0.250                   0.0160       0.484
4693993           $475,074.17       80.00                                  0.250                   0.0160       0.734
4694092           $270,568.33       95.00                      17          0.250                   0.0160       0.984
4694190           $275,300.60       95.00                      06          0.250                   0.0160       0.609
4694201           $257,225.92       80.00                                  0.250                   0.0160       0.609
4694230           $279,593.41       67.47                                  0.250                   0.0160       0.609
4694235           $453,340.73       78.28                                  0.250                   0.0160       0.609
4694241           $259,802.16       80.00                                  0.250                   0.0160       0.359
4694248           $382,393.90       90.00                      06          0.250                   0.0160       0.609
4694258           $238,135.99       89.92                                  0.250                   0.0160       0.859
4694274           $317,164.44       79.99                                  0.250                   0.0160       0.484
4694373           $649,529.55       54.17                                  0.250                   0.0160       0.609
4694720           $399,687.96       53.69                                  0.250                   0.0160       0.234
4694805           $142,687.23       74.08                                  0.250                   0.0160       0.484
4694819           $271,605.01       80.00                                  0.250                   0.0160       0.609
4694829           $113,846.51       80.00                                  0.250                   0.0160       0.984
4694892           $216,139.47       75.00                                  0.250                   0.0160       0.484
4695157           $284,783.13       71.61                                  0.250                   0.0160       0.359
4695263           $284,788.49       62.64                                  0.250                   0.0160       0.484
4695346           $834,380.30       69.58                                  0.250                   0.0160       0.484
4695486           $259,811.81       80.00                                  0.250                   0.0160       0.609
4695504           $258,203.38       80.00                                  0.250                   0.0160       0.359
4695635           $457,660.09       79.65                                  0.250                   0.0160       0.484
4695684           $265,928.62       80.00                                  0.250                   0.0160       0.000
4695844           $301,281.78       90.00                                  0.250                   0.0160       0.609
4696057           $249,804.97       90.00                                  0.250                   0.0160       0.234
4696322           $251,605.63       57.93                                  0.250                   0.0160       0.234
4696354           $563,601.93       75.00                                  0.250                   0.0160       0.734
4696369           $287,816.35       90.00                                  0.250                   0.0160       1.234
4696592           $239,812.77       66.85                                  0.250                   0.0160       0.234
4696722           $405,425.05       66.56                                  0.250                   0.0160       0.734
4696817           $699,467.35       67.63                                  0.250                   0.0160       0.359
4696930           $354,723.06       71.72                                  0.250                   0.0160       0.234
4697029           $321,972.58       90.00                                  0.250                   0.0160       0.734
4697162           $275,610.19       60.22                                  0.250                   0.0160       0.859
4697175           $565,180.24       80.00                                  0.250                   0.0160       0.484
4697240           $247,630.75       80.00                                  0.250                   0.0160       0.484
4697244           $244,616.60       76.49                                  0.250                   0.0160       0.234
4697318           $256,954.32       79.12                                  0.250                   0.0160       0.359
4697479           $398,500.00       79.70                                  0.250                   0.0160       0.359
4697614           $254,828.90       75.00                                  0.250                   0.0160       0.984
4697700           $384,692.12       70.00                                  0.250                   0.0160       0.109
4697863           $324,740.10       48.15                                  0.250                   0.0160       0.109
4698540           $300,000.00       89.55                                  0.250                   0.0160       0.359
4698721           $387,704.76       38.80                                  0.250                   0.0160       0.359
4698992           $265,797.59       80.00                                  0.250                   0.0160       0.359
4699007           $260,796.39       90.00                      06          0.250                   0.0160       0.234
4699066           $290,718.75       77.39                                  0.250                   0.0160       0.484
4699323           $277,476.94       75.00                                  0.250                   0.0160       0.484
4699326           $449,640.15       73.77                                  0.250                   0.0160       0.109
4699398           $229,342.05       84.69                      17          0.250                   0.0160       0.859
4699613           $352,724.63       75.11                                  0.250                   0.0160       0.234
4699662           $481,604.91       70.67                                  0.250                   0.0160       0.000
4699670           $319,024.29       79.99                                  0.250                   0.0160       0.484
4699854           $332,453.09       63.37                                  0.250                   0.0160       0.484
4700059           $383,722.07       63.68                                  0.250                   0.0160       0.609
4700402           $309,475.85       76.47                                  0.250                   0.0160       0.609
4700642           $264,788.08       48.18                                  0.250                   0.0160       0.109
4700713           $253,316.52       68.51                                  0.250                   0.0160       0.609
4700790           $232,318.63       75.00                                  0.250                   0.0160       0.234
4700872           $473,004.69       70.90                                  0.250                   0.0160       0.859
4701049           $398,373.18       79.74                                  0.250                   0.0160       0.000
4701127           $254,647.86       78.46                                  0.250                   0.0160       0.859
4701145           $124,913.97       40.32                                  0.250                   0.0160       0.859
4701315           $384,412.30       53.10                                  0.250                   0.0160       0.359
4701687           $257,308.90       78.99                                  0.250                   0.0160       0.484
4701759           $273,182.34       80.00                                  0.250                   0.0160       0.359
4701812           $307,739.17       67.69                                  0.250                   0.0160       0.734
4701863           $386,804.36       90.00                      01          0.250                   0.0160       1.234
4701951           $299,771.72       66.67                                  0.250                   0.0160       0.359
4702202           $299,777.35       60.00                                  0.250                   0.0160       0.484
4702878           $243,569.10       75.00                                  0.250                   0.0160       0.484
4702884           $155,895.32       80.00                                  0.250                   0.0160       0.984
4703862           $323,552.60       75.35                                  0.250                   0.0160       0.859
4703911           $158,890.58       57.40                                  0.250                   0.0160       0.859
4704172           $490,000.00       70.00                                  0.250                   0.0160       0.484
4704457           $277,798.79       68.64                                  0.250                   0.0160       0.609
4704786           $409,695.72       74.55                                  0.250                   0.0160       0.484
4704787           $289,784.78       89.23                      33          0.250                   0.0160       0.484
4704939           $446,945.20       80.00                                  0.250                   0.0160       0.234
4704963           $450,881.55       80.00                                  0.250                   0.0160       0.734
4705231           $260,806.30       84.19                      13          0.250                   0.0160       0.484
4705688           $152,494.98       74.99                                  0.250                   0.0160       0.859
4706918           $499,309.54       79.37                                  0.250                   0.0160       0.859
4706996           $249,618.37       66.67                                  0.250                   0.0160       0.359
4707023           $287,338.54       80.00                                  0.250                   0.0160       0.359
4707034           $247,630.75       78.73                                  0.250                   0.0160       0.484
4707058           $251,470.28       80.00                                  0.250                   0.0160       0.359
4707744           $237,342.12       69.57                                  0.250                   0.0160       0.859
4707759           $330,813.14       80.00                                  0.250                   0.0160       0.734
4707818           $303,074.91       90.00                      06          0.250                   0.0160       0.484
4707858           $399,404.42       41.45                                  0.250                   0.0160       0.484
4708025           $100,000.00       78.74                                  0.250                   0.0160       0.609
4708058           $429,672.80       74.78                                  0.250                   0.0160       0.359
4708075           $314,772.01       75.00                                  0.250                   0.0160       0.609
4708246           $407,704.70       78.46                                  0.250                   0.0160       0.609
4708373           $249,809.77       61.73                                  0.250                   0.0160       0.359
4709120           $111,821.02       79.96                                  0.250                   0.0160       0.734
4711140           $493,945.09       77.34                                  0.250                   0.0160       0.734
4711141           $379,262.14       79.99                                  0.250                   0.0160       0.734
4711148           $254,755.91       79.99                                  0.250                   0.0160       0.734
4711151           $242,073.62       94.96                      01          0.250                   0.0160       0.984
4711153           $322,328.74       68.72                                  0.250                   0.0160       0.859
4711159           $308,341.48       71.53                                  0.250                   0.0160       0.734
4711167           $349,528.74       49.30                                  0.250                   0.0160       0.984
4711170           $536,938.54       68.94                                  0.250                   0.0160       0.734
4711173           $391,444.87       80.00                                  0.250                   0.0160       0.734
4712361           $324,728.70       79.27                                  0.250                   0.0160       0.359
4712488           $170,000.00       73.91                                  0.250                   0.0160       1.109
4712564           $252,274.62       80.00                                  0.250                   0.0160       0.859
4712789           $260,509.91       90.00                      11          0.250                   0.0160       1.359
4714403           $279,792.20       80.00                                  0.250                   0.0160       0.484
6293177           $235,416.28       80.00                                  0.250                   0.0160       0.000
6383888           $222,098.96       90.00                      12          0.250                   0.0160       0.609
6393024           $429,696.51       73.47                                  0.250                   0.0160       0.734
6395516           $499,255.54       80.00                                  0.250                   0.0160       0.484
6399995           $253,193.20       80.00                                  0.250                   0.0160       0.109
6409289           $290,045.40       79.31                                  0.250                   0.0160       0.234
6410056           $324,462.55       95.00                      17          0.250                   0.0160       0.984
6420622           $251,435.42       90.00                      16          0.250                   0.0160       0.484
6425316           $229,422.25       93.16                      12          0.250                   0.0160       0.859
6430483           $248,612.22       65.07                                  0.250                   0.0160       0.359
6433476           $233,018.08       80.00                                  0.250                   0.0160       0.234
6436207           $237,505.39       56.67                                  0.250                   0.0160       0.859
6438876           $315,077.12       79.35                                  0.250                   0.0160       0.734
6440538           $282,066.64       95.00                      13          0.250                   0.0160       0.484
6445716           $233,676.07       95.00                      06          0.250                   0.0160       0.859
6448618           $303,808.20       90.00                      17          0.250                   0.0160       0.609
6450016           $284,575.66       47.54                                  0.250                   0.0160       0.484
6450898           $399,389.39       30.77                                  0.250                   0.0160       0.359
6451279           $279,522.67       79.99                                  0.250                   0.0160       0.359
6452945           $366,104.08       84.99                      17          0.250                   0.0160       0.484
6453259           $272,957.21       95.00                      13          0.250                   0.0160       0.734
6453284           $223,432.82       90.00                      17          0.250                   0.0160       0.859
6453853           $102,003.17       70.00                                  0.250                   0.0160       1.234
6459654           $282,867.54       79.99                                  0.250                   0.0160       0.359
6460601           $112,903.78       80.00                                  0.250                   0.0160       0.609
6461971           $179,276.91       58.92                                  0.250                   0.0160       0.234
6464625           $261,593.95       80.00                                  0.250                   0.0160       0.359
6466208           $231,853.17       80.00                                  0.250                   0.0160       0.484
6466301           $232,370.46       84.97                      17          0.250                   0.0160       0.734
6467002           $259,593.12       62.36                                  0.250                   0.0160       0.234
6467323           $240,110.85       79.33                                  0.250                   0.0160       0.484
6468263           $279,270.63       80.00                                  0.250                   0.0160       0.859
6468696           $270,259.83       90.00                      33          0.250                   0.0160       0.734
6470164           $307,992.09       79.91                                  0.250                   0.0160       0.484
6470342           $248,575.33       80.00                                  0.250                   0.0160       0.484
6470529           $209,862.41       75.00                                  0.250                   0.0160       0.484
6471810           $268,866.67       90.00                      06          0.250                   0.0160       0.859
6474219           $601,183.45       52.85                                  0.250                   0.0160       0.609
6475093           $273,650.00       94.99                      33          0.250                   0.0160       0.984
6479793           $249,654.79       85.55                      17          0.250                   0.0160       0.859
6480544            $87,730.05       60.00                                  0.250                   0.0160       0.859
6485402           $358,921.26       68.57                                  0.250                   0.0160       0.484
6486240           $225,391.73       80.00                                  0.250                   0.0160       0.234
6487265           $341,477.93       79.99                                  0.250                   0.0160       0.359
6488129           $284,127.79       80.00                                  0.250                   0.0160       0.609
6488573           $292,000.00       80.00                                  0.250                   0.0160       0.109
6490149           $294,020.46       80.00                                  0.250                   0.0160       0.234
6490677           $229,407.28       79.86                                  0.250                   0.0160       1.234
6491626           $243,627.52       80.00                                  0.250                   0.0160       0.359
6492161           $247,694.95       67.59                                  0.250                   0.0160       0.984
6492871           $477,987.49       36.92                                  0.250                   0.0160       0.609
6493055           $374,468.94       47.29                                  0.250                   0.0160       0.734
6495655           $414,676.26       79.81                                  0.250                   0.0160       0.234
6496061           $381,603.10       79.99                                  0.250                   0.0160       0.484
6497859           $232,217.54       95.00                      17          0.250                   0.0160       0.484
6498285           $359,173.15       30.33                                  0.250                   0.0160       0.359
6500297           $374,455.44       79.79                                  0.250                   0.0160       0.609
6501517           $306,544.30       79.99                                  0.250                   0.0160       0.359
6501895           $250,401.94       90.00                      16          0.250                   0.0160       0.859
6502930           $233,501.34       90.00                      13          0.250                   0.0160       0.734
6503546           $299,777.36       75.00                                  0.250                   0.0160       0.484
6505537           $224,972.82       80.00                                  0.250                   0.0160       0.859
6505613           $269,410.02       41.54                                  0.250                   0.0160       0.609
6506157           $199,115.72       70.00                                  0.250                   0.0160       1.234
6507471           $227,316.79       80.00                                  0.250                   0.0160       0.484
6509521           $249,467.23       61.27                                  0.250                   0.0160       0.734
6510541           $204,458.13       68.33                                  0.250                   0.0160       1.109
6511363           $359,270.51       80.00                                  0.250                   0.0160       0.984
6511567           $221,705.84       92.56                      33          0.250                   0.0160       0.984
6513520           $271,584.78       80.00                                  0.250                   0.0160       0.359
6513613           $229,355.38       90.00                      33          0.250                   0.0160       1.234
6514522           $382,772.76       80.00                                  0.250                   0.0160       0.609
6515230           $229,693.35       79.99                                  0.250                   0.0160       0.734
6515395           $269,784.09       52.43                                  0.250                   0.0160       0.109
6515741           $274,235.52       46.22                                  0.250                   0.0160       0.859
6516299           $443,750.00       80.00                                  0.250                   0.0160       0.859
6516501           $240,659.61       89.98                      06          0.250                   0.0160       0.484
6516721           $269,487.23       65.85                                  0.250                   0.0160       0.359
6519941           $240,286.84       80.00                                  0.250                   0.0160       0.734
6521068           $311,088.08       80.00                                  0.250                   0.0160       0.609
6524641           $242,983.56       80.00                                  0.250                   0.0160       0.484
6525585           $299,375.45       95.00                      17          0.250                   0.0160       0.734
6527251           $243,391.61       80.00                                  0.250                   0.0160       0.859
6528132           $244,653.04       72.92                                  0.250                   0.0160       0.734
6528735           $290,379.85       76.58                                  0.250                   0.0160       0.734
6530483           $268,152.47       88.45                      33          0.250                   0.0160       0.859
6532270           $221,801.98       95.00                      17          0.250                   0.0160       0.484
6532616           $648,348.17       71.36                                  0.250                   0.0160       0.609
6532777           $353,872.32       80.00                                  0.250                   0.0160       0.484
6533633           $640,259.62       60.00                                  0.250                   0.0160       0.984
6534260           $188,034.85       66.41                                  0.250                   0.0160       0.484
6534930           $384,199.89       70.00                                  0.250                   0.0160       0.859
6535095            $49,880.66       58.82                                  0.250                   0.0160       1.609
6535151           $265,447.22       95.00                      17          0.250                   0.0160       0.859
6535193           $549,160.43       72.85                                  0.250                   0.0160       0.359
6535741           $300,723.59       90.00                      17          0.250                   0.0160       0.484
6535848           $235,256.87       80.00                                  0.250                   0.0160       0.234
6536287           $239,642.67       68.97                                  0.250                   0.0160       0.484
6536305           $236,457.56       71.82                                  0.250                   0.0160       0.609
6537004           $320,734.68       79.99                                  0.250                   0.0160       0.109
6537101           $227,299.61       80.00                                  0.250                   0.0160       0.359
6537655           $249,281.39       68.49                                  0.250                   0.0160       0.109
6537743           $448,651.54       62.94                                  0.250                   0.0160       0.484
6538563           $118,577.55       69.99                                  0.250                   0.0160       0.609
6538894           $279,583.10       80.00                                  0.250                   0.0160       0.484
6538910           $159,002.96       32.00                                  0.250                   0.0160       0.984
6539561           $313,958.12       75.00                                  0.250                   0.0160       0.000
6539667           $214,264.17       57.23                                  0.250                   0.0160       0.234
6539735            $74,855.55       46.15                                  0.250                   0.0160       1.234
6540437           $243,192.94       79.99                                  0.250                   0.0160       0.000
6540815           $247,639.86       80.00                                  0.250                   0.0160       0.609
6541113           $333,550.00       79.99                                  0.250                   0.0160       0.234
6541842           $296,513.40       95.00                      13          0.250                   0.0160       0.859
6542005           $250,986.45       90.00                      06          0.250                   0.0160       0.484
6542397           $256,095.04       89.99                      06          0.250                   0.0160       0.109
6542437           $996,232.90       47.62                                  0.250                   0.0160       0.734
6542657           $243,920.01       94.99                      11          0.250                   0.0160       0.859
6543015           $249,480.48       79.37                                  0.250                   0.0160       0.859
6543164           $244,509.11       80.00                                  0.250                   0.0160       0.234
6543374           $204,471.69       73.21                                  0.250                   0.0160       1.234
6543740            $49,436.65       69.72                                  0.250                   0.0160       1.234
6543855            $66,827.34       79.47                                  0.250                   0.0160       1.234
6543951           $697,795.88       50.91                                  0.250                   0.0160       0.234
6544313           $261,912.81       79.99                                  0.250                   0.0160       0.484
6544441           $302,634.84       52.78                                  0.250                   0.0160       0.734
6545303           $251,462.97       90.00                      17          0.250                   0.0160       0.734
6547519           $332,307.97       90.00                      33          0.250                   0.0160       0.859
6547836           $385,618.88       90.00                      33          0.250                   0.0160       0.609
6547903           $274,428.52       75.34                                  0.250                   0.0160       0.859
6547968           $427,333.49       68.00                                  0.250                   0.0160       0.359
6548178           $242,271.85       65.68                                  0.250                   0.0160       0.484
6548573           $368,233.15       90.00                      06          0.250                   0.0160       0.859
6548707           $265,592.41       62.82                                  0.250                   0.0160       0.484
6548824           $241,505.86       95.00                      06          0.250                   0.0160       0.359
6548892           $257,566.33       80.00                                  0.250                   0.0160       0.000
6548924           $287,136.99       90.00                      17          0.250                   0.0160       0.484
6549239           $264,045.15       78.81                                  0.250                   0.0160       0.734
6549540           $260,621.00       90.00                      33          0.250                   0.0160       0.609
6549771           $261,559.06       70.00                                  0.250                   0.0160       0.234
6550650           $251,742.99       95.00                      17          0.250                   0.0160       0.734
6550790           $367,490.08       68.94                                  0.250                   0.0160       0.609
6551115           $225,698.68       90.00                      33          0.250                   0.0160       0.609
6551202           $327,499.31       80.00                                  0.250                   0.0160       0.359
6551298           $363,224.28       70.00                                  0.250                   0.0160       0.734
6551370           $267,253.47       79.98                                  0.250                   0.0160       0.109
6551661           $239,501.24       88.89                      33          0.250                   0.0160       0.859
6551703           $828,275.12       72.17                                  0.250                   0.0160       0.859
6551944           $295,799.37       35.08                                  0.250                   0.0160       0.984
6552133           $398,384.71       62.50                                  0.250                   0.0160       0.859
6552547           $232,365.42       75.00                                  0.250                   0.0160       0.734
6552734           $231,493.06       80.00                                  0.250                   0.0160       0.609
6552913            $81,829.58       62.12                                  0.250                   0.0160       0.859
6552928           $264,420.95       64.63                                  0.250                   0.0160       0.609
6553326           $219,672.44       68.75                                  0.250                   0.0160       0.484
6553463           $242,129.81       79.99                                  0.250                   0.0160       0.359
6553484           $997,586.66       67.80                                  0.250                   0.0160       0.109
6554633           $833,756.75       62.64                                  0.250                   0.0160       0.484
6554808           $239,501.24       80.00                                  0.250                   0.0160       0.859
6554875           $390,301.49       80.00                                  0.250                   0.0160       0.359
6554929           $364,730.84       69.68                                  0.250                   0.0160       0.609
6554948           $144,513.59       70.00                                  0.250                   0.0160       1.359
6555777           $234,000.25       33.50                                  0.250                   0.0160       0.734
6555945           $206,306.10       70.00                                  0.250                   0.0160       0.734
6556080           $195,507.59       70.00                                  0.250                   0.0160       1.359
6556151           $232,703.04       80.00                                  0.250                   0.0160       0.734
6556426           $224,813.06       95.00                      17          0.250                   0.0160       0.609
6556964           $239,332.80       75.00                                  0.250                   0.0160       0.859
6557007           $308,240.36       90.00                      17          0.250                   0.0160       0.484
6557284           $250,954.90       89.89                      33          0.250                   0.0160       0.359
6557647           $216,141.56       94.98                      06          0.250                   0.0160       1.234
6557671           $241,471.21       89.97                      11          0.250                   0.0160       0.609
6558505           $103,783.88       80.00                                  0.250                   0.0160       0.859
6559381           $268,268.98       79.99                                  0.250                   0.0160       0.109
6559430           $247,907.20       75.00                                  0.250                   0.0160       0.859
6559752           $299,075.38       68.18                                  0.250                   0.0160       0.859
6559821           $349,465.72       62.22                                  0.250                   0.0160       0.359
6560054           $238,346.43       80.00                                  0.250                   0.0160       0.234
6560526           $286,197.04       68.33                                  0.250                   0.0160       0.234
6560712           $268,696.69       80.00                                  0.250                   0.0160       0.484
6560721           $229,509.85       89.84                      11          0.250                   0.0160       0.734
6561309           $300,889.04       90.00                      33          0.250                   0.0160       0.984
6561521           $211,758.30       59.17                                  0.250                   0.0160       0.984
6561549           $314,766.22       61.17                                  0.250                   0.0160       0.484
6561685           $440,359.61       90.00                      17          0.250                   0.0160       0.609
6561739           $359,463.99       80.00                                  0.250                   0.0160       0.484
6561899           $299,260.89       78.94                                  0.250                   0.0160       0.734
6561969           $386,017.60       90.00                      06          0.250                   0.0160       0.859
6562381           $229,410.07       95.00                      24          0.250                   0.0160       0.734
6562568           $498,960.91       68.49                                  0.250                   0.0160       0.859
6562817           $241,996.06       74.62                                  0.250                   0.0160       0.859
6562847           $234,486.48       63.17                                  0.250                   0.0160       0.609
6563210           $351,961.91       75.24                                  0.250                   0.0160       0.359
6563292           $231,505.58       80.00                                  0.250                   0.0160       0.734
6563719           $451,012.30       80.00                                  0.250                   0.0160       0.609
6564107           $124,701.84       63.79                                  0.250                   0.0160       0.859
6564151           $287,386.25       90.00                      33          0.250                   0.0160       0.734
6564261           $266,238.88       78.53                                  0.250                   0.0160       0.734
6564356           $419,073.09       75.68                                  0.250                   0.0160       0.734
6564882           $270,201.35       95.00                      24          0.250                   0.0160       0.984
6565086           $271,390.63       80.00                                  0.250                   0.0160       0.484
6565102           $559,186.81       80.00                                  0.250                   0.0160       0.609
6565206           $219,610.32       80.00                                  0.250                   0.0160       0.484
6565645           $242,079.90       94.99                      17          0.250                   0.0160       0.359
6566094           $227,374.94       95.00                      13          0.250                   0.0160       0.359
6566205           $375,756.14       76.84                                  0.250                   0.0160       1.109
6567190           $242,234.85       90.00                      17          0.250                   0.0160       0.234
6567197           $334,662.31       80.00                                  0.250                   0.0160       0.109
6567744           $224,266.88       60.00                                  0.250                   0.0160       0.734
6568841           $248,547.52       95.00                      06          0.250                   0.0160       0.734
6568853           $243,666.39       79.99                                  0.250                   0.0160       0.609
6568865           $330,448.37       80.00                                  0.250                   0.0160       0.359
6568998           $256,392.42       70.00                                  0.250                   0.0160       1.109
6569145           $445,274.95       80.00                                  0.250                   0.0160       0.359
6569157           $263,477.73       40.02                                  0.250                   0.0160       0.609
6569247           $235,134.52       95.00                      06          0.250                   0.0160       1.109
6569452           $379,488.34       80.00                                  0.250                   0.0160       0.984
6569466           $296,024.58       75.00                                  0.250                   0.0160       0.359
6569603           $286,123.35       84.28                      17          0.250                   0.0160       0.484
6569687           $179,030.80       50.70                                  0.250                   0.0160       0.984
6569752           $259,807.04       86.67                      24          0.250                   0.0160       0.484
6569951           $230,056.94       78.10                                  0.250                   0.0160       0.484
6570401           $376,000.00       80.00                                  0.250                   0.0160       0.609
6571116           $243,019.58       75.00                                  0.250                   0.0160       0.484
6571129           $266,883.70       95.00                      17          0.250                   0.0160       0.609
6571583           $257,922.38       94.98                      06          0.250                   0.0160       0.859
6571667           $248,098.15       90.00                      13          0.250                   0.0160       0.734
6571677           $342,767.97       75.00                                  0.250                   0.0160       0.734
6572595           $247,471.51       55.36                                  0.250                   0.0160       0.734
6573564           $256,338.65       80.00                                  0.250                   0.0160       0.609
6573589           $242,295.36       90.00                      17          0.250                   0.0160       0.609
6573605           $241,384.50       95.00                      13          0.250                   0.0160       0.734
6574192           $264,660.25       80.00                                  0.250                   0.0160       0.734
6574291           $998,583.86       64.52                                  0.250                   0.0160       0.734
6575185           $251,652.02       75.00                                  0.250                   0.0160       0.859
6575325           $329,532.68       38.82                                  0.250                   0.0160       0.734
6575601           $247,458.08       80.00                                  0.250                   0.0160       0.609
6575763           $299,553.33       80.00                                  0.250                   0.0160       0.484
6576868           $229,674.29       85.19                      24          0.250                   0.0160       0.734
6576883            $73,408.32       70.00                                  0.250                   0.0160       1.359
6577009           $390,747.61       80.00                                  0.250                   0.0160       0.359
6577097           $359,173.15       80.00                                  0.250                   0.0160       0.359
6577314           $339,741.28       73.20                                  0.250                   0.0160       0.359
6577445           $349,452.27       61.40                                  0.250                   0.0160       0.234
6577909           $300,241.42       80.00                                  0.250                   0.0160       0.234
6578272           $183,020.18       69.99                                  0.250                   0.0160       0.359
6578312           $243,629.70       95.00                      33          0.250                   0.0160       0.734
6578392           $430,698.86       75.00                                  0.250                   0.0160       0.859
6578394           $247,463.48       80.00                                  0.250                   0.0160       0.234
6578701           $502,925.93       56.00                                  0.250                   0.0160       0.734
6579020           $279,786.94       80.00                                  0.250                   0.0160       0.359
6579736           $729,112.71       75.00                                  0.250                   0.0160       0.609
6579764           $241,437.37       80.00                                  0.250                   0.0160       0.234
6580444           $239,462.33       80.00                                  0.250                   0.0160       0.484
6580505           $329,296.75       66.00                                  0.250                   0.0160       0.734
6581778           $249,246.54       80.00                                  0.250                   0.0160       0.734
6581993           $646,619.07       61.13                                  0.250                   0.0160       0.734
6581999           $470,106.68       80.00                                  0.250                   0.0160       0.000
6582222           $238,004.36       90.00                      33          0.250                   0.0160       0.859
6582332           $284,554.01       69.51                                  0.250                   0.0160       0.234
6582348           $247,611.89       79.99                                  0.250                   0.0160       0.234
6582355           $240,141.92       79.99                                  0.250                   0.0160       0.484
6582438           $257,233.69       79.38                                  0.250                   0.0160       0.609
6582537           $298,387.11       77.66                                  0.250                   0.0160       0.859
6582595           $262,809.65       79.94                                  0.250                   0.0160       0.609
6582629           $598,753.09       60.00                                  0.250                   0.0160       0.859
6583380           $685,248.19       46.53                                  0.250                   0.0160       0.484
6583408           $285,584.69       79.44                                  0.250                   0.0160       0.609
6583512           $281,572.38       79.98                                  0.250                   0.0160       0.484
6583516           $467,303.19       80.00                                  0.250                   0.0160       0.484
6583949           $318,175.36       68.49                                  0.250                   0.0160       0.109
6584066           $224,565.15       90.00                      06          0.250                   0.0160       0.484
6584159           $239,830.61       55.81                                  0.250                   0.0160       0.734
6585542           $264,565.26       72.60                                  0.250                   0.0160       0.609
6585680           $455,028.23       80.00                                  0.250                   0.0160       0.734
6585790           $174,371.95       74.28                                  0.250                   0.0160       1.359
6585812           $244,644.23       92.45                      12          0.250                   0.0160       0.609
6585967           $231,645.84       80.00                                  0.250                   0.0160       0.359
6587269           $247,621.44       80.00                                  0.250                   0.0160       0.359
6587614           $299,553.33       51.72                                  0.250                   0.0160       0.484
6587934           $282,577.94       90.00                      01          0.250                   0.0160       0.859
6587949           $235,370.32       80.00                                  0.250                   0.0160       0.484
6588038           $269,315.60       50.28                                  0.250                   0.0160       0.000
6588060           $255,628.26       79.99                                  0.250                   0.0160       0.609
6588663           $270,985.71       89.99                      17          0.250                   0.0160       0.359
6588989            $92,282.22       64.91                                  0.250                   0.0160       0.234
6589430           $853,988.92       80.00                                  0.250                   0.0160       0.734
6589651           $322,918.19       89.99                      13          0.250                   0.0160       0.000
6589657           $383,029.47       94.98                      17          0.250                   0.0160       0.734
6590024           $351,186.05       80.00                                  0.250                   0.0160       0.984
6591146           $399,404.42       59.26                                  0.250                   0.0160       0.484
6592252           $293,787.22       74.62                                  0.250                   0.0160       0.609
6592359           $251,822.14       80.00                                  0.250                   0.0160       0.734
6592756           $367,327.19       80.00                                  0.250                   0.0160       0.484
6592841           $254,401.26       79.78                                  0.250                   0.0160       0.484
6592956           $389,419.31       79.59                                  0.250                   0.0160       0.484
6593191           $299,494.48       64.10                                  0.250                   0.0160       0.000
6593567            $93,305.69       50.54                                  0.250                   0.0160       0.859
6593646           $239,768.45       54.57                                  0.250                   0.0160       0.859
6593903           $285,763.12       79.99                                  0.250                   0.0160       0.359
6594239           $314,361.68       90.00                      33          0.250                   0.0160       0.984
6594325           $262,688.26       89.99                      17          0.250                   0.0160       0.234
6594396           $241,888.51       95.00                      06          0.250                   0.0160       0.484
6594465           $274,569.66       70.15                                  0.250                   0.0160       0.234
6594603           $169,737.50       70.00                                  0.250                   0.0160       0.734
6594751           $401,988.70       61.11                                  0.250                   0.0160       0.984
6594796           $224,520.50       61.64                                  0.250                   0.0160       0.734
6594881           $238,017.47       94.96                      24          0.250                   0.0160       0.734
6594903           $111,920.95       80.00                                  0.250                   0.0160       0.734
6595452           $554,590.65       80.00                                  0.250                   0.0160       0.000
6595527           $242,199.86       80.00                                  0.250                   0.0160       0.734
6595605            $81,790.76       35.95                                  0.250                   0.0160       0.609
6595875           $218,182.71       95.00                      13          0.250                   0.0160       0.609
6596081           $271,505.17       80.00                                  0.250                   0.0160       0.609
6596275           $506,725.40       80.00                                  0.250                   0.0160       0.484
6596630           $328,867.73       80.00                                  0.250                   0.0160       0.734
6596727           $263,437.40       64.39                                  0.250                   0.0160       0.734
6596861           $234,758.60       94.99                      33          0.250                   0.0160       0.609
6596929           $238,786.94       80.00                                  0.250                   0.0160       0.359
6597081           $242,647.13       90.00                      17          0.250                   0.0160       0.609
6597410           $247,648.81       53.91                                  0.250                   0.0160       0.734
6597449           $242,291.03       64.72                                  0.250                   0.0160       0.000
6597831           $245,172.86       75.69                                  0.250                   0.0160       0.734
6597837           $277,606.31       79.43                                  0.250                   0.0160       0.734
6597866           $237,014.96       80.00                                  0.250                   0.0160       0.234
6598119           $124,827.38       67.57                                  0.250                   0.0160       0.859
6598157           $233,811.35       80.00                                  0.250                   0.0160       0.484
6598273           $241,039.03       80.00                                  0.250                   0.0160       0.484
6598483           $998,435.10       59.35                                  0.250                   0.0160       0.234
6598773           $299,214.88       89.99                      06          0.250                   0.0160       0.609
6598998           $275,413.43       89.99                      06          0.250                   0.0160       0.359
6599023           $289,817.84       75.00                                  0.250                   0.0160       0.484
6599214           $256,952.77       85.00                      33          0.250                   0.0160       0.734
6599480           $260,271.50       77.12                                  0.250                   0.0160       0.609
6599531           $303,569.50       80.00                                  0.250                   0.0160       0.734
6600026           $435,382.56       72.67                                  0.250                   0.0160       0.734
6600283           $342,595.98       71.16                                  0.250                   0.0160       0.609
6600469           $299,476.73       80.00                                  0.250                   0.0160       0.234
6600507           $230,855.77       80.00                                  0.250                   0.0160       0.484
6600927           $973,584.16       75.00                                  0.250                   0.0160       0.609
6600948           $409,838.86       70.00                                  0.250                   0.0160       0.484
6600952           $228,309.56       79.99                                  0.250                   0.0160       0.484
6601031           $227,961.42       80.00                                  0.250                   0.0160       0.609
6601106           $254,320.77       90.00                      17          0.250                   0.0160       0.484
6601230           $599,554.71       74.81                                  0.250                   0.0160       0.484
6601246           $479,306.55       80.00                                  0.250                   0.0160       0.000
6601370           $314,007.56       79.25                                  0.250                   0.0160       0.734
6601531           $265,584.74       95.00                      17          0.250                   0.0160       0.859
6601573           $223,666.48       80.00                                  0.250                   0.0160       0.484
6602083           $269,597.99       75.00                                  0.250                   0.0160       0.484
6602165           $232,577.27       95.00                      06          0.250                   0.0160       0.484
6602727           $507,061.70       80.00                                  0.250                   0.0160       0.484
6602869           $239,812.78       80.00                                  0.250                   0.0160       0.234
6603374           $246,830.02       95.00                      13          0.250                   0.0160       0.859
6603399           $211,937.14       90.00                      17          0.250                   0.0160       0.609
6603489           $277,703.81       80.00                                  0.250                   0.0160       0.109
6603507           $247,021.08       80.00                                  0.250                   0.0160       0.609
6603547           $233,651.59       88.64                      01          0.250                   0.0160       0.484
6603808           $211,834.13       71.31                                  0.250                   0.0160       0.484
6603841           $233,830.64       90.00                      11          0.250                   0.0160       0.609
6603872           $345,484.84       80.00                                  0.250                   0.0160       0.484
6603881           $231,590.51       90.00                      01          0.250                   0.0160       0.859
6604476           $399,703.14       70.80                                  0.250                   0.0160       0.484
6604759           $479,285.31       80.00                                  0.250                   0.0160       0.484
6605034           $250,407.52       79.37                                  0.250                   0.0160       0.234
6605361           $155,675.81       80.00                                  0.250                   0.0160       0.859
6605438           $254,206.42       80.00                                  0.250                   0.0160       0.359
6605579           $260,606.45       80.00                                  0.250                   0.0160       0.484
6605650           $303,768.68       80.00                                  0.250                   0.0160       0.359
6605960           $252,426.16       94.98                      17          0.250                   0.0160       0.859
6605996           $227,660.52       80.00                                  0.250                   0.0160       0.484
6606007           $699,480.50       51.36                                  0.250                   0.0160       0.484
6606368           $942,197.22       70.00                                  0.250                   0.0160       0.734
6606449           $214,131.05       47.04                                  0.250                   0.0160       0.609
6606479            $93,550.20       75.00                                  0.250                   0.0160       0.734
6606862           $215,678.40       69.99                                  0.250                   0.0160       0.484
6607078           $278,193.39       79.68                                  0.250                   0.0160       0.484
6607110           $282,089.76       28.25                                  0.250                   0.0160       0.609
6607286           $292,053.51       90.00                      01          0.250                   0.0160       0.359
6607437           $259,640.97       32.50                                  0.250                   0.0160       0.859
6607477           $218,881.70       80.00                                  0.250                   0.0160       0.609
6607565           $238,553.08       94.98                      17          0.250                   0.0160       0.609
6607736           $240,966.79       79.11                                  0.250                   0.0160       0.859
6607786           $242,619.73       65.68                                  0.250                   0.0160       0.234
6608247           $246,360.35       83.73                      33          0.250                   0.0160       0.609
6608432           $294,321.99       80.00                                  0.250                   0.0160       0.609
6608704           $249,618.37       33.33                                  0.250                   0.0160       0.359
6608708           $249,645.96       69.44                                  0.250                   0.0160       0.734
6608983           $295,548.15       80.00                                  0.250                   0.0160       0.359
6609073           $349,752.98       79.55                                  0.250                   0.0160       0.734
6609301           $251,942.71       94.96                      13          0.250                   0.0160       0.734
6609604           $294,560.77       69.41                                  0.250                   0.0160       0.484
6609682           $245,342.30       80.00                                  0.250                   0.0160       0.609
6609692           $442,387.54       80.00                                  0.250                   0.0160       0.734
6610336           $339,647.75       80.00                                  0.250                   0.0160       0.484
6610966           $286,572.67       78.63                                  0.250                   0.0160       0.484
6610988           $222,676.17       78.80                                  0.250                   0.0160       0.609
6611070           $411,386.57       80.00                                  0.250                   0.0160       0.484
6611135           $219,380.97       75.76                                  0.250                   0.0160       0.609
6611185           $241,281.11       79.99                                  0.250                   0.0160       0.359
6611459           $285,288.12       79.99                                  0.250                   0.0160       0.484
6611602           $388,228.28       67.67                                  0.250                   0.0160       0.484
6611638           $245,475.77       79.35                                  0.250                   0.0160       0.734
6611655           $415,410.90       75.64                                  0.250                   0.0160       0.734
6612458           $349,478.88       58.33                                  0.250                   0.0160       0.484
6612616           $337,509.18       77.70                                  0.250                   0.0160       0.609
6612796           $231,827.82       80.00                                  0.250                   0.0160       0.484
6613006           $247,616.10       80.00                                  0.250                   0.0160       0.484
6613025           $227,677.12       90.00                      11          0.250                   0.0160       0.734
6613206           $239,642.67       61.54                                  0.250                   0.0160       0.484
6613754           $188,879.49       70.00                                  0.250                   0.0160       1.234
6613781           $334,751.38       87.01                      17          0.250                   0.0160       0.484
6613808           $388,655.82       75.00                                  0.250                   0.0160       0.359
6613843           $269,794.55       57.45                                  0.250                   0.0160       0.359
6614180           $231,627.84       80.00                                  0.250                   0.0160       0.109
6614291           $320,509.98       79.98                                  0.250                   0.0160       0.359
6614493           $243,636.71       75.08                                  0.250                   0.0160       0.484
6615205           $157,086.23       69.99                                  0.250                   0.0160       0.609
6615394           $219,836.73       50.57                                  0.250                   0.0160       0.484
6615592           $342,938.85       80.00                                  0.250                   0.0160       0.359
6615633           $246,223.57       90.00                      06          0.250                   0.0160       0.359
6615673           $250,000.00       40.00                                  0.250                   0.0160       0.109
6616225           $232,635.38       77.67                                  0.250                   0.0160       0.234
6616887           $259,712.73       90.00                      33          0.250                   0.0160       0.484
6617113           $282,185.11       80.00                                  0.250                   0.0160       0.359
6617145           $702,977.69       80.00                                  0.250                   0.0160       0.609
6617400           $232,385.93       95.00                      33          0.250                   0.0160       0.734
6617489           $257,634.64       86.58                      24          0.250                   0.0160       0.734
6617621           $237,727.40       80.00                                  0.250                   0.0160       0.234
6618192           $275,618.87       69.00                                  0.250                   0.0160       0.859
6618199           $265,613.74       78.24                                  0.250                   0.0160       0.609
6618363           $253,811.50       37.91                                  0.250                   0.0160       0.484
6618439           $273,796.65       80.00                                  0.250                   0.0160       0.484
6618716           $371,446.11       80.00                                  0.250                   0.0160       0.484
6618781           $256,018.23       80.00                                  0.250                   0.0160       0.484
6618885           $250,304.13       94.98                      17          0.250                   0.0160       0.484
6619284           $299,440.57       54.55                                  0.250                   0.0160       0.859
6619489           $281,319.34       79.89                                  0.250                   0.0160       0.734
6619493           $262,034.55       80.00                                  0.250                   0.0160       0.000
6619511           $549,181.09       74.32                                  0.250                   0.0160       0.484
6619628           $241,011.84       90.00                      33          0.250                   0.0160       0.234
6619743           $249,517.75       67.93                                  0.250                   0.0160       0.359
6619970            $75,395.74       55.72                                  0.250                   0.0160       0.859
6620110           $291,554.48       80.00                                  0.250                   0.0160       0.609
6620226           $409,695.72       45.05                                  0.250                   0.0160       0.484
6620448           $251,634.06       70.99                                  0.250                   0.0160       0.609
6620460           $281,610.58       73.82                                  0.250                   0.0160       0.859
6620474           $364,236.18       90.00                      06          0.250                   0.0160       0.609
6620915           $287,581.78       90.00                      13          0.250                   0.0160       0.609
6620922           $233,868.33       86.74                      13          0.250                   0.0160       0.734
6621100           $484,241.01       61.78                                  0.250                   0.0160       0.234
6621225           $248,838.13       87.42                      13          0.250                   0.0160       0.609
6621292           $349,478.88       79.91                                  0.250                   0.0160       0.484
6621997           $110,988.60       68.97                                  0.250                   0.0160       0.609
6622270           $310,798.01       75.00                                  0.250                   0.0160       0.609
6622274           $249,645.96       76.92                                  0.250                   0.0160       0.734
6622501           $424,413.12       74.56                                  0.250                   0.0160       0.859
6622544           $249,636.97       66.14                                  0.250                   0.0160       0.609
6622714           $236,249.97       95.00                      33          0.250                   0.0160       0.734
6622722           $380,231.45       69.82                                  0.250                   0.0160       0.734
6623105           $314,530.98       70.00                                  0.250                   0.0160       0.484
6623494           $253,930.72       79.98                                  0.250                   0.0160       0.609
6623830           $287,581.78       76.80                                  0.250                   0.0160       0.609
6624116              355680          90                         6          0.250                   0.0160       0.859
6624123           $249,255.33       78.49                                  0.250                   0.0160       0.859
6625233             93477.13         80                                    0.250                   0.0160       1.109
6625395            305178.96        77.32                                  0.250                   0.0160       0.609
6625729            246182.91         80                                    0.250                   0.0160       0.484
6625818            288580.34         85                        17          0.250                   0.0160       0.609
6625989            301582.97        79.47                                  0.250                   0.0160       0.859
6626253            279797.35         80                                    0.250                   0.0160       0.609
6628209            245477.33        94.99                       6          0.250                   0.0160       1.109
6628462            583130.47         80                                    0.250                   0.0160       0.484
6628514            268589.36        69.87                                  0.250                   0.0160       0.359
6628597            359226.45        78.15                                  0.250                   0.0160       0.359
6629535            277888.39        79.99                                  0.250                   0.0160       0.359
6629750            252334.26        77.58                                  0.250                   0.0160       0.734
6629875            239660.13        73.85                                  0.250                   0.0160       0.734
6629916            263635.45        77.65                                  0.250                   0.0160       0.859
6630333             109916.3        44.81                                  0.250                   0.0160       0.359
6630501             412754.5        80.00                                  0.250                   0.0160       0.734
6630740           $347,741.73       80.00                                  0.250                   0.0160       0.484
6630879             61795.23        43.66                                  0.250                   0.0160       0.000
6631029            364715.27        64.60                                  0.250                   0.0160       0.234
6631156            239821.89        80.00                                  0.250                   0.0160       0.484
6631347            419696.02        70.00                                  0.250                   0.0160       0.609
6631378             359490.2        75.00                                  0.250                   0.0160       0.734
6631714            291378.11        76.74                                  0.250                   0.0160       0.359
6632171            263808.92        78.81                                  0.250                   0.0160       0.609
6632233            181229.77        72.60                                  0.250                   0.0160       0.484
6632293            229574.43        95.00                      24          0.250                   0.0160       0.734
6632638            405180.54        79.99                                  0.250                   0.0160       0.359
6632700             529616.4        54.64                                  0.250                   0.0160       0.609
6632852             143900.9        68.57                                  0.250                   0.0160       0.859
6632887             547593.3        80.00                                  0.250                   0.0160       0.484
6632949            265792.49        80.00                                  0.250                   0.0160       0.234
6632992            269213.53        79.41                                  0.250                   0.0160       0.984
6633104             272402.7        61.95                                  0.250                   0.0160       0.609
6633142             301770.2        80.00                                  0.250                   0.0160       0.359
6633398            289540.29        95.00                      33          0.250                   0.0160       0.609
6633506            439681.54        80.00                                  0.250                   0.0160       0.609
6633514            535032.02        80.00                                  0.250                   0.0160       0.484
6633995            432662.22        69.28                                  0.250                   0.0160       0.234
6634388            363416.09        70.00                                  0.250                   0.0160       0.109
6634904            299760.09        68.97                                  0.250                   0.0160       0.109
6635681            510539.41        65.00                                  0.250                   0.0160       0.734
6635909            287036.82        69.42                                  0.250                   0.0160       0.484
6636057            639513.01        47.76                                  0.250                   0.0160       0.359
6636134            263177.16        80.00                                  0.250                   0.0160       0.109
6636194             235665.8        78.15                                  0.250                   0.0160       0.734
6636524            306270.21        80.00                                  0.250                   0.0160       0.000
6636578            299782.87        67.04                                  0.250                   0.0160       0.609
6636809            278787.71        69.75                                  0.250                   0.0160       0.359
6636936            475913.87        75.00                                  0.250                   0.0160       0.734
6637019            259797.17        66.33                                  0.250                   0.0160       0.234
6637120            239821.89        75.47                                  0.250                   0.0160       0.484
6637274            310257.78        72.55                                  0.250                   0.0160       0.234
6637398            485248.53        79.28                                  0.250                   0.0160       0.609
6637576            251822.14        79.50                                  0.250                   0.0160       0.734
6637994            270786.01        94.99                      24          0.250                   0.0160       0.359
6638009            455661.58        80.00                                  0.250                   0.0160       0.484
6638815            278887.63        79.99                                  0.250                   0.0160       0.359
6638867            275285.08        95.00                      33          0.250                   0.0160       0.234
6639238            255810.01        80.00                                  0.250                   0.0160       0.484
6639353            213852.73        70.86                                  0.250                   0.0160       0.859
6640110            237413.31        74.79                                  0.250                   0.0160       0.734
6640126            838177.49        69.90                                  0.250                   0.0160       0.484
6640209            527879.95        70.00                                  0.250                   0.0160       0.484
6640393            349746.68        55.12                                  0.250                   0.0160       0.609
6640621            399374.03        74.09                                  0.250                   0.0160       0.234
6640759            569587.46        76.10                                  0.250                   0.0160       0.609
6641352            339734.77        80.00                                  0.250                   0.0160       0.234
6641614            272304.01        90.00                      11          0.250                   0.0160       0.609
6641698            519623.64        71.72                                  0.250                   0.0160       0.609
6641867            304323.02        80.00                                  0.250                   0.0160       0.234
6642019             230982.7        69.62                                  0.250                   0.0160       0.609
6642160            349134.13        53.75                                  0.250                   0.0160       0.359
6642196            291783.29        80.00                                  0.250                   0.0160       0.484
6642349            300265.58        80.00                                  0.250                   0.0160       0.234
6642685             239430.9        41.67                                  0.250                   0.0160       0.734
6642711            361244.86        75.31                                  0.250                   0.0160       0.734
6642778            237405.24        80.00                                  0.250                   0.0160       0.000
6642999            288206.49        63.38                                  0.250                   0.0160       0.984
6643014             374721.7        55.56                                  0.250                   0.0160       0.484
6643184            423419.44        75.00                                  0.250                   0.0160       0.234
6643650            290818.37        95.00                      12          0.250                   0.0160       0.609
6643687            999276.23        34.48                                  0.250                   0.0160       0.609
6644212            302069.98        79.99                                  0.250                   0.0160       0.359
6644307              275385         79.99                                  0.250                   0.0160       0.234
6644375              74320          80.00                                  0.250                   0.0160       0.484
6644466             279792.2        63.35                                  0.250                   0.0160       0.484
6644545            899315.17        45.00                                  0.250                   0.0160       0.359
6645530            648993.32        74.99                                  0.250                   0.0160       0.234
6646286            294170.34        80.00                                  0.250                   0.0160       0.234
6646559            260546.59        70.00                                  0.250                   0.0160       0.234
6647088            397704.63        80.00                                  0.250                   0.0160       0.484
6647174            299771.72        64.03                                  0.250                   0.0160       0.359
6647232            258035.51        80.00                                  0.250                   0.0160       0.359
6647546            299771.72        78.35                                  0.250                   0.0160       0.359
6647554            596545.73        69.42                                  0.250                   0.0160       0.359
6647603             304268.3        61.52                                  0.250                   0.0160       0.359
6647772            233626.34        58.65                                  0.250                   0.0160       0.484
6648360              300000         71.43                                  0.250                   0.0160       0.359
6649825            402086.09        41.92                                  0.250                   0.0160       0.234
6650319            309764.12        59.50                                  0.250                   0.0160       0.359
6650525             55461.81        51.39                                  0.250                   0.0160       0.859
6650693            303568.83        70.00                                  0.250                   0.0160       0.359
6650869            999239.08        59.52                                  0.250                   0.0160       0.359
6651625            940283.98        55.35                                  0.250                   0.0160       0.359
6652337            424676.61        68.00                                  0.250                   0.0160       0.359
6652639            384906.89        80.00                                  0.250                   0.0160       0.359
6652716            270898.81        72.29                                  0.250                   0.0160       0.484
6653593            278232.78        79.99                                  0.250                   0.0160       0.234
6653740             58757.45        73.87                                  0.250                   0.0160       0.609
6654041              330000         72.53                                  0.250                   0.0160       0.359
6654270              248000         80.00                                  0.250                   0.0160       0.359
6654626            317758.02        75.00                                  0.250                   0.0160       0.359
6654755            230229.01        76.80                                  0.250                   0.0160       0.484
6655033            269799.62        76.06                                  0.250                   0.0160       0.484
6655154            292782.55        78.76                                  0.250                   0.0160       0.484
6656325              293000         63.70                                  0.250                   0.0160       0.609
6657199            293776.29        70.00                                  0.250                   0.0160       0.359
6657467            434640.35        62.59                                  0.250                   0.0160       0.359
6657477            305636.96        74.63                                  0.250                   0.0160       0.234
6657554            310315.64        74.83                                  0.250                   0.0160       0.109
6657760            287925.22        76.84                                  0.250                   0.0160       0.234
6657931            262295.23        75.00                                  0.250                   0.0160       0.234
6657990            261790.49        69.68                                  0.250                   0.0160       0.109
6658115             289873.7        55.26                                  0.250                   0.0160       0.234
6658446             260796.4        77.45                                  0.250                   0.0160       0.234
6658802            329736.11        75.00                                  0.250                   0.0160       0.109
6658901            248700.95        95.00                      11          0.250                   0.0160       0.109
6659781              240000         75.00                                  0.250                   0.0160       0.609
6660104              515000         60.59                                  0.250                   0.0160       0.484
6660132            245803.28        80.00                                  0.250                   0.0160       0.109
6661953            241401.96        80.00                                  0.250                   0.0160       0.000
6662095           $337,249.53       75.00                                  0.250                   0.0160       0.484
6662164           $376,600.00       70.00                                  0.250                   0.0160       0.234
6662250            290079.11        84.14                       1          0.250                   0.0160       0.359
6662489              285803         45.73                                  0.250                   0.0160       0.859
6662499            301797.36        79.47                                  0.250                   0.0160       0.984
6662968              325000         72.22                                  0.250                   0.0160       0.234
6663582            364215.66        90.00                       6          0.250                   0.0160       0.234
6663760            256809.27        87.12                      33          0.250                   0.0160       0.484
6664421            343331.96        73.58                                  0.250                   0.0160       0.234
6665059             342656.9        66.93                                  0.250                   0.0160       0.234
6665169            264793.27        74.44                                  0.250                   0.0160       0.234
6665207            379717.98        80.00                                  0.250                   0.0160       0.484
6665534             288780.1        74.10                                  0.250                   0.0160       0.359
6666273            309769.94        79.49                                  0.250                   0.0160       0.484
6666627            161673.78        61.42                                  0.250                   0.0160       0.234
6667704            299777.36        48.00                                  0.250                   0.0160       0.484
6668421            270128.39        71.14                                  0.250                   0.0160       0.000
6669743            234834.14        77.05                                  0.250                   0.0160       0.734
6669839            239622.03        84.14                      33          0.250                   0.0160       0.484
6670924            292066.25        89.99                      11          0.250                   0.0160       0.109
6670941              268200         69.84                                  0.250                   0.0160       0.359
6675031              267000         86.97                       6          0.250                   0.0160       0.000
6675367            256349.87        79.99                                  0.250                   0.0160       0.234
6677770             283783.9        73.96                                  0.250                   0.0160       0.359
6678749            349752.98        64.81                                  0.250                   0.0160       0.734
6680309            479643.77        80.00                                  0.250                   0.0160       0.484
6680515            239436.67        79.87                                  0.250                   0.0160       0.359
6682568            283375.54        80.00                                  0.250                   0.0160       0.484
6682648              348000         68.24                                  0.250                   0.0160       0.234
6682722            270783.28        64.52                                  0.250                   0.0160       0.109
6683150            310251.69        65.78                                  0.250                   0.0160       0.109
6683465              296400         95.00                      33          0.250                   0.0160       0.359
6684730            329755.09        75.00                                  0.250                   0.0160       0.484
6684778            876880.67        63.04                                  0.250                   0.0160       0.734
6689769              84000          60.00                                  0.250                   0.0160       1.109
6690134              377100         90.00                      17          0.250                   0.0160       0.609
6690916              82400          63.38                                  0.250                   0.0160       0.984
6693457            399724.72        49.38                                  0.250                   0.0160       0.859
6702990              342500         45.67                                  0.250                   0.0160       0.609
6730222              237276         59.32                                  0.250                   0.0160       0.609

                 $301,372,876.92



COUNT:      984
WAC:          7.566914572
WAM:        357.5453167
WALTV:       74.38268238

                                   EXHIBIT F-3


            [Schedule of Mortgage Loans Serviced by Norwest Mortgage
                 from locations other than Frederick, Maryland]


NASCOR
NMI / 1998-06  Exhibit F-3 (Part A)
30 YEAR FIXED RATE NON RELOCATION LOANS




                                                                                       NET
MORTGAGE                                                                MORTGAGE     MORTGAGE     CURRENT      ORIGINAL    SCHEDULED
LOAN                                              ZIP       PROPERTY    INTEREST     INTEREST     MONTHLY      TERM TO      MATURITY
NUMBER               CITY            STATE       CODE         TYPE        RATE         RATE       PAYMENT      MATURITY       DATE
------               ----            -----       ----         ----        ----         ----       -------      --------       ----

4645842           SANTA ROSA          CA         95405        SFD         7.500       6.750      $1,817.96       360        1-Sep-27
4658218             WAYZATA           MN         55391        SFD         7.625       6.750      $2,625.92       360        1-Jan-28
4665183            SANTA FE           NM         87501        SFD         8.000       6.750      $1,871.10       360        1-Oct-27
4667090            PARK CITY          UT         84060        SFD         7.875       6.750      $1,993.94       360        1-Jan-28
4667577            GUILFORD           CT         06437        SFD         7.250       6.750      $2,318.04       360        1-Jan-28
4668552             WILTON            CT         06897        SFD         7.625       6.750      $1,939.36       360        1-Jan-28
4668842           ALPHARETTA          GA         30202        SFD         7.625       6.750      $3,121.37       360        1-Nov-27
4672384            PAPILLION          NE         68046        SFD         7.625       6.750      $2,162.66       360        1-Dec-27
4677186              OMAHA            NE         68132        SFD         7.625       6.750      $1,811.95       360        1-Jan-28
4677395            LITTLETON          CO         80121        SFD         7.625       6.750      $3,935.33       360        1-Nov-27
4677405             TUCSON            AZ         85745        SFD         7.125       6.750      $2,576.98       360        1-Nov-27
4677426           COLLEYVILLE         TX         76034        SFD         7.500       6.750      $2,265.46       360        1-Nov-27
4677448            KENNESAW           GA         30144        SFD         7.500       6.750      $3,496.08       360        1-Jan-28
4677453            GREENWOOD          MN         55331        SFD         7.500       6.750      $2,153.59       360        1-Jan-28
4677773            PAPILLION          NE         68046        SFD         7.625       6.750      $4,122.90       360        1-Jan-28
4678195             VIENNA            VA         22182        SFD         7.500       6.750      $2,181.55       360        1-Nov-27
4678197           CINCINNATI          OH         45249        SFD         7.750       6.750      $1,564.65       360        1-Nov-27
4680024             NEEDHAM           MA         02194        SFD         7.750       6.750      $1,737.30       360        1-Nov-27
4680759           SCHAUMBURG          IL         60194        SFD         7.875       6.750      $1,705.27       360        1-Nov-27
4681246             ASHLAND           MA         01721        SFD         7.875       6.750      $2,102.71       360        1-Nov-27
4681282             ATLANTA           GA         30327        SFD         7.875       6.750      $2,048.33       360        1-Nov-27
4681511             NEWTON            MA         02160        SFD         7.500       6.750      $2,789.87       360        1-Nov-27
4682562             DUBLIN            OH         43017        SFD         7.625       6.750      $2,088.00       360        1-Dec-27
4682577            DUNWOODY           GA         30350        SFD         7.625       6.750      $1,734.10       360        1-Nov-27
4682980             ASHLAND           VA         23005        SFD         8.250       6.750      $2,306.39       360        1-Nov-27
4683869           STILLWATER          MN         55082        SFD         7.875       6.750      $1,812.68       360        1-Oct-27
4683920          EDEN PRAIRIE         MN         55347        SFD         7.250       6.750      $2,455.84       360        1-Dec-27
4685378             ATLANTA           GA         30319        SFD         8.000       6.750      $1,995.84       360        1-Nov-27
4685744         WEST LAFAYETTE        IN         47906        SFD         7.750       6.750      $1,912.83       360        1-Feb-28
4686246             MILFORD           MI         48380        SFD         7.875       6.750      $2,146.21       360        1-Feb-28
4686909             HOUSTON           TX         77024        SFD         7.375       6.750      $2,072.03       360        1-Nov-27
4686938            LITTLETON          CO         80124        SFD         7.875       6.750      $2,204.22       360        1-Nov-27
4686973          THOUSAND OAKS        CA         91362        SFD         7.500       6.750      $1,957.81       360        1-Nov-27
4686979            SAN JOSE           CA         95148        SFD         7.875       6.750      $1,858.36       360        1-Nov-27
4687474             TIGARD            OR         97224        SFD         7.500       6.750      $1,713.08       360        1-Nov-27
4687813             GOLDEN            CO         80403        SFD         7.875       6.750      $1,879.38       360        1-Nov-27
4687849           TAHOE CITY          CA         96145        SFD         7.500       6.750      $1,929.84       360        1-Dec-27
4688303              OMAHA            NE         68124        SFD         7.750       6.750      $1,787.45       360        1-Jan-28
4689086              OMAHA            NE         68132        SFD         7.625       6.750      $1,911.04       360        1-Jan-28
4689492            ROSELAND           NJ         07008        LCO         7.750       6.750      $2,258.14       360        1-Nov-27
4689551             JACKSON           MS         39206        LCO         7.625       6.750      $1,847.35       360        1-Nov-27
4689658              TAMPA            FL         33606        SFD         7.625       6.750      $2,831.17       360        1-Dec-27
4689754          STEWARTSVILLE        NJ         08886        SFD         7.750       6.750      $1,992.35       360        1-Nov-27
4689769             DENVER            CO         80231        SFD         7.750       6.750      $2,254.55       360        1-Dec-27
4689778          ARROYO GRANDE        CA         93420        SFD         8.125       6.750      $2,524.50       360        1-Nov-27
4689794            CHARLOTTE          NC         28209        SFD         7.750       6.750      $1,988.04       360        1-Nov-27
4689856          SAN FRANCISCO        CA         94131        SFD         8.500       6.750      $1,768.51       360        1-Nov-27
4689860         SEABROOK ISLAND       SC         29455        SFD         7.500       6.750      $2,447.25       360        1-Nov-27
4689883            FLOURTOWN          PA         19031        SFD         6.875       6.609      $1,609.47       360        1-Nov-27
4690068             ELKHORN           NE         68022        SFD         7.500       6.750      $1,650.15       360        1-Jan-28
4690146            WESTPORT           CT         06880        SFD         7.500       6.750      $4,544.90       360        1-Dec-27
4690213             EDMONDS           WA         98026        SFD         7.750       6.750      $3,596.39       360        1-Dec-27
4690521            FRANKLIN           TN         37064        SFD         7.375       6.750      $1,567.84       360        1-Nov-27
4690553           GREENSBORO          GA         30642        SFD         7.500       6.750      $1,941.02       360        1-Nov-27
4690903              OMAHA            NE         68144        SFD         7.875       6.750      $3,117.80       360        1-Feb-28
4691274            MELBOURNE          FL         32940        SFD         7.875       6.750      $2,610.25       360        1-Feb-28
4697680           GAINESVILLE         GA         30504        SFD         7.375       6.750      $2,037.49       360        1-Jan-28



COUNT:                57
WAC:              7.65306222
WAM:              356.7758219
WALTV:            73.28543911



                          CUT-OFF
MORTGAGE                    DATE                                   MORTGAGE             T.O.P.   MASTER     FIXED
LOAN                     PRINCIPAL                                INSURANCE   SERVICE  MORTGAGE  SERVICE   RETAINED
NUMBER                    BALANCE             LTV        SUBSIDY     CODE       FEE      LOAN      FEE      YIELD
------                    -------             ---        -------     ----       ---      ----      ---      -----

4645842                 $258,823.99          65.00                             0.250             0.0160     0.484
4658218                 $370,461.25          78.11                             0.250             0.0160     0.609
4665183                 $254,133.02          75.00                             0.250             0.0160     0.984
4667090                 $274,535.98          54.00                             0.250             0.0160     0.859
4667577                 $339,268.24          83.90                    11       0.250             0.0160     0.234
4668552                 $273,602.10          58.67                             0.250             0.0160     0.609
4668842                 $439,711.05          89.63                    12       0.250             0.0160     0.609
4672384                 $304,882.35          89.87                    13       0.250             0.0160     0.609
4677186                 $255,628.26          80.00                             0.250             0.0160     0.609
4677395                 $554,374.95          63.54                             0.250             0.0160     0.609
4677405                 $381,265.51          90.00                    06       0.250             0.0160     0.109
4677426                 $323,029.10          78.07                             0.250             0.0160     0.484
4677448                 $499,255.52          69.93                             0.250             0.0160     0.484
4677453                 $307,541.39          77.00                             0.250             0.0160     0.484
4677773                 $581,654.12          73.98                             0.250             0.0160     0.609
4678195                 $311,065.08          80.00                             0.250             0.0160     0.484
4678197                 $217,777.39          78.00                             0.250             0.0160     0.734
4680024                 $241,808.73          78.23                             0.250             0.0160     0.734
4680759                 $234,533.17          89.77                             0.250             0.0160     0.859
4681246                 $289,193.78          79.89                             0.250             0.0160     0.859
4681282                 $281,714.62          67.26                             0.250             0.0160     0.859
4681511                 $397,804.37          68.56                             0.250             0.0160     0.484
4682562                 $293,147.72          76.62                             0.250             0.0160     0.609
4682577                 $244,283.89          64.81                             0.250             0.0160     0.609
4682980                 $306,208.83          82.54                    06       0.250             0.0160     1.234
4683869                 $249,128.37          51.33                             0.250             0.0160     0.859
4683920                 $359,107.95          59.60                             0.250             0.0160     0.234
4685378                 $271,262.64          72.53                             0.250             0.0160     0.984
4685744                 $266,811.54          75.85                             0.250             0.0160     0.734
4686246                 $295,796.29          59.68                             0.250             0.0160     0.859
4686909                 $299,078.44          60.00                             0.250             0.0160     0.359
4686938                 $303,154.84          80.00                             0.250             0.0160     0.859
4686973                 $279,160.93          56.00                             0.250             0.0160     0.484
4686979                 $255,587.46          78.86                             0.250             0.0160     0.859
4687474                 $244,265.83          68.06                             0.250             0.0160     0.484
4687813                 $258,479.43          84.98                    12       0.250             0.0160     0.859
4687849                 $275,381.63          80.00                             0.250             0.0160     0.484
4688303                 $249,146.67          62.38                             0.250             0.0160     0.734
4689086                 $269,607.93          75.00                             0.250             0.0160     0.609
4689492                 $314,301.45          80.00                             0.250             0.0160     0.734
4689551                 $260,035.85          82.86                    01       0.250             0.0160     0.609
4689658                 $399,125.97          50.63                             0.250             0.0160     0.609
4689754                 $277,307.09          90.00                    12       0.250             0.0160     0.734
4689769                 $314,007.56          80.00                             0.250             0.0160     0.734
4689778                 $339,101.25          75.56                             0.250             0.0160     1.109
4689794                 $276,708.97          75.00                             0.250             0.0160     0.734
4689856                 $229,436.68          83.94                    06       0.250             0.0160     1.484
4689860                 $348,827.33          70.00                             0.250             0.0160     0.484
4689883                 $244,169.61          79.87                             0.250             0.0160     0.000
4690068                 $235,648.61          80.00                             0.250             0.0160     0.484
4690146                 $648,543.76          74.29                             0.250             0.0160     0.484
4690213                 $500,930.20          77.23                             0.250             0.0160     0.734
4690521                 $226,302.65          58.96                             0.250             0.0160     0.359
4690553                 $276,768.16          80.00                             0.250             0.0160     0.484
4690903                 $429,704.08          65.65                             0.250             0.0160     0.859
4691274                 $359,752.25          60.00                             0.250             0.0160     0.859
4697680                 $294,549.68          65.56                             0.250             0.0160     0.359

                       $18,086,895.51


COUNT:                57
WAC:              7.65306222
WAM:              356.7758219
WALTV:            73.28543911

NASCOR
NMI / 1998-06 Exhibit F-3 (Part B)
30 YEAR FIXED RATE NON RELOCATION  LOANS





MORTGAGE                                                   NMI
LOAN                                                       LOAN
NUMBER                     SERVICER                       SELLER
------                     --------                       ------

4667090        AMERICA FIRST CREDIT UNION       AMERICA FIRST CREDIT UNION
4672384        FARMERS STATE BANK & TRUST       FARMERS STATE BANK & TRUST
4677186        FARMERS STATE BANK & TRUST       FARMERS STATE BANK & TRUST
4677773        FARMERS STATE BANK & TRUST       FARMERS STATE BANK & TRUST
4688303        FARMERS STATE BANK & TRUST       FARMERS STATE BANK & TRUST
4689086        FARMERS STATE BANK & TRUST       FARMERS STATE BANK & TRUST
4690068        FARMERS STATE BANK & TRUST       FARMERS STATE BANK & TRUST
4690903        FARMERS STATE BANK & TRUST       FARMERS STATE BANK & TRUST
4658218        FIRST BANK NATIONAL ASSOC.       FIRST BANK NATIONAL ASSOC.
4677453        FIRST BANK NATIONAL ASSOC.       FIRST BANK NATIONAL ASSOC.
4683869        FIRST BANK NATIONAL ASSOC.       FIRST BANK NATIONAL ASSOC.
4683920        FIRST BANK NATIONAL ASSOC.       FIRST BANK NATIONAL ASSOC.
4665183        FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4668842        FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4686909        FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4686938        FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4686973        FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4686979        FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4687474        FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4687813        FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4687849        FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4689492        FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4689551        FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4689754        FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4689769        FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4689778        FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4689794        FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4689856        FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4689860        FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4689883        FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4690146        FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4690213        FIRST UNION MORTGAGE CORP.       FIRST UNION MORTGAGE CORP.
4645842        FT MORTGAGE COMPANIES            FT MORTGAGE COMPANIES
4677448        HUNTINGTON MORTGAGE COMPAN       HUNTINGTON MORTGAGE COMPAN
4685744        HUNTINGTON MORTGAGE COMPAN       HUNTINGTON MORTGAGE COMPAN
4686246        HUNTINGTON MORTGAGE COMPAN       HUNTINGTON MORTGAGE COMPAN
4691274        HUNTINGTON MORTGAGE COMPAN       HUNTINGTON MORTGAGE COMPAN
4677395        NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4677405        NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4677426        NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4678195        NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4678197        NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4680024        NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4680759        NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4681246        NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4681282        NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4681511        NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4682562        NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4682577        NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4682980        NATIONAL CITY MORTGAGE C         NATIONAL CITY MORTGAGE C
4667577        PEOPLE'S BANK                    PEOPLE'S BANK
4668552        PEOPLE'S BANK                    PEOPLE'S BANK
4685378        SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4689658        SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4690521        SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4690553        SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.
4697680        SUNTRUST MORTGAGE, INC.          SUNTRUST MORTGAGE, INC.

COUNT:      57
WAC:         7.65306222
WAM:       356.7758219
WALTV:      73.28543911

                                   EXHIBIT F-3


            [Schedule of Mortgage Loans Serviced by Other Servicers]

                                    EXHIBIT G


                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)


         Loan Information

         Name of Mortgagor:                  _____________________________

         Servicer
         Loan No.:                           _____________________________

Custodian/Trust Administrator

         Name:                               _____________________________

         Address:                            _____________________________

                                             -----------------------------
         Custodian/Trust Administrator
         Mortgage File No.:                  _____________________________

Seller

         Name:                               _____________________________

         Address:                            _____________________________

                                             -----------------------------

         Certificates:                       Mortgage Pass-Through Certificates,
                                             Series 1998-6


                  The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 1998-6, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of March 30, 1998 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and United States Trust Company of New York, as Trustee.

(  )     Promissory  Note  dated  ______________,  199__,  in the  original principal  sum of  $___________,  made by ____________________, payable to, or endorsed to the order of, the Trustee.

(  )     Mortgage recorded on  _____________________  as instrument no.
          ______________ in the County Recorder's Office of the County of
          _____________,State of _______________________ in  book/reel/docket
          ____________________ of official records at page/image ____________.

(  )     Deed of Trust recorded on ____________________  as instrument no.
          _________________  in the  County  Recorder's  Office of the County of
          ___________________,  State of  _________________  in book/reel/docket
          ____________________ of official records at page/image ____________.

(  )     Assignment  of  Mortgage  or Deed of Trust to the  Trustee,  recorded on  ______________________________ as instrument no. ______________ in the County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ------------.

(  )     Other  documents,  including  any  amendments,  assignments  or other assumptions of the Mortgage Note or Mortgage.

         (  )  ---------------------------------------------

         (  )  ---------------------------------------------

         (  )  ---------------------------------------------

         (  )  ---------------------------------------------

         The undersigned Master Servicer hereby acknowledges and agrees as follows:

                  (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                  (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                  (3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

                  (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Administrator, on behalf of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                       NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION

                                       By:  __________________________

                                       Title: ________________________
Date: ________________, 19__

                                    EXHIBIT H

                                            AFFIDAVIT   PURSUANT  TO  SECTION
                                            860E(e)(4)  OF THE INTERNAL  REVENUE
                                            CODE OF 1986,  AS  AMENDED,  AND FOR
                                            NON-ERISA INVESTORS

STATE OF           )
                   ) ss:
COUNTY OF          )

     [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is [ ].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-6, Class [A-R][A-LR] Certificate (the "Class [A-R][A-LR] Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section
521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan subject to the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Code Section 4975 or any governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

     4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [A-R][A-LR] Certificate as they become due.

     5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [A-R][A-LR] Certificate in excess of cash flows generated by the Class [A-R][A-LR] Certificate.

     6. That the Purchaser will not transfer the Class [A-R][A-LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class [A-R][A-LR] Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class [A-R][A-LR] Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class [A-R][A-LR] Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [A-R][A-LR] Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

     9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the [Upper-Tier REMIC][Lower-Tier REMIC] pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.

                                       [NAME OF PURCHASER]


                                       By:__________________________
                                       [Name of Officer]
                                       [Title of Officer]


                  Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


                  Subscribed and sworn before me this __ day of       , 19 __.

-----------------------------
NOTARY PUBLIC

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I





            [Letter from Transferor of Class [A-R][A-LR] Certificate]





                                     [Date]




First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

                  Re:      Norwest Asset Securities Corporation,
                           Series 1998-6, Class [A-R][A-LR]

Ladies and Gentlemen:
                  [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.
                                       Very truly yours,
                                       [Transferor]

                                       ----------------------

                                    EXHIBIT J





                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1998-6
                    CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES


                               TRANSFEREE'S LETTER



                                       ----------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-6, Class [A-PO][B-4][B-5][B-6] Certificates (the "Class [A-PO][B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of March 30, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-6.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

                  (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-PO][B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

                  (b) The Purchaser is acquiring the Class [A-PO][B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

                  [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

                  [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

                  (d)  The  Purchaser  confirms  that  (a) it has  received  and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [A-PO][B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [A-PO][B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-PO][B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [A-PO][B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [A-PO][B-4][B-5][B-6] Certificates.

                  (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or
         Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12,
         1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

                  (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates is in compliance therewith.

                  Section   3. Transfer of Class  [A-PO][B-4][B-5][B-6]
         Certificates.

                  (a) The Purchaser understands that the Class [A-PO][B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-PO][B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [A-PO][B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  (b) No transfer of a Class [A-PO][B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

                  (c)   The    Purchaser    acknowledges    that    its    Class
         [A-PO][B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                       [PURCHASER]



                                       By:  ______________________________

                                       Its:  ______________________________

                                    EXHIBIT K






                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1998-6
                   CLASS [A-16][B-1] [B-2] [B-3] CERTIFICATES


                               TRANSFEREE'S LETTER




                                          ---------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-6, Class [A-16][B-1][B-2][B-3] Certificates (the "Class [A-16][B-1][B-2][B-3]
Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of March 30, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-6.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

                  Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or
         Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [A-16][B-1] [B-2] [B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [A-16][B-1][B-2][B-3] Certificate are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                       [PURCHASER]



                                       By:  _____________________________

                                       Its: _____________________________

                                       [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS


                 First Union Mortgage Corp. Servicing Agreement

                 National City Mortgage Co. Servicing Agreement

                    FT Mortgage Companies Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

               First Bank National Association Servicing Agreement

                   Suntrust Mortgage Inc. Servicing Agreement

                Farmers State Bank and Trust Servicing Agreement

                        People's Bank Servicing Agreement

                 America First Credit Union Servicing Agreement

                   Norwest Mortgage, Inc. Servicing Agreement

                                    EXHIBIT M
                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

         This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

     is the holder of the entire interest in Norwest Asset SecuritiesCorporation Mortgage Pass-Through Certificates, Series 1998-6, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of March 30, 1998 among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

     intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

         In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

         In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:



                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01 Defined Terms

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

     Collateral  Fund: The fund  established and maintained  pursuant to Section
3.01 hereof.

     Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least P-1 by Moody's Investors Service, Inc. ("Moody's") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least Aa2 by Moody's or AA by S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least P-1 by Moody's or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Moody's or S&P and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

     Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

     Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

     Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

     Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

     Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

     Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

     Section 1.02 Definitions Incorporated by Reference

     All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.



                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

     Section 2.01 Reports and Notices

     (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

                           (i) Within five Business Days after each Distribution
         Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are
         (A) thirty days, (B) sixty days, (C) ninety days or more  delinquent or
         (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

                           (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

                  (b) If requested by the Purchaser, the Company shall cause the
Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

                  (c) In addition to the foregoing,  the Company shall cause the
Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof;
provided,   that  the  related  Servicer  shall  only  be  required  to  provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

     Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

                  (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01 (a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

                  (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

                  (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

                  (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

                  (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

                  (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

                  (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

         Section 2.03 Purchaser's Election to Commence Foreclosure Proceedings

                  (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

                  (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to Section 3.01.

                  (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

                  (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

         Section 2.04 Termination

                  (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

                  (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.



                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

     Section 3.01. Collateral Fund

                  Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-6. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

                  Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

     Section 3.02. Collateral Fund Permitted Investments.

                  The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

                  All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

     Section 3.03. Grant of Security Interest

                  The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

                  The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

     Section 3.04. Collateral Shortfalls.

                  In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.



                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS


     Section 4.01. Amendment.

                  This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

     Section 4.02. Counterparts.

                  This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.03. Governing Law.

                  This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 4.04. Notices.

                  All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

                  (a)      in the case of the Company,

                           Norwest Bank Minnesota, National Association
                           7485 New Horizon Way
                           Frederick, MD  21703

                           Attention:       Vice President, Master Servicing
                           Phone:           301-696-7800
                           Fax:             301-815-6365


                  (b)      in the case of the Purchaser,





                           Attention:


     Section 4.05. Severability of Provisions.

                  If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 4.06. Successors and Assigns.

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

     Section 4.07. Article and Section Headings.

                  The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 4.08. Confidentiality.

                  The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

                  Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

     Section 4.09. Indemnification.

                  The  Purchaser  agrees  to  indemnify  and hold  harmless  the
Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

                  IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       Norwest Bank Minnesota, National
                                       Association


                                       By:
                                       Name:
                                       Title:





                                       By:
                                       Name:
                                        Title:   ________________________